Exhibit 10.2

Execution Version

AMENDMENT NO. 4

AMENDMENT NO. 4 (this “Agreement”), dated as of June 23, 2026, to the ABL Credit Agreement, dated as of June 18, 2019 (as amended on August 27, 2021, as amended on January 26, 2023, as amended on April 1, 2025, and otherwise as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CHEWY, INC., a Delaware corporation (the “Borrower”), the LENDERS party thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, including any successor thereto, the “Agent”) and as Collateral Agent, and the other agents and arrangers party thereto.

RECITALS:

WHEREAS, the Borrower has requested that pursuant to Section 9.02 of the Credit Agreement, the Credit Agreement be amended to extend the Maturity Date with respect to the existing Revolving Commitments and the related Revolving Loans thereunder under the Credit Agreement in effect and outstanding immediately prior to the Amendment No. 4 Effective Date (as so amended, the “Amended Credit Agreement”).

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall, from the Amendment No. 4 Effective Date, refer to the Amended Credit Agreement.

SECTION 2. Amendments to Credit Agreement.

(a) In accordance with Section 9.02(b) of the Credit Agreement and effective as of the Amendment No. 4 Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ and ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text and double-underlined text) as set forth in the document attached as Annex A hereto.

(b) Schedule 2.01 of the Credit Agreement is amended and replaced in its entirety with Schedule 2.01 attached hereto.

SECTION 3. Conditions to the Amendment No. 4 Effective Date. This Agreement (other than this Section 3, which shall be effective on the date hereof) shall become effective as of the date on which the following conditions are satisfied (or waived by the applicable parties) (such date, the “Amendment No. 4 Effective Date”):

(a) The Agent (or its counsel) shall have received from the Borrower and each Lender (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Agent (or its counsel) shall have received a written opinion (addressed to the Agent and the Lenders and dated as of the Amendment No. 4 Effective Date) of Kirkland & Ellis, LLP, as special counsel to the Borrower, in form and substance reasonably satisfactory to the Agent. Each applicable party hereby requests such counsel deliver such opinion.

(c) The Agent shall have received a certificate of the Borrower, dated as of the Amendment No. 4 Effective Date, substantially in the same form as delivered to the Agent on the Effective Date or otherwise in form and substance reasonably satisfactory to the Agent, executed by any Responsible Officer of the Borrower, and including or attaching the documents referred to in paragraph (d) of this Section.

(d) The Agent (or its counsel) shall have received a copy of (i) each Organizational Document of the Borrower, in each case certified, to the extent applicable, as of a recent date by the applicable Governmental Authority (or as of the Amendment No. 4 Effective Date, each such document or agreement referred to in the foregoing clause (i) remains in full force and effect in the form attached to the relevant officer’s certificate last provided to the Agent and has not been further amended, modified or repealed as of the Amendment No. 4 Effective Date), (ii) signature and incumbency certificates of the Responsible Officers of the Borrower (or certifying that the names, titles and signatures of the Responsible Officers for the Borrower listed in the relevant officer’s certificate last provided to the Agent have not been amended and remain true and correct), (iii) resolutions of the Board of Directors and/or analogous governing bodies of the Borrower approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Amendment No. 4 Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept exists and it is customary to provide a good standing certificate in such jurisdiction) from the applicable Governmental Authority of the Borrower’s jurisdiction of incorporation, organization or formation.

(e) [Reserved]

(f) On the Amendment No. 4 Effective Date, the representations and warranties of the Borrower set forth in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the Amendment No. 4 Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(g) On the Amendment No. 4 Effective Date, no Default or Event of Default shall have occurred and be continuing.

(h) The Agent shall have received all fees and other amounts previously agreed in writing by any Amendment No. 4 Lead Arranger and/or the Agent and the Borrower to be due and payable on or prior to the Amendment No. 4 Effective Date, including, solely to the extent invoiced at least three (3) Business Days prior to the Amendment No. 4 Effective Date (except as otherwise agreed by the Borrower in its sole discretion), reimbursement or payment of all documents and invoiced out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

The Agent shall notify the Borrower and the Lenders of the Amendment No. 4 Effective Date, and such notice shall be conclusive and binding.

SECTION 4 Reaffirmation of Guarantees and Security Interests. As of the Amendment No. 4 Effective Date, the Borrower, on its own behalf and on behalf of each other Loan Party, hereby acknowledges its receipt of a copy of this Agreement and its review of terms and conditions hereof and consents to the terms and conditions of this Agreement and the transactions contemplated hereby. As of the Amendment No. 4 Effective Date, the Borrower, on its own behalf and on behalf of each other Loan Party, hereby (a) affirms and confirms the guarantees, pledges, grants and other undertakings under the Amended Credit Agreement and the other Loan Documents of the Borrower, and (b) agrees that (i) each Loan Document shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.

SECTION 5 Governing Law.

(a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) The jurisdiction, venue, service of process and waiver of jury trial provisions in Sections 9.09(b), 9.09(c), 9.09(d) and 9.10 of the Credit Agreement are hereby incorporated by reference into this Agreement and shall apply, mutatis mutandis, to this Agreement.

SECTION 6. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 7. Miscellaneous.

(a) Loan Document. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The provisions of this Agreement are deemed incorporated into the Credit Agreement as if fully set forth therein.

(b) Entire Agreement. This Agreement, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

(c) Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(d) Headings. Headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting this Agreement.

(e) Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend, novate or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CHEWY INC., as the Borrower

By:	/s/ Christopher S. Deppe
Name: Christopher S. Deppe
Title: Chief Financial Officer

[Signature Page – Amendment No. 4 to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Jai Alexander
Name: Jai Alexander
Title: Executive Director

[Signature Page – Amendment No. 4 to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an Issuing Bank

By:	/s/ Jai Alexander
Name: Jai Alexander
Title: Executive Director

[Signature Page – Amendment No. 4 to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender and an Issuing Bank

By:	/s/ David Antoine
Name: David Antoine
Title: Authorized Officer

[Signature Page – Amendment No. 4 to Credit Agreement]

CITIBANK, N.A., as a Lender and an Issuing Bank

By:	/s/ Michelle Pratt
Name: Michelle Pratt
Title: Vice President & Director

[Signature Page – Amendment No. 4 to Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page – Amendment No. 4 to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ David Adler
Name: David Adler
Title: Vice President

[Signature Page – Amendment No. 4 to Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Christopher M. Aitkin
Name: Christopher M. Aitkin
Title: Director

[Signature Page – Amendment No. 4 to Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Anna Bernat
Name: Anna Bernat
Title: Attorney-in-Fact

[Signature Page – Amendment No. 4 to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page – Amendment No. 4 to Credit Agreement]

Schedule 2.01

Commitments

Revolving Lender	Revolving Commitment
Wells Fargo Bank, National Association	$225,000,000
JPMorgan Chase Bank, N.A.	$200,000,000
Citibank, N.A.	$100,000,000
Morgan Stanley Bank, N.A.	$80,000,000
Bank of America, N.A.	$75,000,000
Barclays Bank PLC	$50,000,000
Royal Bank of Canada	$50,000,000
Morgan Stanley Senior Funding, Inc.	$20,000,000

Total:	$800,000,000

ANNEX A

Conformed through Amendment No. ~~3~~4

ABL CREDIT AGREEMENT

dated as of

June 18, 2019,

as amended by that certain Amendment No. 1, dated as of August 27, 2021,

as amended by that certain Amendment No. 2, dated as of January 26, 2023,

~~and~~ as ~~further~~ amended by that certain Amendment No. 3, dated as of April 1, 2025,

and as further amended by that certain Amendment No. 4, dated as of June 23, 2026 among

CHEWY, INC.,

as the Borrower,

the Lenders from time to time party hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and

CITIBANK, N.A.,

as Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

SECTION 1.01	Defined Terms	~~1~~5
SECTION 1.02	Classification of Loans and Borrowings	~~58~~67
SECTION 1.03	Terms Generally	~~58~~67
SECTION 1.04	Accounting Terms; GAAP	~~59~~68
SECTION 1.05	Effectuation of Transactions	~~59~~68
SECTION 1.06	Currency Translation; Rates	~~59~~69
SECTION 1.07	Letters of Credit	~~61~~70
SECTION 1.08	Limited Condition Acquisitions and Pro Forma Calculations	~~61~~70
SECTION 1.09	Divisions	~~64~~73

ARTICLE II

THE CREDITS

SECTION 2.01	Commitments	~~64~~73
SECTION 2.02	Loans and Borrowings	~~64~~73
SECTION 2.03	Requests for Borrowings	~~65~~74
SECTION 2.04	Funding of Borrowings	~~65~~75
SECTION 2.05	Interest Elections	~~66~~76
SECTION 2.06	Termination and Reduction of Commitments	~~67~~77
SECTION 2.07	Repayment of Loans; Evidence of Debt	~~68~~78
SECTION 2.08	Protective Advances and Overadvances	~~69~~78
SECTION 2.09	Prepayment of Loans	~~70~~79
SECTION 2.10	Fees	~~71~~80
SECTION 2.11	Interest	~~72~~81
SECTION 2.12	Alternate Rate of Interest	~~73~~82
SECTION 2.13	Increased Costs	~~74~~84
SECTION 2.14	Break Funding Payments	~~76~~85
SECTION 2.15	Taxes	~~76~~85
SECTION 2.16	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~79~~89
SECTION 2.17	Mitigation Obligations; Replacement of Lenders	~~81~~90
SECTION 2.18	Increased Commitments	~~81~~91
SECTION 2.19	[Reserved]	~~83~~93
SECTION 2.20	Defaulting Lenders	~~83~~93
SECTION 2.21	Illegality	~~85~~95
SECTION 2.22	Loan Modification Offers	~~86~~95
SECTION 2.23	Swingline Loans	~~87~~96
SECTION 2.24	Letters of Credit	~~89~~99
SECTION 2.25	[Reserved]	~~95~~105
SECTION 2.26	Reserves; Change in Reserves; Decisions by Agent	~~95~~105

i

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01	Organization; Powers	~~96~~106
SECTION 3.02	Authorization; Enforceability	~~96~~106
SECTION 3.03	Governmental and Third-Party Approvals; No Conflicts	~~96~~106
SECTION 3.04	Financial Condition; No Material Adverse Effect	~~97~~106
SECTION 3.05	Properties; Insurance	~~97~~107
SECTION 3.06	Litigation and Environmental Matters	~~97~~107
SECTION 3.07	Compliance with Laws and Agreements	~~97~~107
SECTION 3.08	Investment Company Status	~~98~~107
SECTION 3.09	Taxes	~~98~~107
SECTION 3.10	ERISA	~~98~~108
SECTION 3.11	Disclosure	~~98~~108
SECTION 3.12	Subsidiaries	~~98~~108
SECTION 3.13	Intellectual Property; Licenses, Etc.	~~99~~108
SECTION 3.14	Solvency	~~99~~108
SECTION 3.15	Senior Indebtedness	~~99~~109
SECTION 3.16	Federal Reserve Regulations	~~99~~109
SECTION 3.17	Use of Proceeds	~~99~~109
SECTION 3.18	Sanctions, Anti-Corruption Laws, and Anti-Terrorism Laws	~~99~~109

ARTICLE IV

CONDITIONS

SECTION 4.01	Effective Date	~~100~~110
SECTION 4.02	Each Credit Event	~~102~~111

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01	Financial Statements and Other Information	~~103~~113
SECTION 5.02	Notices of Material Events	~~106~~115
SECTION 5.03	Information Regarding Collateral	~~106~~116
SECTION 5.04	Existence; Conduct of Business	~~106~~116
SECTION 5.05	Payment of Taxes, etc.	~~107~~116
SECTION 5.06	Maintenance of Properties	~~107~~116
SECTION 5.07	Insurance	~~107~~117
SECTION 5.08	Books and Records; Inspection and Audit Rights; Appraisals; Field Examinations	~~107~~117
SECTION 5.09	Compliance with Laws	~~108~~118
SECTION 5.10	Use of Proceeds	~~108~~118
SECTION 5.11	Additional Subsidiaries	~~108~~118
SECTION 5.12	Further Assurances	~~109~~118
SECTION 5.13	Certain Post-Closing Obligations	~~109~~119
SECTION 5.14	Designation of Subsidiaries	~~109~~119
SECTION 5.15	Change in Business	~~110~~119
SECTION 5.16	Changes in Fiscal Periods	~~110~~120
SECTION 5.17	Cash Management	~~110~~120
SECTION 5.18	Quarterly Lender Calls	~~111~~121

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01	Indebtedness; Certain Equity Securities	~~111~~121
SECTION 6.02	Liens	~~116~~126
SECTION 6.03	Fundamental Changes	~~119~~129
SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~120~~130
SECTION 6.05	Asset Sales	~~122~~132
SECTION 6.06	[Reserved]	~~124~~134
SECTION 6.07	Negative Pledge	~~124~~135
SECTION 6.08	Restricted Payments; Certain Payments of Indebtedness; Certain Amendments	~~126~~136
SECTION 6.09	Transactions with Affiliates	~~130~~140
SECTION 6.10	Fixed Charge Coverage Ratio	~~131~~141

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01	Events of Default	~~131~~141
SECTION 7.02	Application of Proceeds	~~133~~144
SECTION 7.03	Cure Right	~~136~~146

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01	The Administrative Agent	~~137~~147
SECTION 8.02	Erroneous Payment	153

ARTICLE IX

MISCELLANEOUS

SECTION 9.01	Notices	~~145~~155
SECTION 9.02	Waivers; Amendments	~~147~~157
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~150~~160
SECTION 9.04	Successors and Assigns	~~151~~161
SECTION 9.05	Survival	~~155~~165
SECTION 9.06	Counterparts; Integration; Effectiveness	~~155~~165
SECTION 9.07	Severability	~~155~~166
SECTION 9.08	Right of Setoff	~~156~~166
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process; Process Agent	~~156~~166
SECTION 9.10	WAIVER OF JURY TRIAL	~~156~~167
SECTION 9.11	Headings	~~157~~167
SECTION 9.12	Confidentiality	~~157~~167
SECTION 9.13	Patriot Act	~~158~~168
SECTION 9.14	Judgment Currency	~~158~~168

SECTION 9.15	Release of Liens and Guarantees	~~159~~169
SECTION 9.16	No Fiduciary Relationship	~~159~~169
SECTION 9.17	Secured Cash Management Obligations, Secured Bank Product Obligations and Secured Swap Obligations	~~159~~170
SECTION 9.18	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~160~~170
SECTION 9.19	Certain ERISA Matters	~~160~~170
SECTION 9.20	Intercreditor Agreements	~~161~~171
SECTION 9.21	Acknowledgement Regarding any Supported ~~OFCs~~QFCs	~~161~~172

SCHEDULES:

Schedule 1.01(a)	—	Excluded Subsidiaries
Schedule 1.01(b)	—	Effective Date Existing Letters of Credit
Schedule 2.01	—	Commitments
Schedule 3.12	—	Subsidiaries
Schedule 5.14	—	Certain Post-Closing Obligations
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04(f)	—	Existing Investments
Schedule 6.07	—	Existing Restrictions
Schedule 6.09	—	Existing Affiliate Transactions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Guarantee Agreement
Exhibit D	—	Form of Collateral Agreement
Exhibit E	—	Form of ABL Intercreditor Agreement
Exhibit F	—	Form of Borrowing Base Certificate
Exhibit G	—	Form of Closing Certificate
Exhibit H	—	Form of Intercompany Note
Exhibit I	—	Form of Compliance Certificate
Exhibits J-1 and J-2	—	Forms of Collateral Access Agreements
Exhibit K	—	[Reserved]
Exhibit L	—	[Reserved]
Exhibit M	—	[Reserved]
Exhibit N	—	[Reserved]
Exhibit O	—	[Reserved]
Exhibit P-1	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-2	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-3	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-4	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

ABL CREDIT AGREEMENT dated as of June 18, 2019 (as amended by Amendment No. 1 (as defined below), as amended by Amendment No. 2 (as defined below), ~~and~~ as amended by Amendment No. 3 (as defined below), and as amended by Amendment No. 4 (as defined below), this “Agreement”), among CHEWY, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent.

WHEREAS, the Borrower has requested the Lenders to extend Commitments in an initial aggregate principal amount of $500,000,000; and NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” means an ABL Intercreditor Agreement, substantially in the form of Exhibit E, among the Administrative Agent and the representatives for one or more classes of obligations to be secured relative to the Liens on the Collateral securing the Secured Obligations, with such modifications thereto as the Administrative Agent and the Borrower shall reasonably agree.

“ABL Priority Collateral” has the meaning assigned to such term in the form of ABL Intercreditor Agreement attached as Exhibit E hereto.

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. Notwithstanding any provision to the contrary in this Agreement, if at any time the rate determined pursuant to this definition is less than zero, then such rate shall be deemed to be zero.

“Accepting Lenders” shall have the meaning assigned to each term in Section 2.22(a).

“Account” as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

“Account Debtor” means any Person obligated on an Account.

“Accounting Changes” has the meaning specified in Section 1.04(d).

“Acquired EBITDA” means, with respect to any Pro Forma Entity for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Pro Forma Entity and its Subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Acquisition Transaction” means the purchase or other acquisition, by merger, amalgamation, consolidation or otherwise, by the Borrower or any Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person.

“Additional Lender” means, at any time, any bank or other financial institution (including any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of any Incremental Commitment pursuant to an Incremental Facility Amendment in accordance with Section 2.18.

“Adjustment Date” means the first calendar day of each calendar month of January, April, July and October.

“Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII. The Administrative Agent may from time to time designate one or more of its Affiliates or branches to perform the functions of the Administrative Agent in connection with Letters of Credit denominated in any Permitted Currency other than Dollars, in which case references herein to the “Administrative Agent” shall, in connection with Letters of Credit denominated in any such Permitted Currency, mean any Affiliate or branch so designated.

“Administrative Agent Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Class” has the meaning specified in Section 2.22(a).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means, individually and collectively as the context may require, the Administrative Agent, each Lead Arranger, each Joint Bookrunner, the Syndication Agent and any successors and assigns in such capacity, and “Agents” means two or more of them.

“Agreement” has the meaning provided in the preamble hereto.

“Agreement Currency” has the meaning assigned to such term in Section 9.14(b).

“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 1⁄2%, (b) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such announced rate is below zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero) and (c) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 p.m. New York City time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR

Administrator in the Term SOFR Reference Rate methodology). If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section  2.12 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.12(a)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Amendment No. 1” means that certain Amendment No. 1, dated as of August 27, 2021, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means the “Amendment No. 1 Effective Date” under and as defined in Amendment No. 1, which occurred on August 27, 2021.

“Amendment No. 2” means that certain Amendment No. 2, dated as of January 26, 2023, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means the “Amendment No. 2 Effective Date” under and as defined in Amendment No. 2, which occurred on January 26, 2023.

“Amendment No. 2 Joint Bookrunners” means Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and Citibank, N.A.

“Amendment No. 2 Lead Arrangers” means Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and Citibank, N.A.

“Amendment No. 3” means that certain Amendment No. 3, dated as of April 1, 2025, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” means the “Amendment No. 3 Effective Date” under and as defined in Amendment No. 3, which occurred on April 1, 2025.

“Amendment No. 3 Joint Bookrunners” means Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and Citibank, N.A.

“Amendment No. 3 Lead Arrangers” means Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and Citibank, N.A.

“Amendment No. 4” means that certain Amendment No. 4, dated as of June 23, 2026, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” means the “Amendment No. 4 Effective Date” under and as defined in Amendment No. 4, which occurred on June 23, 2026.

“Amendment No. 4 Joint Bookrunners” means Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and Citibank, N.A.

“Amendment No. 4 Lead Arrangers” means Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and Citibank, N.A.

“AML Legislation” has the meaning specified in Section 9.13.

“Announcements” has the meaning specified in Section 1.06(c).

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which the Borrower or any of the Restricted Subsidiaries is located or is doing business.

“Anti-Terrorism Laws” means all applicable laws and regulations or ordinances relating to terrorism or money laundering in any jurisdiction in which the Borrower or any of the Restricted Subsidiaries is located or is doing business, including Executive Order No. 13224, the USA Patriot Act, the Bank Secrecy Act, and the Money Laundering Control Act of 1986 (i.e., 18 USC. §§ 1956 and 1957).

“Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).

“Applicable Rate” means, for any day, with respect to all Revolving Loans, the applicable rate per annum set forth below, based upon the Average Excess Availability as of the most recent Adjustment Date; provided that until the first Adjustment Date occurring after the first full fiscal quarter ended after the Effective Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 3:

Average Excess Availability	Term SOFR Rate	ABR
Category 1 Average Excess Availability less than 33.3% of the Total Maximum Borrowing Amount	1.75%	0.75%

Category 2 Average Excess Availability greater than or equal to 33.3% of the Total Maximum Borrowing Amount, but less than 66.6% of the Total Maximum Borrowing Amount	1.50%	0.50%

Category 3 Average Excess Availability greater than or equal to 66.6% of the Total Maximum Borrowing Amount	1.25%	0.25%

The Applicable Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Excess Availability in accordance with the table above; provided that (i) if an Event of Default shall have occurred and be continuing at the time any reduction in the Applicable Rate would otherwise be implemented, then no such reduction shall be implemented until the date on which such Event of Default shall no longer be continuing and (ii) if any Borrowing Base Certificate delivered pursuant to this Agreement is at any time restated or otherwise revised, or if the information set forth in any such Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Rate would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be recalculated by the Administrative Agent at such higher rate for any applicable periods and shall be due and payable within 5 Business Days of receipt of such calculation by the Borrower from the Administrative Agent and shall be payable only to the Lenders whose Commitments were outstanding during such period when the Applicable Rate should have been higher (regardless of whether such Lenders remain parties to this Agreement at the time such payment is made).

“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Electronic Communications” means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent and/or the Collateral Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement, joinder or amendment to the Security Documents and any other written communication delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and any financial statements, financial and other report, notice, request, certificate and other information materials; provided, however, that solely with respect to delivery of any such Communication by any Loan Party to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (i) any notice of borrowing, letter of credit request, notice of conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article IV or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

“Approved Electronic Platform” has the meaning assigned to such term in Section 9.01.

“Approved Foreign Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate or branch of a Lender or (c) an entity or an Affiliate or branch of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheets of the Borrower and its subsidiaries as at the end of and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries, for the fiscal years ended January 28, 2018 and February 3, 2019, including the notes thereto.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of (a) the Maturity Date of any Commitments and (b) the date of termination of such Commitments.

“Availability Reserves” means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect any impediments to the Administrative Agent’s ability to realize upon the ABL Priority Collateral included in the Borrowing Base, (b) to reflect claims and liabilities that may need to be satisfied in connection with the realization upon the Collateral consisting of ABL Priority Collateral included in the Borrowing Base or (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base.

“Available Equity Amount” as of any date means a cumulative amount equal to (without duplication):

(a) the net cash proceeds of new public or private issuances of Qualified Equity Interests in the Borrower or any parent of the Borrower which are contributed to the Borrower, plus

(b) capital contributions received by Borrower in cash or Permitted Investments (other than in respect of any Disqualified Equity Interest or constituting a Cure Amount) and the Fair Market Value of other property that is useful in the business of the Borrower and its Restricted Subsidiaries and contributed to the capital of the Borrower (including through consolidation or merger), plus

(c) the net cash proceeds received by Borrower from Indebtedness and Disqualified Equity Interest issuances issued and which have been exchanged or converted into Qualified Equity Interests; plus

(d) returns, profits, distributions and similar amounts received in cash or Permitted Investments by the Borrower and the Restricted Subsidiaries on Investments made using the Available Equity Amount (not to exceed the amount of such Investments);

in each case, which net cash proceeds, capital contributions, returns, profits, distributions and similar amounts have been received by the Borrower during the immediately preceding consecutive 90-day period and, in any event, after the Effective Date.

“Available Revolving Commitment” means, at any time, the Commitments of any Revolving Lender then in effect under the Facility minus the Revolving Exposure of such Revolving Lender under the Facility at such time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.12.

“Average Excess Availability” means, at any Adjustment Date, the average daily Excess Availability for the calendar quarter immediately preceding such Adjustment Date.

“Average Revolving Loan Utilization” means, as of any Adjustment Date, the average daily Revolving Exposure under the Facility (excluding any Revolving Exposure under the Facility resulting from any outstanding Swingline Loans) for the three-calendar month period immediately preceding such Adjustment Date (or, if less, the period from the Effective Date to such Adjustment Date), divided by the aggregate Commitments under the Facility in effect at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Accounts” means any checking or other demand deposit account, securities account, commodities account or other bank account maintained by any of the Loan Parties.

“Bank Product Obligations” means other obligations in respect of purchase card programs.

“Bank Product Reserve” means a reserve in respect of the full amount (or (a) solely with respect to Secured Bank Product Obligations owed to the Administrative Agent or any of its Affiliates or branches, such lesser amount as the Administrative Agent may elect in its sole discretion and (b) solely with respect to Secured Bank Product Obligations owed to any other Person, such lesser amount as such Person may elect in its sole discretion) of Secured Bank Product Obligations outstanding at the applicable time, as determined by the Administrative Agent.

“Basel III” means, collectively, those certain agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary banking regulatory authority.

“Benchmark” means, initially, with respect to any Term SOFR Loan denominated in Dollars, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark for Dollars, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.12.

“Benchmark Replacement” means, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in Dollars at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to the foregoing paragraph would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with both market practice and other U.S. syndicated credit facilities for similarly situated borrowers for which the Administrative Agent acts as administrative agent (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents and substantially consistent with other U.S. syndicated credit facilities for similarly situated borrowers for which the Administrative Agent acts as administrative agent).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12.

“Beneficial Ownership Certificate” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers or board of directors of such Person, (c) in the case of any partnership, the board of directors or board of managers of a general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning provided in the preamble hereto.

“Borrowing” means (a) Loans of the same Facility, Class and Type, made, converted or continued on the same date in the same currency and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect, (b) Swingline Loans or (c) Protective Advances.

“Borrowing Base” means:

(i) 85% (except as may be required by clauses (e) or (i) of the definition of “Eligible Receivables”) of the Value of Eligible Receivables of the Loan Parties, plus

(ii) 90% of the Net Orderly Liquidation Value of Eligible Inventory of the Loan Parties, plus

(iii) 90% of the face amount of Eligible Credit Card Receivables of the Loan Parties, plus

(iv) at the option of the Borrower, 100% of Qualified Cash, minus

(v) without duplication, the amount of all Reserves as the Administrative Agent may at any time and from time to time in the exercise of its Permitted Discretion establish or modify in accordance with the provisions of Section 2.26;

provided that in no event shall the aggregate amounts set forth in clauses (i) through (iii) of this definition attributable to Inventory or Receivables acquired pursuant to the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person or Equity Interests in a Person, that is not subject to a completed inventory appraisal or field examination conducted by or on behalf of the Administrative Agent exceed 10% of the Borrowing Base; provided further that in connection with any such purchase or other acquisition, the Borrower may request that the Administrative Agent undertake an inventory appraisal or field examination in respect of such acquired Inventory or Receivables and, upon such request, the Administrative Agent shall use commercially reasonable efforts to engage a third party reasonably acceptable to the Borrower to commence such inventory appraisal or field examination within 30 days.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to the definition of “Qualified Accounts”, Section 4.02(f), Section 5.01(i), Section 5.14, the final paragraph of Section 6.05 or the first proviso of Section 9.15 and adjusted by the Administrative Agent in the exercise of its Permitted Discretion and in accordance with Section 2.26 based upon additional information, if any, received after the date of delivery of any such Borrowing Base Certificate; provided that until the earlier of (i) delivery of an initial inventory appraisal and an initial field examination conducted by or on behalf of the Administrative Agent and a Borrowing Base Certificate in respect thereof along with customary supporting documentation and (ii) the date that is 90 days following the Effective Date (or such later date as the Administrative Agent reasonably agrees), the Borrowing Base shall be deemed to be $200,000,000 (or such greater amount set forth in the initial inventory appraisal conducted by or on behalf of the Administrative Agent); provided, further, that, in the event the Borrower does not deliver an initial inventory appraisal and an initial field examination conducted by or on behalf of the Administrative Agent by the date that is 90 days following the Effective Date (or such later date as the Administrative Agent reasonably agrees), on the date that is 90 days following the Effective Date (or such applicable later date) the Borrowing Base shall be reduced to zero and shall not be increased until such date as the Borrower has delivered to the Administrative Agent such inventory appraisal and field examination and a Borrowing Base Certificate in respect thereof along with customary supporting documentation.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Agent, in substantially the form of Exhibit F or another form which is acceptable to the Administrative Agent in its reasonable discretion.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03, via electronic notice via the Portal or otherwise in substantially the form of Exhibit B or another form which is acceptable to the Administrative Agent in its reasonable discretion.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with Term SOFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such Term SOFR Loans or any other dealings of such Term SOFR Loans, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day and (b) in the case of any Letter of Credit or any Swingline Loan, in each case denominated in Euros, the term “Business Day” shall also exclude any day which is not a Business Day as determined by the Administrative Agent.

“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and the Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP.

“Capital Lease Obligation” means an obligation that is a Capitalized Lease; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as applied by the Borrower in the Audited Financial Statements.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as applied by the Borrower in the Audited Financial Statements, recorded as capitalized leases.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“Cash Dominion Period” means (a) the period from the date that Excess Liquidity is less than the greater of (i) 10% of the Total Maximum Borrowing Amount and (ii) $72,000,000 for five (5) consecutive Business Days until the date that Excess Liquidity has been at least the greater of (i) 10% of the Total Maximum Borrowing Amount and (ii) $72,000,000 for twenty (20) consecutive calendar days or (b) upon the occurrence of a Specified Default, the period that such Specified Default shall be continuing.

“Cash Management Obligations” means (a) obligations in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds, (b) other obligations in respect of netting services, employee credit card programs and similar arrangements and (c) supply chain finance services including, without limitation, trade payable services and supplier accounts receivable purchases.

“Cash Management Services” has the meaning provided in the definition of Secured Cash Management Obligations.

“Casualty Event” means any event that gives rise to the receipt by the Borrower, a Loan Party or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CF Debt Priority Collateral” has the meaning assigned to such term in the form of ABL Intercreditor Agreement attached as Exhibit E hereto.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group, other than the Permitted Holders (directly or indirectly, including through one or more holding companies), of Equity Interests representing 40% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower and the percentage of the aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests in the Borrower held by the Permitted Holders, unless the Permitted Holders (directly or indirectly, including through one of more holding companies) otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) a majority of the Board of Directors of the Borrower or (b) the occurrence of a “Change of Control” (or similar event, however denominated), as defined in the documentation governing any Material Indebtedness that is Subordinated Indebtedness. For purposes of this definition, (i) “beneficial ownership,” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (iii) if any Person or “group” includes one or more Permitted Holders, the issued and outstanding Equity Interests of the Borrower directly or indirectly owned by the Permitted Holders that are part of such Person or “group” shall not be treated as being owned by such Person or “group” for purposes of determining whether this definition is triggered).

“Change in Law” means (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) any requests, rules, guidelines or directives under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or issued in connection therewith and (ii) any requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to be a “Change in Law,” regardless of when enacted, adopted, promulgated or issued.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Loan Party, wherever located.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Loans under the Facility (including a FILO Tranche), (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or an Incremental Commitment under the Facility and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments under the Facility. Loans made under Incremental Commitments that have different terms and conditions shall be construed to be in different Classes.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents by any Loan Party to secure the Secured Obligations of the Loan Parties.

“Collateral Access Agreement” means a collateral access agreement (including a landlord lien waiver) in the form of Exhibit J-1 or J-2 hereto, as applicable, or otherwise reasonably satisfactory to the Administrative Agent.

“Collateral Agreement” means the Collateral Agreement among the Borrower, each other Loan Party and the Administrative Agent, substantially in the form of Exhibit D.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from (i) the Borrower and each Subsidiary (other than an applicable Excluded Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Domestic Subsidiary that becomes a Restricted Subsidiary of any Loan Party (other than any Excluded Subsidiary) or ceases to be an Excluded Subsidiary after the Effective Date, a supplement to the Guarantee Agreement, in the form specified therein, and (ii) the Borrower and each Subsidiary Loan Party either (x) a counterpart of the Security Documents, as applicable, duly executed and delivered on behalf of such Person or (y) in the case of any Domestic Subsidiary that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Security Documents in the form specified therein, duly executed and delivered on behalf of such Person, and in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Effective Date, documents and, to the extent reasonably requested by the Administrative Agent, opinions and certificates of the type referred to in Section 4.01(b) and 4.01(c));

(b) all outstanding Equity Interests of the Restricted Subsidiaries of any Loan Parties (other than any Equity Interests constituting Excluded Assets or Equity Interests of Immaterial Subsidiaries) owned by or on behalf of any Loan Party shall have been pledged pursuant to the Security Documents (and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank);

(c) if any Indebtedness for borrowed money of the Borrower or any Subsidiary in a principal amount of $10,000,000 or more is owing by such obligor to any Loan Party, such Indebtedness shall be evidenced by a promissory note, such promissory note shall have been pledged pursuant to the applicable Security Document and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; and

(d) all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, Requirements of Law and reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as and to the extent that the Administrative Agent and the Borrower reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any material adverse Tax consequences to the Borrower and its Subsidiaries (including the imposition of withholding or other material Taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Effective Date, (c) except as otherwise expressly set forth herein, in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, commodities accounts or other assets specifically requiring perfection by control agreements, (d) no perfection actions shall be required with respect to Vehicles and other assets subject to certificates of title, (e) no perfection actions shall be required with respect to commercial tort claims with a value less than $5,000,000 and no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $5,000,000 (except to the extent such perfection may be achieved solely by filing a UCC financing statement), (f) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required, except as expressly provided in this Agreement, to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of Foreign Subsidiaries and any Intellectual Property or real property owned by Foreign Subsidiaries) or to perfect or make enforceable any security interests in any such assets, (g) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC filings), (h) in no event shall the Collateral include any Excluded Assets and (i) no delivery of share certificates evidencing Equity Interests in Immaterial Subsidiaries shall be required. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or its Subsidiaries in the ordinary course of business.

“Commitment” means with respect to any Lender, its Revolving Commitment, Incremental Commitment or any combination thereof (as the context requires).

“Commitment Fee Rate” means a rate per annum equal to 0.25%.

“Commitment Schedule” means Schedule 2.01.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Materials” has the meaning specified in Section 5.01.

“Compliance Certificate” means a Compliance Certificate in the form of Exhibit I required to be delivered pursuant to Section 5.01(c).

“Compliance Period” means any period beginning on the date that Excess Liquidity has been less than the greater of (a) 10% of the Total Maximum Borrowing Amount and (b) $72,000,000 for three (3) consecutive Business Days, until the date that Excess Liquidity has been at least the greater of (i) 10% of the Total Maximum Borrowing Amount and (ii) $72,000,000 for twenty (20) consecutive calendar days.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (i) through (x) thereof,

(ii) provision for taxes based on income, profits, revenue or capital gains, including federal, foreign and state income, franchise, excise, value added and similar taxes and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations, and any payments to a direct or indirect parent company pursuant to Section 6.08(a)(vii) in respect of such taxes,

(iii) depreciation and amortization (including amortization of Capitalized Software Expenditures, internal labor costs and deferred financing fees or costs),

(iv) other non-cash charges (other than any accrual in respect of bonuses) (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

(v) the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly-owned subsidiary deducted (and not added back in such period to Consolidated Net Income) excluding cash distributions in respect thereof,

(vi) (A) the amount of management, monitoring, consulting and advisory fees, indemnities and related expenses paid or accrued in such period to (or on behalf of) the Sponsors (including any termination fees payable in connection with the early termination of management and monitoring agreements) to the extent otherwise permitted under Section 6.09(x) and (B) the amount of payments made to option holders of the Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted in the Loan Documents,

(vii) losses or discounts on sales of receivables and related assets in connection with any Permitted Receivables Financing,

(viii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (c) below for any previous period and not added back,

(ix) any costs or expenses incurred by the Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests or relating to Equity Interests constituting Cure Amounts), and

(x) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature, plus

(b) without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies related to the Transactions or any other Specified Transaction, any restructuring, cost saving initiative or other initiative projected by the Borrower in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Borrower), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of the Borrower or any of the Restricted Subsidiaries (whether accounted for on the financial statements of any such joint venture or the Borrower) (i) with respect to the Transactions, on or prior to the date that is 24 fiscal months after the Effective Date (including actions initiated prior to the Effective Date) and (ii) with respect to any other Specified Transaction, any restructuring, cost saving initiative or other initiative, within 24 fiscal months after such Specified Transaction, restructuring, cost saving initiative or other initiative (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are included in clause (a) above (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken) and (C) the share of any such cost savings, expenses and charges with respect to a joint venture that are to be allocated to the Borrower or any of the Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for the relevant Test Period;

less

(c) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),

(ii) the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-wholly-owned subsidiary added (and not deducted in such period from Consolidated Net Income), in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that,

(I) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) whether such acquisition occurred before or after the Effective Date to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis, and

(II) there shall be (A) excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the Administrative Agent (for further delivery to the Lenders).

Notwithstanding the foregoing, for all purposes of this Agreement, Consolidated EBITDA shall be deemed to equal (a) ($51,509,000) for the fiscal quarter ended March 31, 2018, (b) ($53,410,000) for the fiscal quarter ended June 30, 2018, (c) ($68,633,000) for the fiscal quarter ended September 30, 2018 and (d) ($55,355,000) for the fiscal quarter ended December 31, 2018, in each case and, without duplication, adjusted to reflect any Pro Forma Adjustment with respect to any relevant Specified Transaction or any restructuring, cost saving initiative or other initiative, in each case, occurring or identified after the Effective Date and not otherwise included in the calculation of the foregoing amounts.

“Consolidated First Lien Debt” means Consolidated Total Debt that is not Subordinated Indebtedness and is secured by Liens on the Collateral on an equal or senior priority basis (but without regard to the control of remedies) with Liens securing the Secured Obligations. For the avoidance of doubt, (a) any Indebtedness under the Facility shall constitute First Lien Debt and (b) Consolidated First Lien Debt shall be reduced, without duplication, by the amount of cash and Permitted Investments reducing Consolidated Total Debt as of the relevant date of determination.

“Consolidated Interest Expense” means the sum of (a) cash interest expense (including that attributable to Capitalized Leases), net of cash interest income of the Borrower and the Restricted Subsidiaries with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements plus (b) non-cash interest expense resulting solely from the amortization of original issue discount from the issuance of Indebtedness of the Borrower and the Restricted Subsidiaries (excluding Indebtedness borrowed hereunder in connection with the Transactions) at less than par, plus (c) pay-in-kind interest expense of the Borrower and the Restricted Subsidiaries, but excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than referred to in clause (b) above (including as a result of the effects of acquisition method accounting or pushdown accounting), (ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) commissions, discounts, yield, make whole premium and other fees and charges (including any interest expense) incurred in connection with any Permitted Receivables Financing, (v) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (vi) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued in connection with the Transactions, (vii) penalties and interest relating to taxes, (viii) accretion or accrual of discounted liabilities not constituting Indebtedness, (ix) interest expense attributable to a direct or indirect parent entity resulting from push-down accounting, (x) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting and (xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any Permitted Acquisition or similar Investment permitted hereunder, all as calculated on a consolidated basis in accordance with GAAP.

For purposes of this definition, interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding (and excluding the effect of), without duplication:

(a) extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, integration and facilities’ opening costs and other business optimization expenses (including related to new product introductions and other strategic or cost savings initiatives), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, other executive recruiting and retention costs, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments),

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c) Transaction Costs,

(d) the net income for such period of any Person that is an Unrestricted Subsidiary and any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Permitted Investments (or, if not paid in cash or Permitted Investments, but later converted into cash or Permitted Investments, upon such conversion) by such Person to the Borrower or a Restricted Subsidiary thereof during such period,

(e) any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),

(f) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(g) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period,

(h) all Non-Cash Compensation Expenses,

(i) any income (loss) attributable to deferred compensation plans or trusts,

(j) any income (loss) from investments recorded using the equity method of accounting (but including any cash dividends or distributions actually received by the Borrower or any Restricted Subsidiary in respect of such investment),

(k) any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income (loss) from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of),

(l) any non-cash gain (loss) attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815-Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification 825-Financial Instruments; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period,

(m) any non-cash gain (loss) related to currency remeasurements of Indebtedness (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances),

(n) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made), and

(o) any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities).

There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to the Effective Date and any Permitted Acquisitions or other Investment or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder.

“Consolidated Secured Debt” means Consolidated Total Debt that is not Subordinated Indebtedness and is secured by a Lien on the Collateral. For the avoidance of doubt, Consolidated Secured Debt shall be reduced, without duplication, by the amount of cash and Permitted Investments reducing Consolidated Total Debt as of the relevant date of determination.

“Consolidated Total Assets” means, as at any date of determination, the amount that would be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Borrower and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination (i) the outstanding principal amount of all third party Indebtedness for borrowed money (including purchase money Indebtedness), unreimbursed drawings under letters of credit, Capital Lease Obligations, third party Indebtedness obligations evidenced by notes or similar instruments and, without duplication, Receivables Guarantees, in each case of the Borrower and the Restricted Subsidiaries on such date, on a consolidated basis and determined in accordance with GAAP (excluding, in any event, the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with the Transactions or any Permitted Acquisition or other Investment) minus (ii) the aggregate amount of cash and Permitted Investments on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date to the extent the use thereof for the application to the payment of Indebtedness is not prohibited by law or any contract to which the Borrower and any Restricted Subsidiary is a party (which, for the avoidance of doubt, shall include all Qualified Cash so long as no Cash Dominion Event is continuing). It is understood that (x) the foregoing clause (ii) shall not apply in respect of any calculation hereunder of the Fixed Charge Coverage Ratio and (y), to the extent the Borrower or any Restricted Subsidiary incurs any Indebtedness and receives the proceeds of such Indebtedness, for purposes of determining any incurrence test under this Agreement and whether the Borrower is in Pro Forma Compliance with any such test, the proceeds of such incurrence may be considered cash or Permitted Investments for purposes of any “netting” pursuant to clause (ii) of this definition to the extent not promptly applied to the transaction financed in connection with such incurrence.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” has the meaning assigned to such term in Section 5.17(a).

“Controlled Accounts” has the meaning assigned to such term in Section 5.17(a).

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Cost” means the cost of purchase of Inventory determined according to the accounting policies used in the preparation of the Borrower’s audited financial statements.

“Covered Party” has the meaning specified in Section 9.21(a).

“Cure Amount” has the meaning assigned to such term in Section 7.03(a).

“Cure Expiration Date” has the meaning assigned to such term in Section 7.03(a).

“Cure Right” has the meaning assigned to such term in Section 7.03(a).

“Customs Broker/Carrier Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent among the Borrower, a customs broker, freight forwarder, consolidator or carrier, and the Administrative Agent, in which the customs broker, freight forwarder, consolidator or carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject inventory for the benefit of the Administrative Agent and agrees, upon notice from the Administrative Agent, to hold and dispose of the subject inventory solely as directed by the Administrative Agent.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, reorganization, examination or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within two Business Days of the date on which such funding is required hereunder, (b) notified the Borrower, the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement or provided any written notification to any Person to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) failed, within three Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, in each case unless the subject of a good faith dispute or subsequently cured, (e)(i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding or any action or proceeding of the type described in Section 7.01(h) or (i), or has had a receiver, interim receiver, monitor, conservator, trustee, administrator, assignee for the benefit of creditors, examiner, liquidator or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, monitor, conservator, trustee, administrator, assignee for the benefit of creditors, examiner, liquidator or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (f) or has a direct or indirect parent company that has become the subject of a Bail-In Action.

“Deposit Account” has the meaning assigned to such term in the Uniform Commercial Code in the state of New York.

“Designated Disbursement Account” has the meaning assigned to such term in Section 5.17(d).

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Subsidiary in connection with a Disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Determination Date” means, (a) with respect to any Letter of Credit denominated in a currency other than Dollars, (i) each date of issuance of such Letter of Credit and (ii) each date of any amendment of such Letter of Credit that would have the effect of increasing the face amount thereof; and (b) such additional dates as the Administrative Agent or the respective Issuing Bank determine in its reasonable discretion.

“Dilution Percentage” means the percent equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos, charge backs and other dilutive items with respect to Eligible Credit Card Receivables or Eligible Receivables, as the case may be, divided by (b) gross sales, determined based on information contained in the most recent field examination (or, in the Permitted Discretion of the Administrative Agent, based on updated information provided to the Administrative Agent by the Borrower).

“Dilution Reserve” means an amount equal to the amount of Eligible Credit Card Receivables or Eligible Receivables under the Facility, multiplied by the percentage by which the Dilution Percentage exceeds 5%.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disposition” has the meaning assigned to such term in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (other than Letters of Credit that have been cash collateralized on terms set forth in Section 2.24(i) or back-stopped following the termination of the Commitments in a manner reasonably satisfactory to the applicable Issuing Banks) and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of the Borrower (or any direct or indirect parent thereof) or any of the Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Borrower (or any direct or indirect parent company thereof) or any of the Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“Disqualified Lenders” means (a) those Persons identified by a Sponsor or the Borrower to the Joint Bookrunners in writing prior to June 18, 2019 (or, if identified in writing after such date but prior to the date hereof, with the consent of Joint Bookrunners holding at least a majority of the financing commitments as of June 18, 2019), (b) those Persons who are competitors of the Borrower and its Subsidiaries identified by a Sponsor or the Borrower to the Administrative Agent from time to time in writing (including by email) and (c) in the case of each Persons identified pursuant to clauses (a) and (b) above, any of their Affiliates that are either (i) identified in writing by the Borrower or a Sponsor from time to time or (ii) known or reasonably identifiable as Affiliates (other than, in the case of this clause (ii), Affiliates that are bona fide debt funds); provided, that no designation of any Person as a Disqualified Lender shall retroactively disqualify any assignments or participations made to, or information provided to, such Person before it was designated as a Disqualified Lender, and such Person shall not be deemed to be a Disqualified Lender in respect of any assignments or participations made to such Person prior to the date of such designation.

“Document” has the meaning assigned to such term in the Collateral Agreement.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount in Dollars, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time in accordance with Section 1.06 hereof.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of a State within the United States of America or the District of Columbia.

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person other than, in each case, (i) a natural person, (ii) a Defaulting Lender, (iii) a Disqualified Lender or (iv) any Sponsor, the Borrower or any of their respective Affiliates.

“Eligible Credit Card Receivables” means, as of any date of determination, Receivables and Payment Intangibles due to a Loan Party from major credit card processors (including, without limitation, VISA, Mastercard, American Express, Diners Club, Carte Blanche, DiscoverCard, PayPal, Klarna and Shopify or any other payment processor approved by the Administrative Agent in its Permitted Discretion), in each case, as arise in the ordinary course of business and which have been earned by performance, that, unless otherwise approved by the Administrative Agent in its Permitted Discretion, meet all of the following requirements:

(a) such Receivable or Payment Intangible has not been outstanding for more than seven Business Days from the date of sale or for such longer period as may be approved by the Administrative Agent;

(b) a Loan Party has good, valid and marketable title to such Receivable or Payment Intangible;

(c) such Receivable or Payment Intangible is not subject to any other Lien other than Liens permitted by Section 6.02, and such Liens do not have priority over the Lien of the Administrative Agent and are junior to the Lien of the Administrative Agent (other than inchoate or other Liens (including tax Liens) arising by operation of law so long as the Administrative Agent has established a Reserve in respect thereof in its Permitted Discretion);

(d) such Receivable or Payment Intangible is not disputed, or with respect to which no claim, counterclaim, offset or chargeback has been asserted, by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback) (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause); and

(e) if such Receivable or Payment Intangible is due to a Loan Party from a major credit card processor other than VISA, Mastercard, American Express, Diners Club, Carte Blanche, PayPal, Klarna, Shopify, DiscoverCard or any other payment processor approved by the Administrative Agent in its Permitted Discretion, the Administrative Agent, in its Permitted Discretion, has not determined that such Receivable or Payment Intangible is unlikely to be collected.

“Eligible In-Transit Inventory” means Inventory (other than Eligible Letter of Credit Inventory) owned by a Loan Party that would be Eligible Inventory under clause (2) of such definition if it were not in transit from a foreign location to a location of such Loan Party within the United States. Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless it (a) has cleared customs into the United States; (b) is insured in accordance with the provisions of this Agreement and the other Loan Documents; (c) has been identified to the applicable sales contract and title has passed to the applicable Loan Party; (d) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Loan Party is in default of any obligations; (e) is subject to customary purchase orders and other sale documentation consistent with such Loan Party’s ordinary course of dealing; (f) is shipped by a common carrier that is not affiliated with the vendor; and (g) is subject to documents of title evidencing ownership thereof over which the Administrative Agent has control (such as, if requested by the Administrative Agent, by the delivery of a Customs Broker/Carrier Agreement).

“Eligible Inventory” means (1) Eligible Letter of Credit Inventory and Eligible In-Transit Inventory and (2) items of Inventory of the Loan Parties subject to the Lien in favor of the Administrative Agent held for sale in the ordinary course of the business of the Loan Parties (but not including packaging or shipping materials or maintenance supplies) that, unless otherwise approved by the Administrative Agent in its Permitted Discretion, meet all of the following requirements:

(a) such Inventory is owned by a Loan Party and is subject to a perfected Lien in favor of the Administrative Agent and not subject to any other Lien other than Liens permitted by Section 6.02, and such Liens do not have priority over the Lien of the Administrative Agent and are junior to the Lien of the Administrative Agent (other than an inchoate or other Liens (including tax Liens) arising by operation of law so long as either (A) the Administrative Agent has established a Reserve in respect thereof in its Permitted Discretion or (B) the relevant Loan Party has provided a Collateral Access Agreement pursuant to clause (g) or (h) below);

(b) such Inventory consists of finished goods and does not consist of raw materials, work in progress, supplies, live animals or consigned goods; provided that raw materials or work-in-progress shall not be deemed ineligible under this clause (b) to the extent the most recent inventory appraisal delivered to the Administrative Agent ascribes a value thereto;

(c) such Inventory is in good condition and meets in all material respects all material standards applicable to such goods, their use or sale imposed by any Governmental Authority having regulatory authority over such matters;

(d) such Inventory is currently either usable or saleable, at prices approximating at least the Cost thereof, in the normal course of the Loan Party’s business;

(e) such Inventory is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; provided that slow-moving or obsolete inventory shall not be deemed ineligible under this clause (e) to the extent the most recent inventory appraisal delivered to the Administrative Agent ascribes a value to such slow-moving or obsolete inventory;

(f) such Inventory (other than any Eligible Letter of Credit Inventory and Eligible In-Transit Inventory) is either (x) located within the United States at one of the Permitted Inventory Locations; provided that such Inventory at any Permitted Inventory Location is in excess of $100,000 or (y) is in transit within the United States;

(g) such Inventory is not located on leased premises or in the possession of a vendor, warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless (i) the lessor or such Person has delivered to the Administrative Agent a Collateral Access Agreement or (ii) an appropriate Rent Reserve with respect to such location has been established by the Administrative Agent in its Permitted Discretion;

(h) such Inventory is not subject to any warehouse receipt or negotiable Document unless in the possession of the Administrative Agent, and if such Inventory is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document, (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably require or (ii) an appropriate Rent Reserve has been established by the Administrative Agent in its Permitted Discretion;

(i) such Inventory is not subject to any Royalty or other similar arrangement that restricts such Loan Party’s or Administrative Agent’s right to dispose of such Inventory, unless (i) the Administrative Agent (A) has received a Collateral Access Agreement or (B) is otherwise satisfied that it could sell such Inventory on favorable terms following an Event of Default or (ii) an appropriate Royalty Reserve has been established by the Administrative Agent in its Permitted Discretion.

With respect to any Inventory that was acquired or originated by any Person acquired after the Effective Date, the Administrative Agent shall use commercially reasonable efforts, at the expense of the Loan Parties, to complete diligence in respect of such Person and such Inventory, within a reasonable time following request of the Borrower.

“Eligible Letter of Credit Inventory” means as of the date of determination thereof, without duplication of other Eligible Inventory, Inventory, (a) the purchase of which is supported by a Commercial Letter of Credit having an expiry within one hundred twenty (120) days of such date of determination, which Commercial Letter of Credit provides for documentary requirements to include a document of title showing the applicable Loan Party as consignee (except as otherwise reasonably agreed by the Administrative Agent) and, beginning with the 181st day after the Effective Date, as to which the Administrative Agent has control over the documents of title, to the extent applicable, which evidence ownership of the subject Inventory, and (b) which otherwise would constitute Eligible Inventory under clause (2) thereof.

“Eligible Receivable” means the unpaid portion of a Receivable payable in a Permitted Currency to a Loan Party subject to the Lien in favor of the Administrative Agent, which Receivable, unless otherwise approved by the Administrative Agent in its Permitted Discretion, meets all of the following requirements:

(a) such Receivable is owned by a Loan Party and represents a complete bona fide transaction which requires no further act under any circumstances on the part of a Loan Party to make such Receivable payable by the Account Debtor and, for the avoidance of doubt, in the case of a Receivable related to goods shipped where title to such goods passes to the customer upon receipt of the goods, such transaction shall not be deemed a bona fide transaction requiring no further act until such goods have been received by the customer;

(b) such Receivable is not past due more than 90 days after its due date or later than 120 days after the invoice date; provided that in calculating delinquent portions of Receivables, credit balances which are unapplied for more than 90 days shall not reduce the past due portion of the Receivables balance;

(c) such Receivable does not arise out of any transaction with any Loan Party, Excluded Subsidiary, or any Affiliate of any of the foregoing, other than Receivables arising out of transactions with domestic Affiliates of the Sponsor (other than the Borrower or any Subsidiary thereof), which Receivables (i) arise from arms-length transactions entered to in the ordinary course of business upon standard market terms and (ii) would otherwise be Eligible Receivables hereunder;

(d) such Receivable is not owing by an Account Debtor from which an aggregate amount of more than 50% of the Receivables owing therefrom are (i) based on the most recent Borrowing Base Certificate, not Eligible Receivables pursuant to clause (b) above or (ii) based on the most recent Borrowing Base Certificate, past due more than 90 days after their applicable due date or later than 120 days after their applicable invoice date;

(e) such Receivables are due within no more than 360 days after the invoice date; provided that such Receivables due more than 90 days after the invoice date may be included as part of the Borrowing Base in an aggregate amount not to exceed $20,000,000; and provided further, that only 70% of the value of such Receivables shall be included in the Borrowing Base;

(f) if the Account Debtor with respect thereto is located outside of the United States, the goods which gave rise to such Receivable were shipped after receipt by the applicable Loan Party from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution reasonably acceptable to the Administrative Agent, and on terms, reasonably acceptable to the Administrative Agent, payable in the full face amount of the face value of the Receivable in a Permitted Currency at a place of payment located within the United States and has been duly assigned to the Administrative Agent;

(g) the Account Debtor with respect to such Receivable is not a Sanctioned Person or Sanctioned Entity;

(h) such Receivable is not a billing for interest, fees or late charges;

(i) such Receivable (i) is a valid, legally enforceable obligation of the Account Debtor with respect thereto and (ii) is not disputed, is not subject to a claim, counterclaim, discount, deduction, reserve, allowance for rebate, other allowance recoupment, offset (including potential offsets associated with core deposits) or chargeback that has been asserted with respect thereto by the applicable Account Debtor (any such item, a “Contra Account”) (but only to the extent of such Contra Account (with such Contra Account being valued at the lesser of (x) such Receivable and (y) such asserted claim, counterclaim, discount, deduction, reserve, allowance for rebate, other allowance recoupment, offset or chargeback), and is not subject to offset or reduction based upon cash received by such Loan Party but not yet applied against such Receivable;

(j) such Receivable is not owed by an Account Debtor that is subject to a proceeding under any Debtor Relief Law or that is liquidating, dissolving or winding up its affairs;

(k) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected;

(l) such Receivable is not owing by an Account Debtor whose then-existing Receivables owing to the Loan Parties, based on the most recent Borrowing Base Certificate, exceed 20% of the net amount of all Eligible Receivables, but such Receivable shall be ineligible only to the extent of such excess;

(m) such Receivable is evidenced by a customary invoice or other customary documentation reasonably satisfactory to the Administrative Agent in its Permitted Discretion;

(n) such Receivable is not evidenced by Chattel Paper or an Instrument of any kind;

(o) such Receivable is capable of being secured in favor of the Administrative Agent and is subject to a first priority perfected Lien in favor of the Administrative Agent;

(p) such Receivable has not been pledged to the lenders or any other credit providers under, and is not included in the calculation of availability under, any other receivables facility, whether or not a Permitted Receivables Financing;

(q) such Receivable is not due to a Loan Party from VISA, Mastercard, American Express, Diners Club, Carte Blanche, PayPal, Klarna, Shopify, DiscoverCard or any other payment processor approved by the Administrative Agent in its Permitted Discretion; and

(r) such Receivable is not subject to any Lien other than Liens permitted by Section 6.02 and such Liens do not have priority over the Lien of the Administrative Agent and are junior to the Lien of the Administrative Agent (other than inchoate or other Liens (including tax Liens) arising by operation of law so long as the Administrative Agent has established a Reserve in respect thereof in its Permitted Discretion).

With respect to any Receivables that were acquired or originated by any Person acquired by the Borrower after the Effective Date, the Administrative Agent shall use commercially reasonable efforts, at the expense of the Loan Parties, to complete diligence in respect of such Person and such Receivables, within a reasonable time following request of the Borrower. Notwithstanding anything in this Agreement to the contrary, warehouse acceptance deferrals, re-bills, unapplied cash and customer deposits, in each case, of any Loan Party will be calculated and reflected in the Borrowing Base as of the end the last fiscal month of each fiscal quarter of the Borrower and, with respect to each fiscal month thereafter until the next such quarterly calculation, the Borrowing Base shall be updated to reflect an equivalent percentage of the aggregate Value of Receivables for each such item for such fiscal month based on the aggregate Value of Receivables reflected in the calculation for such prior fiscal quarter end.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means applicable common law, codes, ordinances and judgments and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, including with respect to the preservation or reclamation of natural resources or the Release or threatened Release of any Hazardous Material, or to the extent relating to exposure to Hazardous Materials, the protection of human health or safety.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of or relating to the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 or Section 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by a Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan; or (h) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 8.02.

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.02.

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.02.

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.02.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Availability” means, at any time, an amount equal to (a) the Maximum Borrowing Amount of the Facility at such time, minus (b) the aggregate Revolving Exposures under the Facility (including the LC Exposure) of all Revolving Lenders under the Facility at such time.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excess Liquidity” means, at any time, the remainder of (x) the sum, without duplication, of (i) the Total Maximum Borrowing Amount plus (ii) without duplication, Qualified Cash at such time which is not included in the Maximum Borrowing Amount, minus (y) the total Revolving Exposure under all Facilities (including the LC Exposure) of all Lenders at such time.

“Exchange Rate” means for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Excluded Account” has the meaning given such term in Section 5.17(d).

“Excluded Assets” means (a) any fee-owned real property, (b) all leasehold interests in real property, (c) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code or similar applicable law of any applicable jurisdiction), (d) any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law) or would require consent or approval of any Governmental Authority, (e) margin stock and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto under (other than any Loan Party) the terms of any applicable Organizational Documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person other than wholly-owned Restricted Subsidiaries, (f) assets to the extent a security interest in such assets would result in material adverse tax consequences to the Borrower or one of its subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent, (g) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, (h) any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a breach, default or right of termination in favor of any other party thereto (other than any Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar applicable law of any applicable jurisdiction, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or similar applicable law of any applicable jurisdiction notwithstanding such prohibition, (i) solely with respect to Security Documents, in excess of 65% of the voting Equity Interests of (A) any Foreign Subsidiary or (B) any FSHCO, (j) receivables, and related assets (or interests therein) (A) sold to any Receivables Subsidiary or (B) otherwise pledged, factored, transferred or sold in connection with any Permitted Receivables Financing, (k) commercial tort claims and letter-of-credit rights, in each case with a value of less than $5,000,000 (except to the extent a security interest therein can be perfected by a UCC or similar filing in the applicable jurisdiction), (l) Vehicles and other assets subject to certificates of title, (m) any aircraft, airframes, aircraft engines or helicopters, or any Equipment or other assets constituting a part thereof and (n) any and all assets and personal property owned by any Subsidiary that is not a Loan Party.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned subsidiary of the Borrower, (b) each Subsidiary listed on Schedule 1.01(a), (c) each Unrestricted Subsidiary, (d) each Immaterial Subsidiary, (e) any Subsidiary that is prohibited by (i) applicable Requirements of Law or (ii) any contractual obligation existing on the Effective Date or on the date any such Subsidiary is acquired (so long in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition), in each case from guaranteeing the Secured Obligations (but only for so long as such restriction is continuing) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee under the Guarantee Agreement, or for which the provision of a Guarantee under the Guarantee Agreement would result in a material adverse tax consequence (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to the Borrower or one of its subsidiaries (as reasonably determined by the Borrower in consultation with the Administrative Agent), (f) any Foreign Subsidiary, (g) any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code, (h) any FSHCO, (i) any other Subsidiary excused from becoming a Loan Party pursuant to clause (a) of the last paragraph of the definition of the term “Collateral and Guarantee Requirement,” (j) each Receivables Subsidiary and (k) any not-for-profit Subsidiaries, captive insurance companies or other special purpose subsidiaries designated by the Borrower from time to time.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income or profits (however denominated), branch profits Taxes and franchise Taxes, in each case imposed by (i) a jurisdiction as a result of such recipient being organized or having its principal office located in that jurisdiction or, in the case of any Lender, having its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) any jurisdiction as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned of an interest in, engaged in any other transaction pursuant to, or enforced, any Loan Documents), (b) any withholding Tax that is attributable to a Lender’s failure to comply with Section 2.15(e) or Agent’s failure to comply with Section 2.15(f), (c) except in the case of an assignee pursuant to a request by the Borrower under Section 2.17, any U.S. federal withholding Taxes imposed due to a Requirement of Law in effect at the time a Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.15(a)and (d) any U.S. federal withholding Tax imposed pursuant to FATCA.

“Existing Letter of Credit” means any letter of credit or bank guarantee previously issued for the account of the Borrower or any other Loan Party or Subsidiary by a Lender or an Affiliate or branch of a Lender that is (a) outstanding on the Effective Date and (b) listed on Schedule 1.01(b).

“Facility” means, collectively, the Commitment and the extensions of credit made thereunder.

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by the Borrower.

“Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation or official agreement implementing an official governmental agreement or intergovernmental agreement with respect to the foregoing.

“FCA” has the meaning specified in Section 1.06(c).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“FILO Tranche” has the meaning assigned to such term in Section 2.18(d).

“Financed Capital Expenditures” means, with respect to any Person and for any period, Capital Expenditures made by such Person during such period that are financed with the proceeds of Indebtedness (other than Revolving Loans) or Net Proceeds of any Disposition of assets, any Casualty Event, any incurrence or issuance of Indebtedness or any issuance of Equity Interests.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“First Lien Leverage Ratio” means, on any date, the ratio of (a) Consolidated First Lien Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Fixed Amounts” has the meaning specified in Section 1.08(f).

“Fixed Charge Coverage Ratio” means the ratio of (a) (1) Consolidated EBITDA minus (2) taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes (including in respect of repatriated funds), net of cash refunds received, of the Borrower and its Restricted Subsidiaries paid in cash during such Test Period minus (3) Capital Expenditures paid in cash during the applicable Test Period (other than Financed Capital Expenditures) to (b) (1) Consolidated Interest Expense plus (2) the aggregate amount of scheduled principal payments in respect of long term Consolidated Total

Debt of the Borrower and its Restricted Subsidiaries made during such period (other than payments made by the Borrower or any Restricted Subsidiary to the Borrower or a Restricted Subsidiary), all calculated for such period for the Borrower and its Restricted Subsidiaries on a consolidated basis plus (3) the amount of distributions made pursuant to Section 6.08(a)(xiv) paid in cash during the applicable Test Period.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR Rate.

“Foreign Subsidiary” means any Subsidiary that is not incorporated or organized under the laws of a State within the United States of America or the District of Columbia.

“FSHCO” means any direct or indirect Domestic Subsidiary of the Borrower that has no material assets other than Equity Interests in one or more direct or indirect Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of the Borrower or any subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of Capital Lease Obligations.

“Governmental Authority” means the government of the United States of America and any other nation or any political subdivision thereof, whether state, provincial, territorial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning assigned to such term in Section 9.04(e).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means that certain Guarantee Agreement, entered into by each Loan Party, substantially in the form of Exhibit C hereto.

“Guarantors” means (i) each Loan Party other than the Borrower and (ii) with respect to the Secured Obligations of any Loan Party (other than the Borrower), the Borrower.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as hazardous or toxic, or any other term of similar import, pursuant to any Environmental Law.

“Hedge Termination Value” means, in respect of any one or more Secured Swap Obligations, after taking into account the effect of any legally enforceable netting agreement relating to such Secured Swap Obligations, (a) for any date on or after the date such Secured Swap Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) or maximum peak exposure value for such Secured Swap Obligations, as determined based upon customary industry practices.

“IBA” has the meaning given to such term in Section 1.06(c).

“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Impacted Loans” has the meaning assigned to such term in Section 2.12(h)(ii).

“Implementation Date” means the earlier to occur of (a) the first date on which each of the policies and procedures designed to promote compliance by the Borrower and its Restricted Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and AML Legislation referenced in Section 3.18(e) have been implemented (as determined by the Borrower in its reasonable discretion) and (b) the date that is 120 days following the Closing Date (or such later date as the Administrative Agent reasonably agrees to in writing).

“Incremental Cap” means the sum of (i) $250,000,000, (ii) the aggregate amount of permanent reductions of Commitments made since the Amendment No. 3 Effective Date and (iii) if greater than $0, the amount by which the Borrowing Base as of such date exceeds the Revolving Commitments prior to giving effect to any Incremental Commitment.

“Incremental Commitment” has the meaning assigned to such term in Section 2.18(a).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.18(b)(ii).

“Incurrence-Based Amounts” has the meaning specified in Section 1.08(f).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred and unpaid purchase price of property or services (excluding trade accounts payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within 60 days after being due and payable), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others (other than by endorsement of negotiable instruments for collection in the ordinary course of business), (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iv) Indebtedness of any Parent Entity appearing on the balance sheet of the Borrower solely by reason of push down accounting under GAAP, (v) accrued expenses and royalties and (vi) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 60 days. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Borrower and the Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

“Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Individual LC Sublimit” has the meaning assigned to such term in the definition of “LC Sublimit”.

“Information” has the meaning assigned to such term in Section 9.12(a).

“Information Certificate” means an information certificate in a form reasonably satisfactory to the Administrative Agent delivered to the Administrative Agent on or prior to the Effective Date.

“Insignificant Subsidiary” means any subsidiary of the Borrower other than any such subsidiary that is a “significant subsidiary” of the Borrower within the meaning of Rule 405 of the Securities Act of 1933, as amended, in each case determined as of the date of the most recent financial statements of the Borrower delivered pursuant to Section 4.01(h).

“Intellectual Property” has the meaning assigned to such term in the applicable Security Documents.

“Interest Coverage Ratio” means, as of any date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the Test Period as of such date.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means, subject to Section 2.10(c), (a) with respect to any ABR Loan, the first day of each calendar month of January, April, July and October and the Maturity Date and (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Term SOFR Borrowing of which such Loan is a part and the Maturity Date and, in the case of a Term SOFR Borrowing with an Interest Period of more than three calendar months’ duration, each day immediately following the last day of such Interest Period that occurs at intervals of three calendar months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six calendar months thereafter; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.12(e) shall be available for specification in a Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by the applicable investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Equity Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by the applicable investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (B) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Investor” means a holder of Equity Interests in the Borrower (or any direct or indirect parent thereof) on the Effective Date.

“IPO” means the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common Equity Interests in the Borrower.

“IPO Separation Agreements” means (a) that certain master procurement agreement, dated as of May 31, 2019, among the Borrower and the China Joint Business Arrangement between PetSmart International Holdings I LLC and PetSmart International Holdings II LLC, (b) that certain master transaction agreement, dated as of June 1, 2019, among the Borrower and PetSmart, Inc., (c) that certain tax matters agreement, dated as of June 13, 2019, among the Borrower, PetSmart, Inc. and Argos Intermediate Holdco I Inc., (d) that certain master purchase agreement, dated as of February 7, 2019 (as amended by that certain amendment to master purchase agreement, effective as of May 15, 2019) among the Borrower and PetSmart Home Office, Inc., (e) that certain intercompany services agreement, dated as of July 2, 2018, among the Borrower and Chewy Pharmacy KY, LLC, (f) that certain investor rights agreement, dated as of June 13, 2019, among Chewy, Inc. and the other signatories thereto, (g) that certain stockholders agreement of Chewy Inc., dated as of April 17, 2019.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by any Issuing Bank for use.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means each of Wells Fargo, JPMorgan Chase Bank, N.A., Citibank, N.A. and any other Revolving Lender which after notice to the Administrative Agent agrees to become an Issuing Bank and, solely with respect to any Existing Letter of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the Lender or Affiliate of a Lender that issued such Existing Letter of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Bookrunners” means Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A. and, as the context may require, each other Amendment No. 2 Joint Bookrunner.

“Judgment Currency” has the meaning assigned to such term in Section 9.14(b).

“Junior Financing” means any Indebtedness (other than any permitted intercompany Indebtedness owing to the Borrower or any Restricted Subsidiary) that is Subordinated Indebtedness.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time.

“LC Collateral Account” has the meaning assigned to such term in Section 2.24(i).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a drawing on a Letter of Credit.

“LC Exposure” means, at any time of determination, the sum (without duplication) of the Dollar Equivalent of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower or any other Loan Party at such time, less (c) the amount then on deposit in the LC Collateral Account. The LC Exposure of any Revolving Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time.

“LC Sublimit” means an amount equal to the lesser of (a) $300,000,000 and (b) the Total Revolving Commitments; provided that, with respect to each Person acting as an Issuing Bank as of the Amendment No. 2 Effective Date, there shall be an individual LC Sublimit (the “Individual LC Sublimit”) equal to the greater of (x) $100,000,000 and (y) the face amount of all Existing Letters of Credit (including extensions and renewals thereof but without giving effect to any increase in the face amount thereof) issued by such Issuing Bank (if any). The LC Sublimit is part of, and not in addition to, the Revolving Commitments.

“LCA Election” has the meaning assigned to such term in Section 1.08.

“LCA Test Date” has the meaning assigned to such term in Section 1.08.

“Lead Arrangers” means Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A. and, as the context may require, each other Amendment No. 2 Lead Arranger.

“Lenders” means, individually and collectively as the context may require, the Revolving Lenders. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Issuing Banks.

“Letter of Credit” means any letter of credit or bank guarantee issued pursuant to this Agreement other than any such letter of credit or bank guarantee that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05. Letters of Credit under the Facility may be issued in any Permitted Currency under the Facility.

“Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the Effective Date after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Acquisition” shall mean any Acquisition Transaction the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, examination or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, including obligations to pay LC Disbursements, fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, arrangement, administration, examination or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, arrangement, administration, examination or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, any Incremental Facility Amendment, any Loan Modification Agreement, the Guarantee Agreement the Security Documents, the ABL Intercreditor Agreement (if executed) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.07(g).

“Loan Modification Agreement” means a Loan Modification Agreement, in form reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.

“Loan Modification Offer” has the meaning specified in Section 2.22(a).

“Loan Parties” means the Borrower and the Subsidiary Loan Parties.

“Loans” means the loans and advances made by the Lenders to the Borrower pursuant to this Agreement, including Revolving Loans, Swingline Loans and Protective Advances.

“Local Time” means local time in New York, New York, with respect to the times for the receipt and sending of notices by and to, and the disbursement by or payment to, the Administrative Agent, any Lender or any Issuing Bank, (b) local time at the place of determination, if such local time as of such place for determination is specified herein; and (c) in all other circumstances, New York, New York time.

“Management Investors” means the directors and officers and employees of the Borrower and/or any of its subsidiaries who are (directly or indirectly through one or more investment vehicles) Investors.

“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.”

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a materially adverse effect on (a) the business or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loan Document Obligations), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $99,838,312.50; provided that in no event shall any Permitted Receivables Financing be considered Material Indebtedness for any purpose. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means (a) each wholly-owned Restricted Subsidiary that, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 2.5% of the consolidated revenues or total assets, as applicable, of the Borrower for such quarter or that is designated by the Borrower as a Material Subsidiary and (b) any group comprising wholly-owned Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (a) but that, taken together, as of the last day of the fiscal quarter of the

Borrower most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of the Borrower for such quarter; provided that solely for purposes of Section 7.01(h) and 7.01(i) each such Restricted Subsidiary forming part of such group is subject to an Event of Default under one or more of such Sections.

“Maturity Date” means (a) with respect to the initial Commitments hereunder, the date that is five years after the Amendment No.  ~~3~~4 Effective Date and (b) with respect to any Incremental Commitments, the final maturity date as specified in the applicable Incremental Facility Amendment; provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Borrowing Amount” means the lesser of (a) the aggregate Revolving Commitments at such time and (b) the Borrowing Base, in each case as determined for the Facility at any time.

“Monthly Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower, in substantially the form of Exhibit F or another form which is acceptable to the Administrative Agent in its reasonable discretion.

“Monthly Reporting Period” means any period beginning on the date that (x) there are any Revolving Loans outstanding or (y) the face amount of all Letters of Credit issued and outstanding is greater than or equal to $120,000,000, until such time as (x) there have not been any Revolving Loans outstanding and (y) the face amount of all Letters of Credit issued and outstanding has been less than $120,000,000, in each case, for at least twenty (20) consecutive calendar days.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Loan Party, the orderly liquidation value thereof, net of all costs of liquidation thereof, as based upon the most recent Inventory appraisal conducted in accordance with this Agreement and expressed as a percentage of Cost of such Inventory.

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by the Borrower and the Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a Disposition of an asset (including pursuant to a Sale Leaseback or Casualty Event or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of the Borrower and the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrower or the

Restricted Subsidiaries and (iii) the amount of all Taxes paid (or reasonably estimated to be payable), and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.

“New Project” shall mean (a) each facility or store which is either a new facility, store, branch or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, store, branch or office owned by the Borrower or its Subsidiaries which in fact commences operations and (b) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Non-Accepting Lender” has the meaning assigned to such term in Section 2.22(c).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Not Otherwise Applied” means the Available Equity Amount that was not previously applied pursuant to Section 6.04(o) or 6.08(b)(iv).

“Noticed Cash Management Obligations” means any Secured Cash Management Obligations with respect to which the Borrower and the Secured Party with respect thereto have notified the Administrative Agent of the intent to include such Secured Cash Management Obligations as Noticed Cash Management Obligations hereunder (so long as such designation, and the resulting Secured Cash Management Reserves at the time of designation, would not result in an Overadvance) and with respect to which a Secured Cash Management Reserve has subsequently been established in the amount set forth in such notice; provided that such designation shall be made within ten (10) Business Days of (i) the Effective Date if such Cash Management Services are in place on the Effective Date or (ii) the date such Cash Management Services are commenced if not in place on the Effective Date.

“Noticed Hedge” means any Secured Swap Obligations arising under a Swap Agreement with respect to which the Borrower and the Secured Party thereof have notified the Administrative Agent of the intent to include such Secured Swap Obligations as a Noticed Hedge hereunder (so long as such designation, and the resulting Secured Hedge Reserves at the time of designation, would not result in an Overadvance) and with respect to which a Secured Hedge Reserve has subsequently been established in the amount set forth in such notice; provided that such designation shall be made within ten (10) Business Days of (i) the Effective Date if such Swap Agreement is in place on the Effective Date or (ii) the date such Swap Agreement is entered into if such Swap Agreement is not in place on the Effective Date.

“NYFRB” means the Federal Reserve Bank of New York.

“OFAC” has the meaning assigned to such term in Section 3.18.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any unlimited liability company, partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation, organization or incorporation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation, organization or incorporation (as applicable) with the applicable Governmental Authority in the jurisdiction of its formation, organization or incorporation (as applicable) and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future recording, stamp, court or documentary, intangible, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment.

“Overadvance” means at any time the amount by which the aggregate outstanding Revolving Exposure exceeds the Borrowing Base.

“Overadvance Condition” means and is deemed to exist any time the aggregate outstanding Revolving Exposure exceeds the Borrowing Base.

“Overadvance Loan” means an Alternate Base Rate Revolving Loan made at a time an Overadvance Condition exists or which results in an Overadvance Condition.

“Parent Entity” means any Person that is a direct or indirect parent of the Borrower.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(iii).

“Payment Account” has the meaning assigned to such term in Section 5.17(c).

“Payment Conditions” means, at any time of determination, with respect to any Specified Covenant Event, the following: (a) each of (i) Excess Liquidity (after giving Pro Forma Effect to such Specified Covenant Event as of such date) and (ii) average daily Excess Liquidity during the twenty (20) consecutive day period immediately preceding the making of such Specified Covenant Event shall be not less than (I) in the case of a Specified Investment, Specified Restricted Debt Payment, Specified Lien or Specified Debt Incurrence, the greater of (x) 10% of the Maximum Borrowing Amount and (y) $72,000,000, or (II) in the case of a Specified Dividend, the greater of (x) 12.50% of the Maximum Borrowing Amount and (y) $90,000,000, in each case, as of such date, and (b) the Fixed Charge Coverage Ratio as of the end of the most recently ended Test Period prior to the making of such Specified Covenant Event, calculated on a Pro Forma Basis, shall be equal to or greater than 1.00:1.00; provided that, the Fixed Charge Coverage Ratio test described in this clause (b) shall not apply unless each of (i) Excess Liquidity (calculated in order to give Pro Forma Effect to such Specified Covenant Event as of such date) and (ii) average daily Excess Liquidity during the twenty (20) consecutive day period immediately preceding the making of such Specified Covenant Event is less than (I) in the case of a Specified Investment, Specified Restricted Debt Payment, Specified Lien or Specified Debt Incurrence, the greater of (x) 15% of the Maximum Borrowing Amount and (y) $108,000,000 or (II) in the case of a Specified Dividend, the greater of (x) 17.50% of the Maximum Borrowing Amount and (y) $126,000,000, in each case, as of such date.

“Payment Intangible” has the meaning assigned to such term in the UCC.

“Payment Notice” has the meaning assigned to it in Section 8.02.

“Payment Recipient” has the meaning assigned to it in Section 8.02.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an Acquisition Transaction; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, (i) such Person, upon the consummation of such purchase or acquisition, will be a Subsidiary (including as a result of a merger, amalgamation or consolidation between any Subsidiary and such Person), or (ii) such Person is merged into or consolidated or, amalgamated with a Subsidiary and such Subsidiary is the surviving or continuing entity of such merger, amalgamation or consolidation, (b) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 5.15, (c) with respect to each such purchase or other acquisition, all actions required to be taken with respect to any such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made that are reasonably satisfactory to the Administrative Agent) (unless such newly created or acquired Subsidiary is designated as an Unrestricted Subsidiary pursuant to Section 5.14 or is otherwise an Excluded Subsidiary) and (d) after giving effect to any such purchase or other acquisition, (i) no Event of Default under clause (a), (b), (h) or (i) of Section 7.01 shall have occurred and be continuing and (ii) if such Person is an Unrestricted Subsidiary or such assets are owned by an Unrestricted Subsidiary, the applicable Payment Conditions are satisfied.

“Permitted Amendment” means an amendment to this Agreement and, if applicable the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.22, providing for an extension of a maturity date applicable to all or any portion of the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) a change in the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders and/or (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders and/or (c) additional covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of such Loan Modification Offer (it being understood that to the extent that any additional financial maintenance covenant is added for the benefit of any such Loans and/or Commitments, no consent shall be required by the Administrative Agent or any of the Lenders if such additional financial maintenance covenant is either (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Loans and/or Commitments or (ii) only applicable after the Latest Maturity Date at the time of such Loan Modification Offer); provided that (A) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Loans made pursuant to the amended Commitments shall be made on a pro rata basis with any borrowings and repayments of any Loans and Commitments of the Class that is being amended and that remain outstanding after such amendment and (B) assignments and participations of the amended Commitments shall be governed by the assignment and participation provisions set forth in Section 9.04.

“Permitted Cure Securities” means any Equity Interest of the Borrower other than any Disqualified Equity Interests; provided that any such Equity Interests issued for purposes of exercising a Cure Right pursuant to Section 7.03 that are not common Equity Interests shall be on terms and conditions reasonably acceptable to the Administrative Agent.

“Permitted Currency” means each currency in which a Borrowing may be made under the Facility as well as Euros, Sterling, Swiss Francs, Canadian Dollars, Japanese Yen and Chinese Yuan.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment. Any Reserve established or modified by the Administrative Agent shall have a reasonable relationship to circumstances, conditions, events or contingencies which are the basis for such reserve, as reasonably determined, without duplication, by the Administrative Agent in good faith; provided that circumstances, conditions, events or contingencies known to the Administrative Agent as of the Effective Date shall not be the basis for any such establishment or modification after the Effective Date; provided, further, that notwithstanding the foregoing, solely with respect to Bank Product Reserves, “Permitted Discretion” as used herein shall mean the sole discretion of the Administrative Agent.

“Permitted Encumbrances” means:

(a) Liens for taxes or other governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(b) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i);

(d) Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business or consistent with past practices;

(e) easements, rights-of-way, restrictions, encroachments, protrusions, municipal by-laws and regulations and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(f) Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);

(g) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments, provided that such Lien secures only the obligations of the Borrower or such subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01;

(h) rights of set-off, banker’s lien, netting agreements and other Liens (i) arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or (ii) in connection with the issuance of letters of credit, bank guarantees or other similar instruments;

(i) Liens arising from precautionary Uniform Commercial Code financing statements or any similar filings made in respect of operating leases entered into by the Borrower or any of its subsidiaries;

(j) [reserved];

(k) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or ownership of the assets of the Person; provided that such Liens do not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(l) servicing agreements, development agreements, site plan agreements, subdivision agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the assets of the Person, provided that the same do not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole; and

(m) the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Person, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof.

“Permitted Holder” means (a) any one or more of the Sponsors; (b) Argos Holdings L.P. and its Affiliates (including, without limitation, Buddy Holdings Corp, PetSmart, Inc., PetSmart Buddy Holdings Corp. and Buddy Chester Sub Corp.); (c) the Management Investors and their Immediate Family Members and (d) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the date hereof) of which the Persons described in clauses (a), (b) and/or (c) are members; provided that the Persons described in clause (a), (b) and/or (c) beneficially own a majority of the Equity Interests beneficially owned by such group.

“Permitted Inventory Locations” means each location listed on Schedules 6(a), 6(b) and 6(c) of the Information Certificate delivered to the Administrative Agent prior to the Effective Date, and from time to time each other location within the United States which the Borrower has notified the Administrative Agent is a location at which Inventory of a Loan Party is maintained.

“Permitted Investments” means any of the following, to the extent owned by the Borrower or any Restricted Subsidiary:

(a) Dollars, Euros, Sterling, Australian Dollars, Canadian Dollars, Chinese Yuan or such other currencies held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 calendar months from the date of acquisition thereof; provided that the full faith and credit of the United States or such member nation of the European Union is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks (any such bank meeting the requirements of clause (i) or (ii) above being an “Approved Bank”), in each case with average maturities of not more than 12 calendar months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 calendar months from the date of acquisition thereof;

(e) repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks, in each case, for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A (or the equivalent thereof) or better by S&P and A2 (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations;

(f) marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (x) $250,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g) securities with average maturities of 24 calendar months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h) investments with average maturities of 12 calendar months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(j) investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;

(k) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers’ acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 calendar months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(l) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (k) above.

“Permitted Receivables Financing” means, collectively, any, receivables securitizations or other receivables financings (including any factoring programs in an aggregate amount not to exceed the greater of $170,390,720 and 32% of Consolidated EBITDA for the last Test Period (measured at each time any such financing is entered into) and that are non-recourse to the Borrower and the Restricted Subsidiaries (except for (x) any customary limited recourse or recourse limited Subsidiaries that are not Loan Parties, (y) any performance undertaking or Guarantee and (z) an unsecured parent Guarantee (a “Receivables Guarantee”) by the Borrower or a Restricted Subsidiary and a parent company of a Restricted Subsidiary of obligations of Restricted Subsidiaries, and, in each case, reasonable extensions thereof); provided that with respect to Permitted Receivables Financings incurred in the form of a factoring program, the outstanding amount of such Permitted Receivables Financing for the purposes of this definition shall be deemed to be equal to the Permitted Receivables Net Investment for the last Test Period.

“Permitted Receivables Net Investment” means the aggregate cash amount paid by the purchasers under any Permitted Receivables Financing in the form of a factoring program in connection with their purchase of accounts receivable and customary related assets or interests therein, as the same may be reduced from time to time by collections with respect to such accounts receivable and related assets or otherwise in accordance with the terms of such Permitted Receivables Financing (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing in the form of a factoring program which are payable to any Person other than the Borrower or a Restricted Subsidiary).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn under Sections 6.01 and 6.02 of this Agreement immediately prior to such refinancing (other than by reference to a Permitted Refinancing) and such drawing shall be deemed to have been made, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v),

Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(ii) or Section (a)(xxiii), the primary obligor in respect of, and/or the Persons (if any) that Guarantee, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and/or Persons (if any) that Guaranteed the Indebtedness being modified, refinanced, refunded, renewed or extended and (f) the other terms and conditions of such Indebtedness shall be as agreed between the Borrower and the parties providing any such Indebtedness. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01. For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning specified in Section 5.01.

“Portal” has the meaning specified in Section 2.03.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date on which such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter of the Borrower immediately following the date on which such Specified Transaction is consummated.

“Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Pro Forma Adjustment” means, for any Test Period, any adjustment to Consolidated EBITDA made in accordance with clause (b) of the definition of that term.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test, financial ratio or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement in such test, financial ratio or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of the Restricted Subsidiaries, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test, financial ratio or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” (and subject to the limitations set forth in clause (b) thereof) and give effect to events (including cost savings, operating expense reductions and synergies) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and any of the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment.”

“Pro Forma Disposal Adjustment” means, for any four-fiscal quarter period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Borrower in good faith as a result of contractual arrangements between the Borrower or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within the Post-Transaction Period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent four-fiscal quarter period prior to its disposal.

“Pro Forma Entity” means any Acquired Entity or Business or any Converted Restricted Subsidiary.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans, of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments and, if applicable and without duplication, Loans at such time (if the applicable Commitments have terminated or expired, the Pro Rata Share shall be determined based upon such Lender’s share of the aggregate Revolving Exposure at that time).

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“Protective Advance” has the meaning assigned to such term in Section 2.08(a).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” has the meaning specified in Section 5.01.

“QFC Credit Support” has the meaning specified in Section 9.21.

“Qualified Accounts” means all Bank Accounts of Loan Parties that are either (i) in the name of the Administrative Agent or (ii) subject to an account Control Agreement in favor of the Administrative Agent; provided that the applicable depositary (if not the Administrative Agent) shall provide daily reports to the Administrative Agent setting forth the balances in such accounts (which reports may relate to the previous Business Day); provided further that, in each case, such Qualified Account is not subject to any other Lien other than Liens permitted by Section 6.02, and such Liens do not have priority over, and are junior to, the Lien of the Administrative Agent (other than (i) inchoate or other Liens (including tax Liens) arising by operation of law or (ii) Permitted Encumbrances under clause (h)(i) of the definition thereof). To the extent any cash or cash equivalents have been withdrawn from any Qualified Account, then, prior to or concurrently with either (A) a Borrowing hereunder or (B) the consummation of a transaction hereunder which requires satisfaction of the Payment Conditions, in each case subsequent to such withdrawal, then either (1) the Borrower shall deliver an updated Borrowing Base Certificate (which updated Borrowing Base Certificate shall be updated only for the withdrawal of such cash or cash equivalents and which shall supersede any previously delivered Borrowing Base Certificate for the applicable period) within one (1) Business Day or (2) the Borrower may notify the Administrative Agent of such withdrawal and in lieu of delivering the updated Borrowing Base Certificate referred to in the foregoing clause (1), the Administrative Agent shall take a Reserve in the amount of such withdrawal under the Borrowing Base; provided that such Reserve shall no longer be in effect upon the delivery of an updated Borrowing Base Certificate reflecting such withdrawal.

“Qualified Cash” means, at any time, the amount of unrestricted cash and Permitted Investments of the relevant Loan Parties held in Qualified Accounts as such time.

“Qualified Equity Interests” means Equity Interests in the Borrower or any parent of the Borrower other than Disqualified Equity Interests.

“Receivables” means (i) Accounts and (ii) Payment Intangibles evidencing rights to payment for goods sold or leased, or for services rendered.

“Receivables Guarantee” has the meaning assigned to such term in the definition of “Permitted Receivables Financing”.

“Receivables Subsidiary” means any Special Purpose Entity established in connection with a Permitted Receivables Financing.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 p.m. (New York City time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (2) if such Benchmark is other than the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building or other structure.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Removal Effective Date” has the meaning assigned to such term in Article VIII.

“Rent Reserve” means an amount equal to no more than three calendar months of the aggregate rent payable by the Loan Parties on all leased properties in respect of which Collateral Access Agreements are not in effect. Notwithstanding anything in this Agreement to the contrary, Rent Reserves will be calculated by the Administrative Agent on a semi-annual basis.

“Replacement Lender” has the meaning assigned to such term in Section 2.22(c).

“Required Additional Debt Terms” means with respect to any Indebtedness, (a) such Indebtedness does not mature earlier than the Latest Maturity Date (except in the case of customary bridge loans, which subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature earlier than the Latest Maturity Date), (b) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default or, if term loans, excess cash flow prepayments applicable to periods before the Latest Maturity Date) that could result in redemptions of such Indebtedness prior to the Latest Maturity Date, (c) such Indebtedness is not guaranteed by any entity that is not a Loan Party, (d) such Indebtedness that is secured (i) is not secured by any assets not securing the Secured Obligations, (ii) is subject to the ABL Intercreditor Agreement or another intercreditor agreement reasonably acceptable to the Administrative Agent and (iii) is subject to security agreements relating to such Indebtedness that are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (e) the other terms and conditions of such Indebtedness shall be as agreed between the Borrower and the parties providing any such Indebtedness.

“Required Lenders” means, at any time, Lenders having Revolving Exposures and unused Commitments (other than Swingline Commitments) representing more than 50% of the aggregate Revolving Exposures and unused Commitments (other than Swingline Commitments) at such time; provided that whenever there are one or more Defaulting Lenders or Disqualified Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender and each Disqualified Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Required Reserve Notice” means (a) so long as no Event of Default has occurred and is continuing, at least five Business Days’ advance notice to the Borrower (or such shorter period as the Borrower may agree), and (b) if an Event of Default has occurred and is continuing, one days’ advance notice to the Borrower; provided that, solely for purposes of any determination under Section 4.02(d), a Required Reserve Notice with respect to any Bank Product Reserves shall be effective immediately and shall not require any advance notice.

“Reserves” means all Availability Reserves, Dilution Reserves, Rent Reserves, Royalty Reserves, Bank Product Reserves, Secured Cash Management Reserves, Secured Hedge Reserves, Shrink Reserves and any and all other reserves which the Administrative Agent deems necessary in its Permitted Discretion. Notwithstanding anything in this Agreement to the contrary, Reserves in respect of employee liabilities and employee withholdings will be determined based on information contained in the most recent field examination (or, in the Permitted Discretion of the Administrative Agent, based on updated information provided to the Administrative Agent by the Borrower).

“Resignation Effective Date” has the meaning assigned to such term in Article VIII.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan Party (including, with respect to the Portal, any person authorized and authenticated through the Portal in accordance with the Administrative Agent’s procedures for such authentication) and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Effective Date or thereafter pursuant to paragraph (a) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Debt Payments” has the meaning specified in Section 6.08(b).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any other Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Revolving Borrowing” means a request for Revolving Loans.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Protective Advances, Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Revolving Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, (c) reduced or increased from time to time pursuant to Section 2.25 and (d) increased from time to time pursuant to Section 2.18. The initial amount of each Revolving Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Revolving Lenders’ Revolving Commitments was $300,000,000 on the Effective Date. The aggregate amount of the Revolving Lenders’ Revolving Commitment was $500,000,000 as of the Amendment No. 1 Effective Date. The aggregate amount of the Revolving Lenders’ Revolving Commitment is $800,000,000 as of the Amendment No. 2 Effective Date.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and an amount equal to its Pro Rata Share of the aggregate principal amounts of Swingline Loans and Protective Advances outstanding at such time.

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure. Unless the context otherwise requires, the term “Revolving Lenders” includes the Swingline Lender under the Facility.

“Revolving Loan” means the loans and advances made by the Revolving Lenders pursuant to this Agreement, including a Loan made pursuant to Section 2.01, Swingline Loans, Protective Advances, and Overadvance Loans.

“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by any Loan Party under a license of Intellectual Property.

“Royalty Reserve” means an amount equal to all accrued Royalties that are then unpaid, whether or not then due and payable by any Loan Party.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any other Restricted Subsidiary (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

“Sanctions” means economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by OFAC), the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom, or any other Governmental Authority with jurisdiction over any Loan Party, any of their respective Subsidiaries or any party hereto.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is a target of any comprehensive country Sanctions program administered and enforced by OFAC.

“Sanctioned Person” means (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any applicable other Sanctions-related list maintained by any applicable Governmental Authority, (b) a Person or legal entity that is the subject of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity to the extent it would be prohibited by Sanctions, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Bank Product Obligations” means the due and punctual payment and performance of all Bank Product Obligations of the Borrower and the Restricted Subsidiaries in respect of any purchase card programs provided to the Borrower or any Subsidiary (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates or branches, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate or branch of a Lender as of the Effective Date or (c) owed to a Person that is an Agent, a Lender or an Affiliate or branch of an Agent or Lender at the time such obligations are incurred.

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of the Borrower and the Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds or supply chain finance services including, without limitation, trade payable services and supplier accounts receivable purchases (collectively, “Cash Management Services”) provided to the Borrower or any Subsidiary (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates or branches, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate or branch of a Lender as of the Effective Date or (c) owed to a Person that is an Agent, a Lender or an Affiliate or branch of an Agent or Lender at the time such obligations are incurred.

“Secured Cash Management Reserves” means Secured Obligations in respect of any Secured Cash Management Obligation in the amount specified by the applicable Secured Party and the Borrower in writing to the Administrative Agent under the definition of “Noticed Cash Management Obligations”, which amount may, subject to the restrictions set forth in the definition of “Noticed Cash Management Obligations” be increased with respect to any existing Secured Cash Management Obligation at any time by further written notice from such Secured Party and the Borrower to the Administrative Agent.

“Secured Hedge Reserves” means Secured Obligations in respect of any Secured Swap Obligation in the amount specified by the applicable Secured Party and the Borrower in writing to the Administrative Agent under the definition of “Noticed Hedges” (but not to exceed the Hedge Termination Value), which amount may, subject to the restrictions set forth in the definition of “Noticed Hedges” and herein, be increased with respect to any existing Secured Swap Obligation at any time by further written notice from such Secured Party and the Borrower to the Administrative Agent.

“Secured Leverage Ratio” means, on any date, the ratio of (a) Consolidated Secured Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations, (c) the Secured Bank Product Obligations and (d) the Secured Swap Obligations (excluding with respect to any Loan Party, Excluded Swap Obligations of such Loan Party).

“Secured Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) each Joint Bookrunner, (e) each Lead Arranger, (f) each Person to whom any Secured Cash Management Obligations are owed, (g) each Person to whom any Secured Bank Product Obligations are owed, (h) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (i) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (j) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of the Borrower, and the Restricted Subsidiaries under each Swap Agreement that (a) is with a counterparty that is an Agent or any of its Affiliates or branches, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate or branch of a Lender as of the Effective Date and (c) is entered into after the Effective Date with any counterparty that is a Lender, an Agent or an Affiliate or branch of a Lender or an Agent at the time such Swap Agreement is entered into.

“Security Documents” means the Collateral Agreement, the ABL Intercreditor Agreement (if executed) and each other security agreement, pledge agreement or other instrument or document executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 4.01(f), 5.11 or 5.12 by a Loan Party or any Parent Entity thereof to secure any of the Secured Obligations or to govern the lien priorities of the holders of Liens on the Collateral.

“Settlement” has the meaning specified in Section 2.23(a)(ii).

“Settlement Date” has the meaning specified in Section 2.23(a)(ii).

“Shrink Reserve” means an amount reasonably estimated by the Administrative Agent to be equal to that amount which is required in order that the shrink reflected in current books and records of the Loan Parties would be reasonably equivalent to the shrink calculated as part of the Borrower’s most recent physical Inventory or cycle counts; provided that no Shrink Reserve established by the Administrative Agent shall be duplicative of any shrink as so reflected in the current books and records of the Loan Parties or estimated by the Borrower for purposes of computing the Borrowing Base.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Sold Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Solvent” means (a) the Fair Value of the assets of the Borrower and its Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (b) the Present Fair Saleable Value of the assets of the Borrower and its Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (c) the Borrower and its Subsidiaries on a consolidated basis taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the date hereof through the Latest Maturity Date taking into account the nature of, and the needs and anticipated needs for capital of, the particular business or businesses conducted or to be conducted by the Borrower and its Subsidiaries on a consolidated basis as reflected in the projected financial statements and in light of the anticipated credit capacity and (d) for the period from the date hereof through the Latest Maturity Date, the Borrower and its Subsidiaries on a consolidated basis taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Borrower and its Subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity.

“Special Purpose Entity” means a direct or indirect subsidiary of the Borrower, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from the Borrower and/or one or more Subsidiaries of the Borrower.

“Special Resolution Regimes” has the meaning specified in Section 9.21.

“Specified Covenant Event” means any Specified Investment, Specified Dividend, Specified Restricted Debt Payment, Specified Lien and/or Specified Debt Incurrence.

“Specified Debt Incurrence” means any Indebtedness incurred pursuant to Section 6.01(a)(xix).

“Specified Default” means any Event of Default pursuant to Section 7.01(a), (b), (c) (with respect to representations in any Borrowing Base Certificate only), (d) (with respect to Section 5.17 or 6.10 only), (e) (with respect to Section 5.01(i) only), (h) or (i).

“Specified Dividend” means any Restricted Payment made pursuant to Section 6.08(a)(xiv).

“Specified Excess Availability” means the sum of (a) Excess Availability, (b) the lesser of (i) Suppressed Availability and (ii) 5.0% of the aggregate Revolving Commitments at such time and (c) solely for purposes of Sections 5.08(b)(i), 5.08(b)(ii) and the definition of “Weekly Reporting Period”, without duplication, Qualified Cash at such time which is not included in the Maximum Borrowing Amount or Suppressed Availability.

“Specified Investment” means any Investment made pursuant to Section 6.04(u).

“Specified Lien” means any Lien incurred pursuant to Section 6.02(xxv).

“Specified Restricted Debt Payment” means any prepayment, redemption, purchase, defeasance or other payment in respect of Junior Financings made pursuant to Section 6.08(b)(v).

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, New Project, subsidiary designation or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Specified Transaction Adjustments” has the meaning specified in Section 1.08(d).

“Sponsor” means each of (a) BC Partners, Inc. and its Affiliates (including the funds, partnerships or other co-investment vehicles managed, advised or controlled thereby but other than, in each case, the Borrower and its Subsidiaries or any portfolio company), (b) Caisse de dépôt et placement du Québec and its Affiliates (including the funds, partnerships or other co-investment vehicles managed, advised or controlled thereby but other than, in each case, the Borrower and its Subsidiaries or any portfolio company), (c) Government of Singapore Investment Corporation and its Affiliates (including the funds, partnerships or other co-investment vehicles managed, advised or controlled thereby but other than, in each case, the Borrower and its Subsidiaries or any portfolio company), (d) GIC Private Limited and its Affiliates (including the funds, partnerships or other co-investment vehicles managed, advised or controlled thereby but other than, in each case, the Borrower and its Subsidiaries or any portfolio company), (e) Longview Asset Management LLC and its Affiliates (including the funds, partnerships or other co-investment vehicles managed, advised or controlled thereby but other than, in each case, the Borrower and its Subsidiaries or any portfolio company) and (f) StepStone Group LP and its Affiliates (including the funds, partnerships or other co-investment vehicles managed, advised or controlled thereby but other than, in each case, the Borrower and its Subsidiaries or any portfolio company).

“SPV” has the meaning assigned to such term in Section 9.04(e).

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“Standard Letter of Credit Practice” means, for any Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which such Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Sterling” means the lawful currency of the United Kingdom.

“Subordinated Indebtedness” means any Material Indebtedness that is subordinated in right of payment to the Loan Document Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means each Subsidiary that is party to the Guarantee Agreement.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv).

“Super Majority Lenders” means, at any time, Lenders having Revolving Exposures and unused Commitments (other than Swingline Commitments) representing more than 66.7% of the aggregate Revolving Exposures and unused Commitments (other than Swingline Commitments) at such time; provided that whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of Super Majority Lenders.

“Supported QFC” has the meaning specified in Section 9.21.

“Suppressed Availability” means, at any time, the amount (if any, but in no event less than zero) by which the Borrowing Base exceeds the aggregate Revolving Commitments at such time.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or other applicable law.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swingline Borrowing” means a request for Swingline Loans.

“Swingline Exposure” means, with respect to any Revolving Lender, at any time, such Revolving Lender’s Pro Rata Share of the Swingline Loans outstanding at such time.

“Swingline Lender” means Wells Fargo Bank, National Association, in its capacity as lender of Swingline Loans hereunder, and its successors and assigns in such capacity.

“Swingline Loan” means a Swingline Loan made by the Swingline Lender to the Borrower under Section 2.23(a).

“Swingline Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the Total Revolving Commitments. The Swingline Sublimit is part of, and not in addition to, the Revolving Commitments.

“Syndication Agent” means JPMorgan Chase Bank, N.A., in its capacity as syndication agent hereunder.

“Tax Group” has the meaning specified in Section 6.08(a)(vii)(A)

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate; provided that if the Term SOFR Rate as so determined would be less than 0.00%, such rate shall be deemed to be equal to 0.00% for the purposes of this Agreement.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term SOFR Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 p.m., New York City time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 5.01(a) or Section 5.01(b); provided that prior to the first date financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended February 3, 2019.

“Total Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Total Maximum Borrowing Amount” means the Maximum Borrowing Amount under the Facility at such time.

“Total Revolving Commitments” means the aggregate outstanding amount of Revolving Commitments for the Facility of all Revolving Lenders under the Facility.

“Transactions” means, collectively, (a) the effectiveness of this Agreement, (b) the effectiveness of the IPO Separation Agreements, (c) the consummation of any other transactions in connection with the foregoing and (d) the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Costs).

“Transaction Costs” means any fees or expenses incurred or paid by the Sponsors, a Parent Entity, the Borrower or any Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate or the Alternate Base Rate.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s security interest in any item or portion of the Pledged Collateral (as defined in the Collateral Agreement) is governed by the

Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by any Issuing Bank for use.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncontrolled Cash” means all amounts from time to time on deposit in any Designated Disbursement Account.

“Unrestricted Subsidiary” means any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.14 subsequent to the Effective Date.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of the notice requirements in Section 2.03, such day is also a Business Day.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.15(e)(2)(D)

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“Value” means, on any date, with reference to (a) Eligible Inventory, the Net Orderly Liquidation Value thereof and (b) Eligible Receivables, the book value thereof determined in accordance with GAAP.

“Vehicles” means all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“Weekly Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower, in substantially the form of Exhibit F or another form which is acceptable to the Administrative Agent in its reasonable discretion (it being agreed that each Weekly Borrowing Base Certificate will be based on the most recently delivered Borrowing Base Certificate delivered on a monthly basis updated to reflect changes in the aggregate Value of Receivables and Inventory of the relevant Loan Parties but with ineligibility and reserve related items reflecting those set forth in such most recent Borrowing Base Certificate).

“Weekly Reporting Period” means any period (a) beginning on the date that Specified Excess Availability is less than the greater of (i) 10% of the Total Maximum Borrowing Amount and (ii) $72,000,000 for five consecutive Business Days, until such time as Specified Excess Availability has been at least the greater of (i) 10% of the Total Maximum Borrowing Amount and (ii) $72,000,000 for at least 20 consecutive calendar days, or (b) during which a Specified Default has occurred and is continuing.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“wholly-owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more wholly-owned subsidiaries of such Person or by such Person and one or more wholly-owned subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party, the Administrative Agent and, in the case of any U.S. federal withholding tax, any other withholding agent, if applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement (other than Section 6.10), the Fixed Charge Coverage Ratio, First Lien Leverage Ratio, Secured Leverage Ratio, Interest Coverage Ratio and the Total Leverage Ratio shall be calculated on a Pro Forma Basis to give effect to all Specified Transactions that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made.

(c) Where reference is made to “the Borrower and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than the Restricted Subsidiaries.

(d) In the event that the Borrower elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Fixed Charge Coverage Ratio, First Lien Leverage Ratio, Secured Leverage Ratio, Interest Coverage Ratio or the Total Leverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Borrower) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.

SECTION 1.05 Effectuation of Transactions. All references herein to the Borrower and its subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Transactions to occur on the Effective Date, unless the context otherwise requires.

SECTION 1.06 Currency Translation; Rates.

(a) Unless expressly provided otherwise, all references in the Loan Documents to Loans, Letters of Credit, Loan Document Obligations, Revolving Commitments, Borrowing Base components and other amounts shall be denominated in Dollars. For purposes of any determination under Article IV, Article V, Article VI or Article VII, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward). The Borrower shall report Borrowing Base components to the Administrative Agent in the currency invoiced by the applicable obligors or shown in their financial records, and unless expressly provided otherwise, herein shall deliver financial statements and calculate financial covenants in Dollars. Unless expressly provided otherwise, if any Loan Document Obligation is funded and expressly denominated in a currency other than Dollars, the Loan Parties shall repay such Loan Document Obligation in such other currency. No Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition or Restricted Payment made; provided, further, that, for the avoidance of doubt, the foregoing provisions of this Section 1.06 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections. For purposes of any determination of Consolidated Total Debt, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or Section 5.01(b). Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

(b) The Administrative Agent shall determine the Exchange Rate as of each Determination Date to be used for calculating the Dollar Equivalent amounts of Letters of Credit denominated in a currency other than Dollars. Such Exchange Rates shall become effective as of such Determination Date and shall be the Exchange Rate employed in converting the amount of any Letters of Credit between Dollars and another currency until the next Determination Date to occur. In the event that on any Determination Date (after giving effect to the determination of the outstanding amount of each Revolving Loan, Swingline Loan and LC Exposure) the total Revolving Exposure under the Facility exceeds the Maximum Borrowing Amount under the Facility, the relevant Borrower shall, within one Business Day after receipt of notice from the Administrative Agent, prepay the Revolving Loans or Swingline Loans and/or reduce LC Exposure (in each case, taking the Dollar Equivalent of any amounts in a currency other than Dollars), in accordance with, and to the extent required by, Section 2.09(b).

(c) The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. In certain circumstances set forth in Section 2.12(b) of this Agreement, Section 2.12(b) provides a mechanism for determining an alternate rate of interest. In addition, upon the occurrence of a Benchmark Transition Event, Section 2.12(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term

SOFR Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07 Letters of Credit.

(a) Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the amount of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.08 Limited Condition Acquisitions and Pro Forma Calculations.

(a) In connection with any action being taken solely in connection with a Limited Condition Acquisition, for purposes of:

(i) determining compliance with any provision of this Agreement which requires the calculation of the Interest Coverage Ratio, the Fixed Charge Coverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio or the Total Leverage Ratio;

(ii) determining compliance with representations, warranties, defaults or Events of Default (in each case, other than for purposes of Section 4.02); and

(iii) testing availability under baskets set forth in this agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets and the Payment Conditions baskets (including the Fixed Charge Coverage Ratio as set forth therein));

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) (provided that the Borrower shall be required to make an LCA Election on or prior to the date on which the definitive agreements for such Limited Condition Acquisition have been entered into), and if, after giving Pro Forma Effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date (after giving effect to any increases or decrease in Indebtedness of the Borrower and Restricted Subsidiaries since such date), the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio, representation, warranty, default, Events of Default or basket, such ratio, representation, warranty, default, Event of Default or basket shall be deemed to have been complied with for purposes of such Limited Condition Acquisition. For the avoidance of doubt, if the Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of the Borrower or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratios, representations, warranties, defaults, Events of Default or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratios, representations, warranties, defaults, Events of Default or baskets shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated (it being further understood that any Consolidated Net Income, Consolidated EBITDA and/or Consolidated Total Assets therefrom shall not be included in the Borrower’s Consolidated Net Income, Consolidated EBITDA or Consolidated Total Assets, as applicable, in any such subsequent calculation until such Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated).

(b) Notwithstanding anything to the contrary herein, the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio and the Fixed Charge Coverage Ratio shall be calculated in the manner prescribed by this Section 1.08; provided, that notwithstanding anything to the contrary in clauses (c), (d) or (e) of this Section 1.08, when calculating the Fixed Charge Coverage Ratio for purposes of Section 6.10, the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(c) For purposes of calculating the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio and the Fixed Charge Coverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA, Consolidated First Lien Debt, Consolidated Secured Debt, Consolidated Total Debt and/or Fixed Charges and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.08, then the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio and the Fixed Charge Coverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.

(d) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer and may include, for the avoidance of doubt, the amount of cost savings, operating expense reductions and, synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such Test Period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions (such cost savings and synergies, “Specified Transaction Adjustments”); provided that (i) such Specified Transaction Adjustments are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Borrower (it being agreed such determination need not be made in compliance with Regulation S-X or other applicable securities laws), (ii) such actions are taken, committed to be taken or expected to be taken no later than twenty-four months after the date of such Specified Transaction and (iii) no amounts shall be added pursuant to this clause (d) to the extent duplicative of any amounts that are otherwise added back in calculating Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to any Test Period.

(e) Without limiting the general application of Section 1.04(b), in the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio and the Fixed Charge Coverage Ratio, as the case may be, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the First Lien Leverage Ratio, the Secured Leverage Ratio, the Total Leverage Ratio, the Interest Coverage Ratio and the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period with respect to leverage ratios or the first day of such Test Period with respect to the Fixed Charge Coverage Ratio and to the extent the proceeds of any new Indebtedness are to be used to repay other Indebtedness (including by repurchase, redemption, retirement, extinguishment, defeasance, discharge or pursuant to escrow or similar arrangements) whether at the time of or after the incurrence of such new Indebtedness, the Borrower shall be permitted to give Pro Forma Effect to such repayment of Indebtedness.

(f) Notwithstanding anything in this Agreement or any Loan Document to the contrary (i) unless the Borrower elects otherwise, if the Borrower or its Restricted Subsidiaries in connection with any transaction or series of related transactions (A) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket (including, without limitation, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test, any Interest Coverage Ratio test and/or any Fixed Charge Coverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”) and (B) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under a non-ratio-based basket (any such amounts, the “Fixed Amounts”), then the Fixed Amounts shall be disregarded in the calculation of the financial test or ratio test applicable to such Incurrence-Based Amounts, (ii) if the Borrower or its Restricted Subsidiaries enters into any revolving, delayed draw or other committed debt facility, the Borrower may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Loan Document on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility); provided, that if such election is made, then all calculations under this Agreement from the date of such election until such facility is effective or such commitments are terminated shall be calculated as if such facility were fully drawn and (iii) if the Borrower or any Restricted Subsidiary incurs Indebtedness consisting of Incurrence-Based Amounts (together with any other Incurrence-Based Amounts incurred or made in connection therewith, including in respect of other Indebtedness, Liens, Dispositions, Investments,

Restricted Payments or Restricted Debt Payments) the relevant ratios will be calculated excluding the cash proceeds of such Incurrence-Based Amounts for netting purposes (i.e., such cash proceeds shall not reduce the Borrower’s Consolidated Total Debt) in connection with any calculation with respect to the fiscal quarter in which such Indebtedness was incurred. In addition, any Indebtedness (and associated Liens, subject to the applicable priorities required pursuant to the applicable Incurrence-Based Amounts), Investments, liquidations, dissolutions, mergers, consolidations, Restricted Payments or any prepayments of Indebtedness (or, in each case, any portion thereof) incurred or otherwise effected in reliance on Fixed Amounts shall be automatically and immediately reclassified at any time, unless the Borrower otherwise elects from time to time, as incurred under the applicable Incurrence-Based Amounts if the Borrower subsequently meets the applicable ratio for such Incurrence-Based Amounts on a pro forma basis.

(g) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, Secured Leverage Ratio test, any Total Leverage Ratio test, any Interest Coverage Ratio test and/or any Fixed Charge Coverage Ratio test and/or the amount of Consolidated EBITDA), such financial ratio or test shall be calculated at the time such action is taken (subject to Section 1.04(b) and this Section 1.08), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

SECTION 1.09 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender agrees, severally and not jointly, to make Revolving Loans in Dollars under the Facility to the Borrower under the Facility from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Revolving Lender’s Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment for the Facility at such time or (ii) the total Revolving Exposures exceeding the Maximum Borrowing Amount for the Facility (subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.08) at such time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Revolving Loans.

SECTION 2.02 Loans and Borrowings.

(a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Facility, Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and, other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b) Subject to Section 2.12, each Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower may request in accordance herewith; provided that all Borrowings denominated in Dollars made on the Effective Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a Term SOFR Borrowing under Section 2.03.

(c) At the commencement of each Interest Period for any Term SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. ABR Borrowings may be in any amount. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Term SOFR Borrowings outstanding under the Facility at the same time.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(e) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, to the extent any Loan denominated in Dollars that bears interest at a rate based on the LIBO Rate (as such term was defined in this Agreement prior to the Amendment No. 2 Effective Date) is outstanding on the Amendment No. 2 Effective Date, such Loan shall continue to bear interest based on the LIBO Rate until the end of the current Interest Period (as such term was defined in this Agreement prior to the Amendment No. 2 Effective Date) applicable to such Loan and the provisions of this Agreement as in effect prior to the Amendment No. 2 Effective Date shall continue and remain in effect notwithstanding the occurrence of the Amendment No. 2 Effective Date until the end of the applicable Interest Period for any such Loan, after which such provisions shall have no further force and effect.

SECTION 2.03 Requests for Borrowings. To request an ABR Borrowing, the Borrower shall request through the Administrative Agent’s Commercial Electronic Office Portal or through such other electronic portal provided by the Administrative Agent (the “Portal”), which must be received by the Administrative Agent not later than 2:00 p.m. on the requested date of any ABR Borrowing. The Borrower hereby acknowledges and agrees that any request made through the Portal shall be deemed made by a Responsible Officer of the Borrower. All Borrowing requests which are not made on-line via the Portal shall be subject to (and unless the Administrative Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) the Administrative Agent’s authentication process (with results satisfactory to the Administrative Agent) prior to the funding of any such requested Borrowing. To request a Term SOFR Borrowing, the Borrower shall notify the Administrative Agent of such request not later than 11:00 a.m., Local Time, three U.S. Government Securities Business Days before the date of the proposed Borrowing (or, in the case of any Term SOFR Borrowing to be made on the Effective Date, not later than 11:00 a.m., Local Time, one U.S. Government Securities Business Day before the Effective Date). Each such Borrowing Request shall be irrevocable and shall be delivered by hand delivery, facsimile or other electronic transmission to the Administrative Agent and shall be signed by the Borrower. Each Borrowing Request in respect of a Term SOFR Borrowing shall specify the following information:

(i) the Class and Type of Loans to be borrowed or to which existing Loans are to be converted and the currency thereof;

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing of Revolving Loans is specified, then a Borrowing of Revolving Loans requested in Dollars shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing of Revolving Loans, then the Borrower shall be deemed to have selected an Interest Period of one calendar month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Funding of Borrowings.

(a) The Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans described in Section 2.03. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the currency of such Borrowing by 4:00 p.m., Local Time, to the Administrative Agent Account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made pursuant to Section 2.23. The Administrative Agent will make such Loans available to the Borrower either by (i) promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date (and, with respect to any ABR Loan, time) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, if such Borrowing is denominated in Dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, the rate reasonably determined by the Administrative Agent to be its cost of funding such amount, or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.11. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c) Obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

SECTION 2.05 Interest Elections.

(a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably (in accordance with the principal amount of the applicable Loans) among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.05 shall not apply to Swingline Loans or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be made by hand delivery, facsimile or other electronic transmission to the Administrative Agent (with a copy to the Administrative Agent if not the original recipient thereof) of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing;

(iv) if the resulting Borrowing is to be a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one calendar month’s duration.

(d) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing under the Facility may be converted to or continued as a Term SOFR Borrowing; and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f) Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan.

SECTION 2.06 Termination and Reduction of Commitments. Upon the prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Commitments of any Class, as determined by the Borrower, in whole or in part; provided that:

(i) any such termination or reduction shall apply proportionately and permanently to reduce the Commitments of each of the Lenders of such Class, except that, notwithstanding the foregoing, the Borrower may allocate any termination or reduction of Commitments among Classes of Commitments at its direction,

(ii) any partial reduction pursuant to this Section 2.06 shall be in an aggregate amount of at least $1,000,000 or any whole multiple of $1,000,000 in excess thereof,

(iii) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or cash collateralization of Letters of Credit made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposure for such Class shall not exceed the Total Revolving Commitments for such Class, and

(iv) if, after giving effect to any reduction of the Commitments, the LC Sublimit or the Swingline Sublimit with respect to the Facility exceeds the amount of Total Revolving Commitments thereunder, such sublimit shall be automatically reduced by the amount of such excess.

Except as provided above, the amount of any such Revolving Commitment reduction shall not be applied to the LC Sublimit or the Swingline Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facility, which refinancing is not consummated or is otherwise shall be delayed. Unless previously terminated, all Commitments of a Class shall terminate on the Maturity Date applicable to such Class.

SECTION 2.07 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (B) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent, and (C) to each Swingline Lender the then unpaid principal amount of such Swingline Loan of such Swingline Lender on the Maturity Date; provided that on each date that a Revolving Loan is made while any Swingline Loan or Protective Advance is outstanding under the same Facility, the Borrower shall repay all such Swingline Loans and Protective Advances with the proceeds of such Revolving Loan then outstanding under the Facility.

(b) At all times after the commencement and during the continuance of a Cash Dominion Period, and written notification thereof by the Administrative Agent to the Borrower (subject to the provisions of Section 5.17(b)), on each Business Day, at or before 1:00 p.m., Local Time, the Administrative Agent shall apply all immediately available funds credited on behalf of the Borrower to a Payment Account or such other account directed by the Administrative Agent pursuant to Section 5.17(b) in accordance with Section 7.02 (except (A) clauses first and second thereof and (B) to Secured Cash Management Obligations, Secured Bank Product Obligations and Secured Swap Obligations).

(c) [Reserved].

(d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(e) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made under the Facility, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the relevant Borrower to each Lender under the Facility and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(f) The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (d) and (e) of this Section, the accounts maintained by the Administrative Agent pursuant to paragraph (e) of this Section shall control.

(g) Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a promissory note. In such event, the relevant Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form provided by the Administrative Agent and approved by the Borrower.

SECTION 2.08 Protective Advances and Overadvances.

(a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the sole discretion of the Administrative Agent (but, in any such case, none of them shall have absolutely any obligation to) to make Loans in Dollars to the Borrower on behalf of the Revolving Lenders (each such Loan, a “Protective Advance”), which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Secured Obligations, or (C) to pay any other amount chargeable to or required to be paid by the

Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents; provided that the aggregate amount of outstanding Protective Advances (taken together with Overadvances under Section 2.08(c) below under the Facility) shall not, at any time, exceed (x) 10% of the Borrowing Base as determined on the date of such proposed Protective Advance or (y) when added to the aggregate Revolving Exposure of all the Revolving Lenders, the aggregate Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. All Protective Advances shall be ABR Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders under the Facility to make a Revolving Loan, in the currency in which the applicable Protective Advance was denominated, to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund, in the currency in which the applicable Protective Advance was denominated, their risk participation described in Section 2.08(b).

(b) Upon the making of a Protective Advance (whether before or after the occurrence of a Default) by the Administrative Agent under the Facility, each Revolving Lender under the Facility shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance, in proportion to its Pro Rata Share. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

(c) Notwithstanding anything to the contrary contained elsewhere in this Section 2.08 or this Agreement or the other Loan Documents and whether or not a Default or Event of Default exists at the time, the Administrative Agent may require the Revolving Lenders under the Facility to honor requests or deemed requests by the Borrower for Revolving Loans at a time that an Overadvance Condition exists or which would result in an Overadvance Condition and each relevant Lender shall be obligated to continue to make its Pro Rata Share of any such Overadvance Loan up to a maximum amount outstanding equal to its Revolving Commitment under the Facility at such time, so long as such Overadvance is not known by the Administrative Agent to exceed 5% of the Maximum Borrowing Amount under the Facility, at such time, but in no event shall such Overadvance exist for more than thirty (30) consecutive Business Days or more than forty-five (45) Business Days in any twelve calendar month period; provided, that (i) the aggregate amount of outstanding Overadvances plus any Protective Advances described in Section 2.08(a) plus the aggregate of all other Revolving Exposure shall not exceed the Total Revolving Commitments under the Facility and (ii) the Revolving Exposure of any Lender shall not exceed the Revolving Commitment of such Lender under the Facility. The Administrative Agent’s authorization to require Revolving Lenders to honor requests or deemed requests for Overadvance Loans may be revoked at any time by the Required Lenders.

SECTION 2.09 Prepayment of Loans.

(a) Upon prior notice in accordance with paragraph (c) of this Section 2.09, the Borrower shall have the right at any time and from time to time to prepay any Revolving Borrowing in whole or in part without premium or penalty (but subject to Section 2.14).

(b) Except for Protective Advances and Overadvance Loans permitted under Section 2.08, in the event and on each Business Day on which the total Revolving Exposure under the Facility exceeds the Maximum Borrowing Amount under the Facility, the relevant Borrower shall promptly prepay first, any outstanding Swingline Loans under the Facility in an amount equal to such excess Swingline Loans, second, if any excess remains after prepaying all Swingline Loans, any outstanding Revolving Loans under the Facility in an amount equal to any remaining excess and third, if any excess remains after prepaying all Swingline Loans and all Revolving Loans, depositing an amount in cash in an amount equal to any remaining excess in the LC Collateral Account for the Facility.

(c) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by facsimile or other electronic communication of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Rate Loan, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Loan, not later than 10:00 a.m., Local Time, on the day of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Local Time, on the date of prepayment. Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11. At the Borrower’s election in connection with any prepayment pursuant to this Section 2.09, such prepayment shall not be applied to any Loan of a Defaulting Lender and shall be allocated ratably among the relevant non-Defaulting Lenders.

SECTION 2.10 Fees.

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of the Revolving Lenders (based on their Pro Rata Share of the Revolving Exposure) a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of the Revolving Lenders during the period from and including the Effective Date to but excluding the date on which the Lenders’ Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears in accordance with clause (c) below. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of calculating the commitment fees only, no portion of the Revolving Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

(b) Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit issued for the account of the Borrower, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Term SOFR Rate Loans on the daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) under the Facility, during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure. In addition, the Borrower agrees to pay to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank to the Borrower for the period from the date of issuance of such Letter of Credit through the expiration date of such Letter of Credit (or if terminated on an earlier date to the termination date of such Letter of Credit), computed at a rate equal to 0.125% per annum or such other percentage per annum to be agreed upon between the Borrower and such Issuing Bank of the daily outstanding amount of such Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable in accordance with clause (c) below; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) Subject to clause (d) below, all interest, commitment fees under Section 2.10(a) and participation and fronting fees under Section 2.10(b), in each case payable hereunder, shall accrue through and including, and be due and payable in arrears on, (i) in the case of all interest and commitment fees payable under Section 2.10(a), the first day of each calendar month of January, April, July and October and (ii) in the case of all participation and fronting fees payable under Section 2.10(b), the first Business Day of each calendar month of January, April, July and October and, in each case, as applicable, on the date on which the Revolving Commitments terminate (other than as set forth under the definition of “Interest Payment Date”). The Borrower hereby authorizes the Administrative Agent, from time to time without prior notice to the Borrower, to charge all such reasonable and documented amounts that are due and payable to the loan account of the Borrower ~~(provided that such amounts shall not be charged to any loan account until (5) Business Days after the Administrative Agent has provided the Borrower with an invoice for any such amount)~~. Any such amounts payable hereunder that are charged to a loan account shall thereupon constitute Loans under the Facility and shall initially accrue interest at the rate then applicable to Loans comprising ABR Borrowings (unless and until converted, if applicable, into Term SOFR Borrowings in accordance with the terms of this Agreement).

(d) The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and each applicable Agent).

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

(f) Notwithstanding the foregoing, and subject to Section 2.10, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.10.

SECTION 2.11 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term SOFR Borrowing shall bear interest at the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) [Reserved].

(d) [Reserved].

(e) Each Protective Advance shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(f) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to Loans that are ABR Loans as provided in paragraph (a) of this Section; provided that no amount shall be payable pursuant to this Section 2.11(f) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that no amounts shall accrue pursuant to this Section 2.11(f) on any overdue amount or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(g) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h) All computations of interest for ABR Loans (including ABR Loans determined by reference to the Term SOFR Rate) shall be made on the basis of a year of 365 days (or 366 days, as the case may be) and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.16, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.12 Alternate Rate of Interest.

(a) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(b) [Reserved].

(c) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term SOFR Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term SOFR Loan in Dollars is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR Rate, then until such time as a Benchmark Replacement for Dollars is implemented pursuant to this Section 2.12, if such Term SOFR Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day.

(g) Notwithstanding anything herein or in any other Loan Document to the contrary, the Administrative Agent and Borrower shall cooperate in good faith and use commercially reasonable efforts to satisfy any applicable requirements under proposed or final U.S. Treasury Regulations or other Internal Revenue Service guidance such that the use of an alternative rate of interest pursuant to this Section 2.12 is not likely to result in a deemed exchange under Section 1001 of the Code.

(h) If at least two Business Days prior to the commencement of any Interest Period for a Term SOFR Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Term SOFR Reference Rate, Term SOFR Rate or Term SOFR, as applicable for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Term SOFR Reference Rate, Term SOFR Rate or Term SOFR, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (in each case with respect to the Loans impacted by this clause (ii) or clause (i) above, “Impacted Loans”), then, in the case of clause (i) or (ii) above, the Administrative Agent shall give notice thereof (and, if requested by the Borrower, reasonably acceptable evidence of such determination) to the Borrower and the Lenders by facsimile or other electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing, shall be ineffective and (ii) if any Borrowing Request requests a Term SOFR Borrowing then such Borrowing shall be made as an ABR Borrowing and the utilization of the Term SOFR Rate component in determining the Alternate Base Rate shall be suspended; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.

SECTION 2.13 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Term SOFR Rate) or Issuing Bank;

(ii) impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement, Term SOFR Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Lender or Issuing Bank to any Taxes on its Loans, letters of credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, maintaining, continuing or converting any Term SOFR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or any Issuing Bank or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank for such increased costs actually incurred or reduction actually suffered, provided that to the extent any such costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives enacted or promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Basel III after the Effective Date, then such Lender or such Issuing Bank shall be compensated pursuant to this Section 2.13(a) only to the extent such Lender or such Issuing Bank is imposing such charges on similarly situated borrowers under the other syndicated credit facilities that such Lender is a lender under or such Issuing Bank is a letter of credit issuer under. Notwithstanding the foregoing, (i) the Borrower shall not be liable for such increased cost or reduction other than to the extent that it relates to the Facility under which such Person is the Borrower and (ii) this paragraph will not apply to (A) Indemnified Taxes or Other Taxes indemnifiable under Section 2.15 or (B) Excluded Taxes.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender the Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity requirements), then, from time to time upon request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, or such Lender’s or such Issuing Bank’s holding company, for any such reduction actually suffered.

(c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.14 Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender under the Facility for the actual loss, cost and expense attributable to such event. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.14, each Lender shall be deemed to have funded each Term SOFR Loan made by it at the Term SOFR Rate for such Loan by a matching deposit or other borrowing for a comparable amount and for a comparable period, whether or not such Term SOFR Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand. Notwithstanding the foregoing, this Section 2.14 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.15 shall govern.

SECTION 2.15 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, provided that if the applicable Withholding Agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the applicable Withholding Agent shall make such deductions or withholding, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iii) if the Tax in question is an Indemnified Tax or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholding have been made (including deductions or withholdings applicable to additional amounts payable under this Section 2.15) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholding been made.

(b) Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law, or at the option of Withholding Agent timely reimburse it for the payment thereof.

(c) The Loan Parties shall indemnify each applicable Lender and the Administrative Agent and each Issuing Bank under the Facility, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender or Issuing Bank, as the case may be, and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to Administrative Agent), by an Issuing Bank or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other documentation reasonably requested by the Borrower or the Administrative Agent (i) as will permit such payments under any Loan Document to be made without, or at a reduced rate of, withholding or (ii) as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements. Each Lender shall, whenever a lapse or time or change in circumstances renders such documentation obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so.

Without limiting the foregoing:

(1) Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor forms) certifying that such Lender is exempt from U.S. federal backup withholding.

(2) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates substantially in the form of Exhibit P-1, P-2, P-3 or P-4, as applicable, (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms),

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two properly completed and duly signed original copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, U.S. Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.15(e) if such beneficial owner were a Lender, as applicable (provided that, if the Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(3) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (3), “FATCA” shall include any amendments made to FATCA after the date hereof.

Notwithstanding any other provisions of this clause (e), a Lender shall not be required to deliver any form or other documentation that such Lender is not legally eligible to deliver.

(f) On or before the date Agent (or any successor thereto) becomes a party to this Agreement, Agent shall provide to the Borrower, two duly-signed, properly completed copies of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) Form W-9 (or successor forms), or (ii) (A) Form W-8ECI (or successor forms), and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on Form W-8IMY (or successor forms) evidencing its agreement with the Borrower to be treated as a U.S. person for U.S. federal withholding purposes as contemplated by Treasury Regulation Section 1.1441-1(b)(2)(iv)(A). At any time thereafter, Agent shall provide updated documentation previously provided (or successor forms) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower.

(g) If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the Administrative Agent or the relevant Lender or Issuing Bank, as applicable, shall use commercially reasonable efforts to cooperate with the Borrower in a reasonable challenge of such Taxes if so requested by the Borrower; provided that (a) the Administrative Agent or such Lender or Issuing Bank determines in its reasonable discretion that it would not be subject to any unreimbursed third party cost or expense or otherwise be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of the Administrative Agent or such Lender or Issuing Bank, as applicable and (c) the Borrower indemnifies the Administrative Agent or such Lender or Issuing Bank, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. The Administrative Agent or a Lender or Issuing Bank shall claim any refund that it determines is reasonably available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. If the Administrative Agent or a Lender or Issuing Bank receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender or Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender or Issuing Bank, agrees promptly to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender or Issuing Bank, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender or Issuing Bank may delete any information therein that the Administrative Agent or such Lender or Issuing Bank deems confidential). Notwithstanding anything to the contrary, this Section 2.15(g) shall not be construed to require the Administrative Agent or any Lender or Issuing Bank to make available its Tax returns (or any other information relating to Taxes which it deems confidential to any Loan Party or any other Person).

(h) The agreements in this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 2.16 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., Local Time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment (other than payments on the Term SOFR Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Term SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments or prepayments of any Loan or with respect to a Letter of Credit shall be made in the currency in which such Loan or Letter of Credit (as applicable) is denominated, all payments of accrued interest payable on a Loan shall be made in the currency in which such Loan is denominated, and all other payments under each Loan Document shall be made in Dollars. If, for any reason, the Borrower is prohibited by Requirements of Law from making any required payment hereunder in any currency (other than Dollars), the Borrower shall make such payment in Dollars in the Dollar Equivalent of such payment amount.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due under the Facility, such funds shall be applied in accordance with Section 7.02(a) (except (A) clauses first and second thereof and (B) to Secured Cash Management Obligations, Secured Bank Product Obligations and Secured Swap Obligations) notwithstanding the absence of an Event of Default, exercise of remedies or acceleration of the Loans.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of a given Class or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class or participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender with outstanding Loans of the same Class or participations in such LC Disbursements or Swingline Loans, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class or participations in such LC Disbursements or Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class or participations in such LC Disbursements or Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class or participations in LC Disbursements or Swingline Loans as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans of that Class or participations in LC Disbursements or Swingline Loans or any increase in the Applicable Rate in respect of Loans or participations in LC Disbursements or Swingline Loans of Lenders that have consented to any such extension. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower, as applicable, in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a) or 2.04(b), 2.16(d) or 9.03(c), then the Administrative Agent may, in its discretion and in the order determined by the Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and to be applied to, any future funding obligations of such Lender under any such Section.

SECTION 2.17 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 or any event that gives rise to the operation of Section 2.21, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or Section 2.15 or mitigate the applicability of Section 2.21, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b) If (i) any Lender requests compensation under Section 2.13 or gives notice under Section 2.21, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.15, or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation), provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements and Swingline Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.13, payment required to be made pursuant to Section 2.15 or a notice given under Section 2.21, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.18 Increased Commitments.

(a) At any time and from time to time after the Effective Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make available to the Administrative Agent and each of the Lenders under the Facility), request to effect one or more increases in the Revolving Commitments of the Facility (or, solely to the extent set forth in Section 2.18(d) below, provide commitments under a new Facility constituting a FILO Tranche (which may be in the form of a term loan)) (an “Incremental Commitment”) from one or more Additional Lenders; provided that (A) at the time of each such request and upon the effectiveness of each Incremental Facility Amendment, (i) no Event of Default shall have occurred and be continuing (except in connection with a Permitted Acquisition or any other Investment not prohibited by the terms of this Agreement, which shall be subject to no continuing Event of Default under clauses (a), (b), (h) or (i) of Section 7.01) or shall result therefrom and (ii) the representations and warranties set forth Article III hereof shall be true and correct in all material respects (except in connection with a Permitted Acquisition or any other Investment not prohibited by the terms of this Agreement, which, if and only to the extent required by the Lenders providing such Incremental Commitment, shall be subject to customary “SunGard” or “certain funds” conditionality), (B) the arrangement, upfront or similar fees in respect of such Incremental Commitment and the extensions of credit thereunder shall be determined by the Borrower and the applicable Additional Lenders, and (C) except as set forth in clause (B) above or, with respect to any FILO Tranche under Section 2.18(d) below, any Incremental Commitment shall be on the same terms and pursuant to the same documentation applicable to the existing Revolving Commitments under the Facility. Notwithstanding anything to the contrary herein, the aggregate principal amount of all Incremental Commitments incurred after the Amendment No. 3 Effective Date shall not exceed the Incremental Cap. Each Incremental Commitment shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (unless the Borrower and the Administrative Agent otherwise agree); provided that such amount may be less than $5,000,000 if such amount represents all the remaining availability under the Incremental Cap.

(b) (i) Each notice from the Borrower pursuant to this Section shall set forth the requested amount of the relevant Incremental Commitments.

(ii) Any Incremental Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents executed by the Borrower, such applicable Additional Lenders and the Administrative Agent. Incremental Commitments shall be provided by Additional Lenders (including any Existing Lender (it being understood that no existing Lender shall have any right to participate in any Incremental Commitments or, unless it agrees, be obligated to provide any Incremental Commitments)); provided that each Additional Lender (other than any Person that is a Lender) shall be subject to the written consent of the Administrative Agent, each Issuing Bank, the Swingline Lender and the Borrower (such approval in each case not to be unreasonably withheld or delayed). An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to (x) effect the provisions of this Section and/or (y) so long as such amendments are not, in the reasonable opinion of the Administrative Agent, materially adverse to the Lenders, maintain the “fungibility” of any such Incremental Commitments with any tranche of then outstanding Loans and or Commitments hereunder.

(c) Any Revolving Loan made pursuant to an Incremental Commitment shall be a “Loan” for all purposes of this Agreement and the other Loan Documents.

(d) Any Incremental Commitment may be in the form of a separate “first-in, last-out” or “last-out” tranche (the “FILO Tranche”), in each case, whether in the form of a revolving loan or a term loan, with interest rate margins, rate floors, upfront fees, funding discounts and original issue discounts and advance rates, in each case to be agreed upon (which, for the avoidance of doubt, shall not require any adjustment to the Applicable Rate or other Loans) among the Borrower and the Additional Lenders providing the FILO Tranche so long as (1) any loans and related obligations in respect of the FILO Tranche are not be guaranteed by any Person other than the Guarantors and are not secured by any assets other than Collateral; (2) as between (x) the Revolving Loans (other than the FILO Tranche) and other Loan Document Obligations, the Noticed Cash Management Obligations and the Noticed Hedges and (y) the FILO Tranche, all proceeds from the liquidation or other realization of the Collateral or application of funds under Section 7.02 shall be applied, first to obligations owing under, or with respect to, the Revolving Loans (other than the FILO Tranche) and other Loan Document Obligations, the Noticed Cash Management Obligations and the Noticed Hedges, and second to the FILO Tranche; (3) the Borrower may not prepay Loans under the FILO Tranche or terminate or reduce the commitments in respect thereof at any time that other Loans (including Swingline Loans) and/or amounts owed in respect of LC Disbursements (unless cash collateralized or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent) are outstanding; (4) the Required Lenders shall, subject to the terms of the ABL Intercreditor Agreement, exercise control of remedies in respect of the Collateral; (5) no changes affecting the priority status of the Revolving Loans (other than the FILO Tranche) and other Loan Document Obligations, the Noticed Cash Management Obligations and the Noticed Hedges vis-à-vis the FILO Tranche may be made without the consent of each of the Revolving Lenders (other than the Revolving Lenders under FILO Tranche), (6) the final maturity of any FILO Tranche shall not occur, and no FILO Tranche shall require mandatory commitment reductions prior to, the Latest Maturity Date at such time, (7) except as otherwise set forth in this Section 2.18(d), the terms of any such FILO Tranche (other than advance rates that do not exceed 100%) shall be reasonably acceptable to the Administrative Agent and (8) each Additional Lender providing any loans or commitments under a FILO Tranche that is not a commercial banking institution (other than any Person that is a Lender) shall be subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).

(e) Notwithstanding anything to the contrary, this Section 2.18 shall supersede any provisions in Section 2.16 or Section 9.02 to the contrary.

SECTION 2.19 [Reserved].

SECTION 2.20 Defaulting Lenders.

(a) General. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank and the Swingline Lender; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with Section 2.24(i); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan under the Facility in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under the Facility; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, subject to the last sentence of Section 2.09(e), to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.24(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.24(i) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.10(b).

(iv) Reallocation of Swingline Exposure and LC Exposure. If any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(A) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders under the Facility in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the lesser of the total of all non-Defaulting Lenders’ Revolving Commitments under the Facility and the applicable Borrowing Base, as of such date and (y) no such non-Defaulting Lender’s Revolving Exposure under the Facility shall exceed such Revolving Lender’s Revolving Commitment under the Facility at such time; and

(B) If the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three (3) Business Days following notice by the Administrative Agent (x) first, prepay the Swingline Exposure of such Defaulting Lender and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.24(i) for so long as such LC Exposure is outstanding;

(C) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.22(a)(iv), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(D) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.22(c), then the fees payable to the Lenders pursuant to Section 2.10(a) and Section 2.10(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Share (calculated without regard to such Defaulting Lender’s Commitment); or

(E) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.20(a)(iv), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.

(v) Swingline Loans and Letters of Credit. So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks thereunder shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(a)(iv), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(a)(iv) (and Defaulting Lenders shall not participate therein).

(b) Defaulting Lender Cure.

(i) If the Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(ii) After a determination pursuant to clause (i) above, then the Swingline Exposure and LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share (without giving effect to Section 2.20(a)(iv)).

SECTION 2.21 Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Term SOFR Rate, or to determine or charge interest rates based upon the Term SOFR Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Term SOFR Loans or to convert ABR Loans to Term SOFR Loans, as applicable, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon three Business Days’ notice from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR Rate, the Administrative Agent shall, during the period of such suspension, compute the Alternate Base Rate, as applicable, applicable to such Lender without reference to the Term SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Rate. Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.22 Loan Modification Offers.

(a) At any time after the Effective Date, the Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower (including mechanics to permit cashless rollovers and exchanges by Lenders). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b) A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Borrower, each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.22, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder.

(c) If, in connection with any proposed Loan Modification Offer, any Lender of the Affected Class declines to consent to such Loan Modification Offer on the terms and by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Accepting Lender, (i) replace such Non-Accepting Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all or any part of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the Affected Class to one or more Persons approved (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time, in which case no such approval shall be required) by the Administrative Agent (such approval in each case not to be unreasonably withheld or delayed), each Issuing Bank and the Swingline Lender under the Facility (such Person, a “Replacement Lender”); provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a Replacement Lender; provided, further, that (i) the Replacement Lender shall have agreed to provide Commitments on the terms set forth in the applicable Permitted Amendment, (ii) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the Affected Class assigned by it pursuant to this Section 2.22(c), accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Replacement Lender (to the extent of such outstanding principal and accrued interest and fees) and (iii) unless waived, the Borrower or such Replacement Lender shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d) Notwithstanding anything to the contrary, this Section 2.22 shall supersede any provisions in Section 2.16 or Section 9.02 to the contrary.

SECTION 2.23 Swingline Loans.

(a) Facility.

(i) Subject to the terms and conditions set forth herein, each Swingline Lender under the Facility in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.23, make available Swingline Loans to the relevant Borrower from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans under the Facility exceeding the Swingline Sublimit for the Facility, (ii) any Revolving Lender’s Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment for the Facility or (iii) the total Revolving Exposures exceeding the Maximum Borrowing Amount, at such time; provided, that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower under the Facility may borrow, prepay and reborrow Swingline Loans. Such Swingline Loans shall bear interest at the rate then applicable to Revolving Loans based on the Alternate Base Rate under the Facility. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by facsimile or electronic communication (if arrangements for doing so have been approved by the Administrative Agent), not later than 2:00 p.m. Local Time on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. Such Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit in accordance with the instructions of the Borrower (including, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.24(e), by remittance to the applicable Issuing Bank, and in the case of repayment of another Loan or fees or expenses, by remittance to the Administrative Agent to be distributed to the relevant Lenders) on the requested date of such Swingline Loan.

(ii) To facilitate administration of the Revolving Loans, the Revolving Lenders and the Administrative Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans under the Facility, and Swingline Loans under the Facility, shall take place on a periodic basis in accordance with this clause (a)(ii). The Administrative Agent shall request settlement (a “Settlement”) with the Revolving Lenders on at least a bi-weekly basis, or on a more frequent basis if so determined by the Administrative Agent, (A) on behalf of the applicable Swingline Lender, with respect to each outstanding Swingline Loan and (B) with respect to collections received, in each case, by notifying the applicable Revolving Lenders of such requested Settlement by facsimile or other electronic form of transmission, of such requested Settlement, no later than 1:00 p.m. Local Time, on the date of such requested Settlement (the “Settlement Date”). Each applicable Revolving Lender (other than the Swingline Lender, in the case of Swingline Loans) shall make the amount of such Revolving Lender’s Pro Rata Share of the outstanding principal amount of the Swingline Loans with respect to which Settlement is requested available to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 3:00 p.m., Local Time, on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article IV have then been satisfied without regard to any minimum amount specified therein. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable Swingline Loan and, together with the portion of such Swingline Loan representing the Swingline Lender’s pro rata share thereof, shall constitute Revolving Loans of the Revolving Lenders under the Facility. If any such amount is not made available to the Administrative Agent by any Revolving Lender on the Settlement Date applicable thereto, the Administrative Agent shall, on behalf of the applicable Swingline Lender with respect to each outstanding Swingline Loan, be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Alternate Base Rate for the first three days from and after the Settlement Date and thereafter at the interest rate then applicable to Revolving Loans. Between Settlement Dates, the Administrative Agent may pay over to the applicable Swingline Lender any payments received by the Administrative Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to such Swingline Lender’s Revolving Loans or Swingline Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to such Swingline Lender’s Revolving Loans, such Swingline Lender shall pay to the Administrative Agent for the accounts of the applicable Revolving Lenders, to be applied to the outstanding Revolving Loans of such Revolving Lenders, an amount such that each Revolving Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans under the Facility. During the period between Settlement Dates, each Swingline Lender with respect to its Swingline Loans, the Administrative Agent with respect to Protective Advances under the Facility and each Revolving Lender with respect to its Revolving Loans shall be entitled to interest thereon at the applicable rate or rates payable under this Agreement.

(iii) In addition, a Swingline Lender under the Facility may by written notice given to the Administrative Agent not later than 11:00 a.m., Local Time, on any Business Day require the Revolving Lenders under the Facility to acquire participations not later than 1:00 p.m. on such Business Day in all or a portion of its outstanding Swingline Loans under the Facility. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender under the Facility, specifying in such notice such Revolving Lender’s Pro Rata Share of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of a Swingline Lender under the Facility, such Revolving Lender’s Pro Rata Share of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.04 with respect to Loans made by such Revolving Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan under the Facility after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(b) Termination and Appointment. The Borrower may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the Swingline Exposure of such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans. After notice to the Administrative Agent, the Borrower may appoint any other Revolving Lender as a “Swingline Lender” so long as such Revolving Lender agrees to such appointment.

SECTION 2.24 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.24, (A) from time to time on any Business Day during the period from the Effective Date to but not including the 5th Business Day prior to the Maturity Date, upon the request of the Borrower, to issue Letters of Credit denominated in a Permitted Currency and issued on sight basis only for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.24(b); provided that if the Borrower requests the applicable Issuing Bank to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against the applicable Issuing Bank; (ii) the Borrower shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among the applicable Issuing Bank and the Borrower, and (B) to honor drafts under the Letters of Credit, and (ii) the Revolving Lenders under the Facility severally agree to participate in the Letters of Credit issued pursuant to Section 2.24(d) under the Facility; provided that no Letters of Credit shall be issued if the Administrative Agent receives notice from the Required Lenders that the conditions set forth in Article IV have not been satisfied. Subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit, the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent, at least two (2) Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable Issuing Bank), a completed and irrevocable Letter of Credit application in a form reasonably acceptable to the applicable Issuing Bank, subject to the applicable Issuing Bank’s authentication procedures with results satisfactory to the applicable Issuing Bank. To request an amendment, extension or renewal of a Letter of Credit, the Borrower shall submit such an application to the applicable Issuing Bank and the Administrative Agent at least two (2) Business Days in advance of the requested date of amendment, extension or renewal, which such application (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as the Administrative Agent or applicable Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents such Issuing Bank generally requests for Letters of Credit in similar circumstances. The applicable Issuing Bank’s records of the content of any such application will be conclusive. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Letter of Credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended, renewed or extended if (and on issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the LC Sublimit with respect to the Facility, (ii) no Issuing Bank’s LC Exposure shall exceed its Individual LC Sublimit and (iii) the Revolving Exposures shall not exceed the Maximum Borrowing Amount with respect to the Facility at such time. Additionally, the applicable Issuing Bank shall have no obligation to issue or extend a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to the applicable Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable Issuing Bank shall prohibit or request that the applicable Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, or (B) the issuance of such Letter of Credit would violate one or more policies of the applicable Issuing Bank applicable to letters of credit generally. Promptly after the delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. Promptly after receipt of such Letter of Credit or amendment, the Administrative Agent shall notify the Revolving Lenders, in writing, of such Letter of Credit or amendment, and if so requested by a Revolving Lender the Administrative Agent, will provide such Revolving Lender with copies of such Letter of Credit or amendment. With respect to Commercial Letters of Credit, each Issuing Bank shall, on the first Business Day of each week, submit to the Administrative Agent, by facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank), a report detailing the daily aggregate total of Commercial Letters of Credit for the previous calendar week.

(c) Expiration Date. Each Standby Letter of Credit shall expire not later than the date that is twelve months after the date of the issuance of such Letter of Credit; provided that any Standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further that any Letter of Credit which extends beyond the Maturity Date shall be cash collateralized pursuant to clause (j) of this Section 2.24 on or before the date that is five (5) Business Days prior to the Maturity Date. Each Commercial Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such Commercial Letter of Credit and (ii) 5 Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender under the Facility, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay in Dollars (in accordance with Section 1.06, as applicable) to the Administrative Agent such Lender’s Pro Rata Share of each LC Disbursement made by such Issuing Bank and not reimbursed by the relevant Borrower on the date due as provided in paragraph (e) of this Section 2.24, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments under the Facility, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. (i) If the applicable Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than (i) 3:00 p.m., Local Time, on the Business Day immediately following the date the Borrower is presented notice of such LC Disbursement under paragraph (g) of this Section 2.24; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.23 that such payment be financed with ABR Loans or Swingline Loans under the Facility in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Loans or Swingline Loan. In the case of a Letter of Credit denominated in a Permitted Currency (other than Dollars), the Borrower shall reimburse the applicable Issuing Bank in Dollars in accordance with Section 1.06. Letters of Credit denominated in Dollars shall be reimbursed by the Borrower in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in another Permitted Currency, the applicable Issuing Bank shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the Borrower fails to make such payment when due, the amount of the LC Disbursement immediately and automatically shall be deemed to be a Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Article IV) and, initially, shall bear interest at the rate then applicable to Revolving Loans that are ABR Loans. If an LC Disbursement is deemed to be a Revolving Loan hereunder, the Borrower’s obligation to pay the amount of such LC Disbursement to the applicable Issuing Bank shall be automatically converted into an obligation to pay the resulting Revolving Loan. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, Agent shall distribute such payment to Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11(e) to reimburse Issuing Bank, then to such Revolving Lenders and Issuing Bank as their interests may appear.

(ii) Promptly following receipt of a notice of a drawing pursuant to the foregoing clause (i), each Revolving Lender shall fund its Pro Rata Share of any Revolving Loan deemed made pursuant to the foregoing clause (i) on the same terms and conditions as if the Borrower had requested the amount thereof as a Revolving Loan and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by such Issuing Bank, in an amount equal to its Pro Rata Share of such Letter of Credit, and each such Revolving Lender agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Pro Rata Share of any LC Disbursement made by such Issuing Bank under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Pro Rata Share of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in the foregoing clause (i), or of any reimbursement payment that is required to be refunded (or that the Administrative Agent or the applicable Issuing Bank elects, based upon the advice of counsel, to refund) to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to the Administrative Agent, for the account of the applicable Issuing Bank, an amount equal to its respective Pro Rata Share of each LC Disbursement pursuant to this Section 2.24(e)(ii) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Article IV. If any such Revolving Lender fails to make available to the Administrative Agent the amount of such Revolving Lender’s Pro Rata Share of a LC Disbursement as provided in this Section 2.24, such Revolving Lender shall be deemed to be a Defaulting Lender and the Administrative Agent (for the account of the applicable Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f) Obligations Absolute. The Borrower’s reimbursement and payment obligations under this Section 2.24 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever; provided, that subject to Section 2.24(n) below, the foregoing shall not release the applicable Issuing Bank from such liability to the Borrower as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against the applicable Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of the Borrower to the applicable Issuing Bank arising under, or in connection with, this Section 2.24 or any Letter of Credit.

(g) No Impairment of Rights and Remedies or Obligations. Without limiting any other provision of this Agreement, the applicable Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to the Borrower for, and the applicable Issuing Bank’s rights and remedies against the Borrower and the obligation of the Borrower to reimburse the applicable Issuing Bank for each drawing under each Letter of Credit shall not be impaired by:

(i) honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(ii) honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii) acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;

(iv) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);

(v) acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi) any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any Borrower;

(vii) any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;

(viii) assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix) payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x) acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where the applicable Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

(xi) honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by the applicable Issuing Bank if subsequently the applicable Issuing Bank or any court or other finder of fact determines such presentation should have been honored;

(xii) dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(xiii) honor of a presentation that is subsequently determined by the applicable Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(h) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent by facsimile or electronic communication (if arrangements for doing so have been approved by the applicable Issuing Bank) of such demand for payment and whether such Issuing Bank has made or will make a LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(i) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.24, then Section 2.24(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of funding by any Revolving Lender pursuant to clause (e) of this Section 2.24 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(j) Replacement of an Issuing Bank. An Issuing Bank may be replaced at the written request of the Borrower and without the consent of the Administrative Agent at any time by written agreement among the Borrower, the replaced Issuing Bank and the successor Issuing Bank, and acknowledged by the Administrative Agent. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k) Cash Collateralization. If (i) any Event of Default shall occur and be continuing, (ii) Excess Availability under the Facility shall at any time be less than zero or (iii) if and to the extent required in accordance with the provisions of Section 2.07, 2.20 or 2.24, on the Business Day following the date that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, upon such demand, the Borrower shall deposit, in an account or accounts with the Administrative Agent(s), in the name of the Administrative Agent and for the benefit of the Revolving Lenders (each, an “LC Collateral Account”), an amount in cash equal to 102% of the LC Exposure under the Facility as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(h) or (i); provided, further, that such deposit may be required at times and in the amounts specified in Section 2.09(b) and (c). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Loan Document Obligations in accordance with the provisions of this clause (j). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Loan Document Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned promptly to the Borrower but in no event later than three (3) Business Days after such Event of Default has been cured or waived.

(l) Existing Letters of Credit. The Administrative Agent, the Lenders (including any Lender that issued any Existing Letter of Credit) and the Borrower agree that, notwithstanding the provisions specified in the Existing Letters of Credit, effective as of the Effective Date, the Existing Letters of Credit specified on Schedule 1.01(b) shall be deemed to have been issued as of the Effective Date and deemed to be maintained under, and to be governed by the terms and conditions of, this Agreement as Letters of Credit under the Facility specified on Schedule 1.01(b) as obligations or co-obligations of the Borrower for its own account or for the account of such Restricted Subsidiary of the Borrower, in each case as specified on Schedule 1.01(b).

(m) Indemnity. The Borrower agrees to indemnify, defend and hold harmless each Issuing Bank and its branches, Affiliates, and correspondents and each such Person’s respective directors, officers, employees, attorneys and agents (each, including Issuing Bank, a “Letter of Credit Related Person”) on the same basis as set forth in Section 9.03(b).

(n) Liability. The liability of each Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by the Borrower that are caused directly by the applicable Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. The Borrower’s aggregate remedies against the applicable Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit shall in no event exceed the aggregate amount paid by the Borrower to the applicable Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.24(e), plus interest at the Alternate Base Rate hereunder. The Borrower shall take action to avoid and mitigate the amount of any damages claimed against the applicable Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit.

(o) Letter of Credit Governing Law. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

(p) Power of Attorney. At the Borrower’s cost and expense, the Borrower shall execute and deliver to the applicable Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by the applicable Issuing Bank to enable the applicable Issuing Bank to issue any Letter of Credit pursuant to this Agreement, to protect, exercise and/or enforce the applicable Issuing Bank’s rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement. The Borrower irrevocably appoints the applicable Issuing Bank as its attorney-in-fact and authorizes the applicable Issuing Bank, without notice to the Borrower, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by the Borrower is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest.

SECTION 2.25 [Reserved].

SECTION 2.26 Reserves; Change in Reserves; Decisions by Agent. The Administrative Agent may at any time and from time to time in the exercise of its Permitted Discretion establish and increase or decrease Reserves; provided that as a condition to the establishment of any new category of Reserves, or any increase in Reserves resulting from a change in the manner of determination thereof, any Required Reserve Notice shall have been given to the Borrower; provided further that, other than in the case of Bank Product Reserves, circumstances, conditions, events or contingencies arising prior to the Effective Date of which the Administrative Agent had actual knowledge prior to the Effective Date shall not be the basis for any such establishment or modification after the Effective Date. Upon delivery of such notice, the Administrative Agent shall be available to discuss the proposed Reserve or increase, and the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of the Administrative Agent to establish or change such Reserve, unless the Administrative Agent shall have determined in its Permitted Discretion that the event, condition or other matter that is the basis for such new Reserve or such change no longer exists or has otherwise been adequately addressed by the Borrower. Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of “Eligible Credit Card Receivable,” “Eligible Receivable,” “Eligible In-Transit Inventory,” “Eligible Letter of Credit Inventory” or “Eligible Inventory” and vice versa, or reserves or criteria deducted in computing the cost or market value or Value of any Eligible Inventory or Eligible Receivable or the Net Orderly Liquidation Value of any Eligible Inventory and vice versa.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. Each of the Borrower and each Restricted Subsidiary is (a) duly organized or incorporated, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization or incorporation, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the case of clause (a), clause (b) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02 Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental and Third-Party Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or third-party, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of any Loan Party, or (ii) any Requirements of Law applicable to the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b), (c) and (d)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04 Financial Condition; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly indicated therein, including the notes thereto, and (ii) fairly present in all material respects the financial condition of the Borrower and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations for the respective periods then ended in accordance with GAAP consistently applied during the periods referred to therein, except as otherwise expressly indicated therein, including the notes thereto.

(b) [Reserved].

(c) Since the Effective Date, there has been no Material Adverse Effect.

SECTION 3.05 Properties; Insurance.

(a) Each Loan Party and each Restricted Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, if any, (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) As of the Effective Date, Schedule 3.05 sets forth a list of each fee owned real property owned by any Loan Party having a Fair Market Value in excess of $10,000,000.

(c) Each of the Borrower and each Restricted Subsidiary maintains in effect insurance that complies, in all material respects, with the requirements of Section 5.07.

SECTION 3.06 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting any Loan Party or any Restricted Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of the Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has, to the knowledge of the Borrower, any basis to reasonably expect that any Loan Party or any Restricted Subsidiary will become subject to any Environmental Liability.

SECTION 3.07 Compliance with Laws and Agreements. Each Loan Party and each Restricted Subsidiary is in compliance with (a) its Organizational Documents, (b) all Requirements of Law applicable to it or its property and (c) all indentures and other agreements and instruments binding upon it or its property, except, in the case of clauses (b) and (c) of this Section, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Investment Company Status. None of the Borrower or any other Loan Party is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

SECTION 3.09 Taxes. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns required to have been filed and (b) have paid or caused to be paid all Taxes required to have been paid (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes (i) that are not overdue by more than 30 days or (ii) that are being contested in good faith by appropriate proceedings, provided that the Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP.

SECTION 3.10 ERISA.

(a) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) no ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur; (ii) no Plan has failed to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

SECTION 3.11 Disclosure. (i) As of the Effective Date, none of the reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that any such projected financial information may vary from actual results and such variations could be material and (ii) the information set forth in each Borrowing Base Certificate is true and correct in all material respects and has been prepared in all material respects in accordance with the requirements of this Agreement.

SECTION 3.12 Subsidiaries. As of the Effective Date, Schedule 3.12 sets forth the name of each Subsidiary and the ownership interest of the Borrower and each Subsidiary in such Subsidiary.

SECTION 3.13 Intellectual Property; Licenses, Etc. Each Loan Party and each Restricted Subsidiary owns, licenses or possesses the right to use, all of the rights to Intellectual Property that are reasonably necessary for the operation of its business as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party or any Restricted Subsidiary do not, in the operation of their businesses as currently conducted, infringe upon any Intellectual Property rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property owned by each Loan Party or any of the Restricted Subsidiaries is pending or, to the knowledge of the Borrower, threatened in writing against any Loan Party or any Restricted Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.14 Solvency. On the Effective Date, immediately after the consummation of the Transactions to occur on the Effective Date, the Borrower and its Subsidiaries are, on a consolidated basis after giving effect to the Transactions, Solvent.

SECTION 3.15 Senior Indebtedness. The Loan Document Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Subordinated Indebtedness.

SECTION 3.16 Federal Reserve Regulations. None of the Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

SECTION 3.17 Use of Proceeds. The Borrower will use the proceeds of (a) the Loans made on the Effective Date to backstop letters of credit issued under the letter of credit facility listed on Schedule 6.01; and (b) the Loans made on or after the Effective Date will be used for working capital and other general corporate purposes of the Borrower and the Subsidiaries, including Capital Expenditures, Investments, Restricted Payments and any other use not explicitly prohibited under the Loan Documents.

SECTION 3.18 Sanctions, Anti-Corruption Laws, and Anti-Terrorism Laws.

(a) The Borrower and the Restricted Subsidiaries will not, directly or, to the knowledge of the Borrower after due inquiry, indirectly, use the proceeds of the Loans or the proceeds of the Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund (i) any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) any other transaction that will result in a violation by any Person participating in the transaction(whether as underwriter, advisor, investor or otherwise) of Sanctions.

(b) The Borrower and the Restricted Subsidiaries will not use the proceeds of the Loans or the proceeds of the Letters of Credit directly, or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or other applicable Anti-Corruption Laws.

(c) To the knowledge of the Borrower, none of the Borrower or the Restricted Subsidiaries has, in the past three years, committed a violation of applicable Sanctions or a material violation of applicable Anti-Corruption Laws, or Anti-Terrorism Laws.

(d) None of the Borrower or any of the Restricted Subsidiaries or, to the knowledge of Borrower, any director, officer, any employee or agent of the Borrower or any Restricted Subsidiary is, or is owned or controlled by a Sanctioned Entity or Sanctioned Person.

(e) Since the Implementation Date, each of the Borrower and its Restricted Subsidiaries has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower and its Restricted Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and AML Legislation.

ARTICLE IV

CONDITIONS

SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans (and each Issuing Bank to issue a Letter of Credit) hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders under the Facility and dated the Effective Date) of Kirkland & Ellis LLP, New York counsel for the Loan Parties. The Borrower hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received a certificate of each Loan Party (other than the Insignificant Subsidiaries), dated the Effective Date, substantially in the form of Exhibit G with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section.

(d) The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party (other than the Insignificant Subsidiaries for which Organizational Documents shall be delivered to the Administrative Agent within five days after the Effective Date, or such later date as agreed by the Administrative Agent in its reasonable discretion), in each case certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party (other than the Insignificant Subsidiaries for which certificates shall be delivered to the Administrative Agent within five days after the Effective Date, or such later date as agreed by the Administrative Agent in its reasonable discretion) executing the Loan Documents to which it is a party, (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party (other than the Insignificant Subsidiaries) approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept exists and it is customary to provide a good standing certificate in such jurisdiction) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(e) The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Joint Bookrunners and the Borrower to be due and payable on or prior to the Effective Date, including, to the extent invoiced at least three Business Days prior to the Effective Date (except as otherwise reasonably agreed by the Borrower), reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

(f) Except for any items referred to on Schedule 5.13, the Collateral and Guarantee Requirement shall have been satisfied.

(g) Since February 3, 2019, there has not been any Material Adverse Effect.

(h) The Joint Bookrunners shall have received the Audited Financial Statements.

(i) On the Effective Date, the representations and warranties of the Loan Parties set forth in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(j) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower certifying that the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions are Solvent.

(k) The Administrative Agent and the Joint Bookrunners shall have received all documentation at least two (2) Business Days prior to the Effective Date and other information about the Loan Parties that shall have been reasonably requested in writing at least ten (10) days prior to the Effective Date and that the Administrative Agent or the Joint Bookrunners have reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act.

(l) At least three Business Days prior to the Effective Date, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation the Borrower shall deliver a Beneficial Ownership Certificate to each Lender that has requested a Beneficial Ownership Certificate at least ten (10) days prior to the Effective Date.

(m) The IPO shall have been consummated, or substantially concurrently with the Effective Date shall be consummated, in a manner consistent in all material respects with the Form S-1 filed with the SEC prior to or on the Effective Date.

(n) The Transactions shall not violate or result in a default under that certain ABL Credit Agreement, dated as of March 11, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the Effective Date), among Argos Holdings, Inc., as Holdings, PetSmart, Inc., as U.S. Borrower, PETM Canada Corporation, as Canadian Borrower, the lenders or other financial institutions or entities from time to time party thereto and Citibank, N.A., as administrative agent.

(o) On the Effective Date, no Event of Default or Default shall have occurred and be continuing.

SECTION 4.02 Each Credit Event. The obligation of each Revolving Lender to make a Revolving Loan on the occasion of any Revolving Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions (except as otherwise set forth in Section 2.18 and, with respect to clauses (b) and (c) below, subject to Section 1.08 in connection with any Limited Condition Acquisition to be funded with the proceeds of a FILO Tranche):

(a) The Administrative Agent shall have received, in the case of a Revolving Borrowing, a Borrowing Request as required by Section 2.03 or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.24(b), or, in the case of a Swingline Borrowing, the applicable Swingline Lender and the Administrative Agent shall have received a Swingline Borrowing request as required by Section 2.23(a).

(b) The representations and warranties of the Loan Parties set forth in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

(d) On the proposed date of such Borrowing, Excess Availability under the Facility for which a Borrowing Request or notice of request for Letter of Credit issuance has been delivered shall be adequate to cover the amount of such Borrowing or issuance.

(e) If at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, Specified Excess Availability is less than the greater of (a) 10% of the Total Maximum Borrowing Amount and (b) $72,000,000, then the Fixed Charge Coverage Ratio of the Borrower shall be no lower than 1.00 to 1.00 on a Pro Forma Basis.

(f) Prior to any such Borrowing, solely to the extent not previously delivered pursuant to Section 5.01(i), the Borrower shall have delivered to the Administrative Agent a Monthly Borrowing Base Certificate for the most recent fiscal month ended at least twenty (20) calendar days prior to the date of such Borrowing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) and (c).

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent indemnification obligations for which no claim has been asserted) payable under any Loan Document shall have been paid in full, or any Letter of Credit shall remain outstanding (unless such Letters of Credit have been cash collateralized pursuant to the terms hereof), the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (on behalf of each Lender):

(a) on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of such fiscal year (or, in the case of financial statements for the fiscal year ended February 2, 2020, on or before the date that is 120 days after the end of such fiscal year), audited consolidated balance sheet and audited consolidated statements of income, comprehensive income, stockholders’ equity and cash flows of the Borrower as of the end of and for such fiscal year, and related notes thereto, setting forth in each case commencing with the financial statements for the fiscal year ended February 2, 2021 in comparative form the figures for the previous fiscal year, all reported on by Deloitte LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date of any Indebtedness under this Agreement occurring within one year from the time such opinion is delivered or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period)) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of the end of and for such year on a consolidated basis in accordance with GAAP consistently applied;

(b) commencing with the financial statements for the fiscal quarter ending May 5, 2019, on or before the date on which such financial statements are required or permitted to be filed with the SEC with respect to each of the first three fiscal quarters of each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such fiscal quarter (or, in the case of financial statements for the fiscal quarters ending on May 5, 2019, August 4, 2019 and November 3, 2019, on or before the date that is 60 days after the end of such fiscal quarter), unaudited consolidated balance sheet and unaudited consolidated statements of income, comprehensive income and cash flows of the Borrower as of the end of and for such fiscal quarter (except in the case of cash flows) and the then elapsed portion of the fiscal year, setting forth in each case commencing with the financial statements for the fiscal quarter ended August 2, 2020 in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations and cash flows of the Borrower and the Subsidiaries as of the end of and for such fiscal quarter (except in the case of cash flows) and such portion of the fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and which may exclude the effects of purchase accounting with respect to any Permitted Acquisition or similar Investment permitted under this Agreement;

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in paragraphs (a) and (b) above, (i) the related consolidating financial information (which may be unaudited) reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements and (ii) commencing with the financial statements delivered for the fiscal quarter ended May 5, 2019, a Compliance Certificate evidencing compliance with the requirements of Section 6.10 if a Compliance Period then exists;

(d) not later than five days after any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect;

(e) commencing with the fiscal year ending February 2, 2020, not later than 90 days after the commencement of each fiscal year of the Borrower (or in the case of the fiscal year ending February 2, 2020, on or before the date that is 120 days after the end of such fiscal year), a detailed consolidated budget for the Borrower and its Subsidiaries for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget) in the form customarily provided by management of the Borrower (or otherwise provided to the Investors);

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange;

(g) reasonably promptly following any request therefor, (x) supporting information regarding the Borrowing Base as the Administrative Agent on its own behalf may reasonably request in writing and (y) such other information regarding the operations, business affairs and financial condition of the Borrower, any Loan Party or any Restricted Subsidiary as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing; and

(h) [reserved];

(i) as soon as available but in any event on or prior to 20th calendar day following the end of the previous fiscal quarter, a Borrowing Base Certificate as of the close of business on the last day of such fiscal quarter, substantially in the form of Exhibit F hereto; provided that the Borrower may elect to deliver the Borrowing Base Certificate on a more frequent basis but if such election is exercised, it must be continued until the date that is 30 days after the date of such election (with a frequency equal to that of the initial additional Borrowing Base Certificate delivered by the Borrower for such period); provided further that upon the commencement and during the continuance of a Monthly Reporting Period, the Borrower shall deliver a Monthly Borrowing Base Certificate and such supporting information on or prior to the 20th calendar day following the end of the previous fiscal month and each subsequent fiscal month until such Monthly Reporting Period is no longer applicable; provided further that upon the commencement and during the continuance of a Weekly Reporting Period, the Borrower shall deliver a Weekly Borrowing Base Certificate and such supporting information on Wednesday of each week (or if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Friday; and

(j) [reserved].

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing the Form 10-K or 10-Q (or the equivalent), as applicable, of the Borrower (or a parent company thereof) filed with the SEC or with a similar regulatory authority in a foreign jurisdiction or (B) the applicable financial statements of any direct or indirect parent of the Borrower); provided that to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and its Subsidiaries on a stand-alone basis, on the other hand, and to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of Deloitte LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date of any Indebtedness under this Agreement occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial maintenance covenant (including Section 7.09) on a future date or in a future period).

Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of the date (A) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet or (B) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency, SyndTrak or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering such documents is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent, Lead Arrangers and/or the Joint Bookrunners will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will, upon the Administrative Agent’s reasonable request, identify that portion of the Company Materials that may be distributed to the Public Lenders and that (i) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Company Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Bookrunners, Lead Arrangers and the Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 9.12); (iii) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent, Lead Arrangers and the Joint Bookrunners shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided that the Borrower’s failure to comply with this sentence shall not constitute a Default or an Event of Default under this Agreement or the Loan Documents.

SECTION 5.02 Notices of Material Events. Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a) the occurrence of any Default; or

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of the Borrower or any of its Subsidiaries, affecting the Borrower or any of its Subsidiaries or the receipt of a written notice of an Environmental Liability or the occurrence of an ERISA Event, in each case that could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Information Regarding Collateral.

(a) The Borrower will furnish to the Administrative Agent promptly (and in any event within 60 days or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document) or (ii) in the jurisdiction of incorporation or organization or the location of the chief executive office or domicile of any Loan Party or in the form of its organization.

(b) Not later than five days after delivery of financial statements pursuant to Section 5.01(a), (or such later date as agreed by the Administrative Agent in its reasonable discretion), the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower (i) setting forth the information required pursuant to Schedules I through IV of the Collateral Agreement or confirming that there has been no change in such information since the Effective Date or the date of the most recent certificate delivered pursuant to this Section, (ii) identifying any wholly-owned Subsidiary that has become, or ceased to be, a Material Subsidiary during the most recently ended fiscal quarter and (iii) certifying that all notices required to be given prior to the date of such certificate by Section 5.03 or 5.12 have been given.

SECTION 5.04 Existence; Conduct of Business. The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things reasonably necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, the patents, copyrights, trademarks and trade names and other Intellectual Property material to the conduct of its business, in each case (other than the preservation of the existence of the Borrower) to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

SECTION 5.05 Payment of Taxes, etc. The Borrower will, and will cause each Restricted Subsidiary to, pay its obligations in respect of Taxes before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.06 Maintenance of Properties. Each of the Borrower and each Loan Party will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.07 Insurance. The Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of the management of the Borrower) are reasonable and prudent in light of the size and nature of its business; and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Each such policy of insurance maintained by the Borrower shall (i) name the Administrative Agent, on behalf of the Lenders under the Facility, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable/mortgagee clause or endorsement that names the Administrative Agent, on behalf of the Lenders under the Facility, as the loss payee/mortgagee thereunder.

SECTION 5.08 Books and Records; Inspection and Audit Rights; Appraisals; Field Examinations.

(a) The Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Loan Parties or the Restricted Subsidiaries, as the case may be. The Borrower will, and will cause the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders under the Facility may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08(a) and the Administrative Agent shall not exercise such rights more often than one time during any calendar year in the aggregate absent the existence of an Event of Default, which visitation and inspection shall be at the reasonable expense of the Borrower; provided, further that (i) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (ii) the Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.

(b) At reasonable times during normal business hours and upon reasonable prior notice that the Administrative Agent requests, independently of or in connection with the visits and inspections provided for in clause (a) above, (x) each Loan Party and each Restricted Subsidiary shall grant access to the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to such Person’s books, records, accounts and Inventory so that the Administrative Agent or an appraiser retained by the Administrative Agent may conduct an inventory appraisal and (y) the Administrative Agent may conduct (or engage third parties to conduct) such field examinations, verifications and evaluations as the Administrative Agent may deem necessary or appropriate; provided that the Borrower shall only be required to cover the costs of such periodic field examinations and inventory appraisals as follows:

(i) in any calendar year in which Specified Excess Availability has not for any five consecutive Business Days been less than the greater of (x) 10% of the Total Maximum Borrowing Amount and (y) $72,000,000, no more than one such appraisal and one such field examination shall be at the Borrower’s expense;

(ii) if Specified Excess Availability has for any five (5) consecutive Business Days in any calendar year been less than the greater of (x) 10% of the Total Maximum Borrowing Amount and (y) $72,000,000, no more than two such appraisals and two such field examinations shall be at the Borrower’s expense during the following 12-calendar month period;

(iii) at any time after the occurrence and during the continuation of a Specified Default, as many appraisals and field examinations as the Administrative Agent may reasonably request shall be at the Borrower’s expense.

(iv) The Administrative Agent shall provide the Borrower with a reasonably detailed accounting of all such expenses payable by the Borrower.

(c) The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders, subject to the provisions of Section 9.12 hereof.

SECTION 5.09 Compliance with Laws. The Borrower will, and will cause each Restricted Subsidiary to, comply with its Organizational Documents and all Requirements of Law with respect to it or its property (including, without limitation, ERISA and applicable Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10 Use of Proceeds. On and after the Effective Date, the proceeds of the Revolving Loans may be used for working capital requirements and other general corporate purposes of the Borrower and its Subsidiaries, including any purposes not otherwise prohibited hereunder (including (i) in accordance with Sections 3.18(a) and (b) and (ii) to, directly or indirectly, finance a portion of the Transactions).

SECTION 5.11 Additional Subsidiaries~~(i)~~. If any additional Domestic Subsidiary that is a Restricted Subsidiary is formed or acquired after the Effective Date, the Borrower will (i) within 60 days after such newly formed or acquired Restricted Subsidiary is formed or acquired (unless such Subsidiary is an Excluded Subsidiary), notify the Administrative Agent thereof, and take all actions (if any) required to be taken with respect to such newly formed or acquired Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party within 60 days after such notice (or such longer period as the Administrative Agent shall reasonably agree) and (ii) provide any documentation and other information about such Restricted Subsidiary as shall have been reasonably requested in writing by any Lender through the Administrative Agent that the Administrative Agent shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act, and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223).

SECTION 5.12 Further Assurances.

(a) The Borrower will, and will cause each Loan Party to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b) If, after the Effective Date, any material assets (including any owned (but not leased) real property or improvements thereto or any interest therein) with a book value in excess of $10,000,000, are acquired by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent and consistent with the Collateral and Guarantee Requirement to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties and subject to last paragraph of the definition of the term “Collateral and Guarantee Requirement.”

SECTION 5.13 Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.13 or such later date as the Administrative Agent reasonably agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Effective Date, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.13 that would have been required to be delivered or taken on the Effective Date but for the exception to Section 4.01(f), in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”

SECTION 5.14 Designation of Subsidiaries. The Borrower may at any time after the Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing or would result therefrom, (ii) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Material Indebtedness and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if the value of ABL Priority Collateral held by such Subsidiaries so designated exceeds $30,000,000 in any given calendar year unless the Borrower shall have delivered an updated Borrowing Base Certificate giving pro forma effect to such designation on or prior to the date thereof; provided, that, to the extent that, at such time, the aggregate amount of outstanding Revolving Loans and the aggregate face amount of issued and outstanding Letters of Credit, when taken together, are less than or equal to 10.0% of the aggregate Revolving Commitments, no updated Borrowing Base Certificate shall be required to be delivered prior to the earlier of (x) the date on which any Borrowing Base Certificate is required to otherwise be delivered hereunder, (y) the consummation of any transaction made in reliance on any Payment Conditions baskets and (z) a borrowing under the Facility. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s or its Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

SECTION 5.15 Change in Business. The Borrower, each Loan Party and each of the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Effective Date and other business activities which are extensions thereof or otherwise incidental, reasonably related or ancillary to any of the foregoing.

SECTION 5.16 Changes in Fiscal Periods. The Borrower shall not make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 5.17 Cash Management.

(a) (i) Each Loan Party shall use commercially reasonable efforts to enter into control agreements or blocked account agreements (each, a “Control Agreement”) as soon as possible after the Effective Date and, in any event, shall have actually entered into such Control Agreements within 120 days after the Effective Date (or such later date approved by the Administrative Agent in its reasonable discretion), in a form reasonably satisfactory to the Administrative Agent, with the Administrative Agent and each other bank with which such Loan Party maintains a Bank Account located in the United States that is a primary concentration account (other than any Excluded Account) (collectively, the “Controlled Accounts”); and (ii) upon delivery of such Control Agreements referred to in (a)(i) immediately above, the Borrower shall provide a schedule of Bank Accounts, indicating for each Bank Account if such Bank Account is required to be subject to a Control Agreement pursuant to the Loan Documents.

(b) The Borrower agrees that it will cause all proceeds of the ABL Priority Collateral (other than the Uncontrolled Cash and subject to clause (c) below) to be deposited into a Controlled Account.

(c) Each Control Agreement of a Loan Party shall require (only during the continuance of a Cash Dominion Period and following delivery of notice of the commencement thereof from the Administrative Agent to the Borrower and the account bank party to such instrument or agreement; provided that such notice shall not be delivered earlier than two Business Days following the start of a Cash Dominion Period), the ACH or wire transfer no less frequently than once per Business Day (but without limit on frequency if the Maturity Date shall have actually occurred), of all available cash balances and cash receipts, including the then contents or then entire ledger balance of each Controlled Account (net of such minimum balance as may be required to be maintained in the subject Controlled Account by the bank at which such Controlled Account is maintained and other than any Uncontrolled Cash), to one or more accounts maintained by the Administrative Agent and subject to a Control Agreement (the “Payment Accounts”). Subject to the terms of the ABL Intercreditor Agreement, all amounts received in a Payment Account or such other account shall be applied (and allocated) by the Administrative Agent in accordance with Section 7.02(a) (except (A) pursuant to clauses first and second thereof and (B) to Secured Cash Management Obligations, Secured Bank Product Obligations and Secured Swap Obligations).

(d) If, at any time after the occurrence and during the continuance of a Cash Dominion Event, any Permitted Investments owned by any Loan Party (other than (i) with respect to a Cash Dominion Period, an amount equal to the aggregate amount of cash collected in Controlled Accounts during the first two Business Days of such Cash Dominion Period and that is on deposit in a segregated Bank Account which the Borrower designates in writing to the Administrative Agent as being the “uncontrolled cash account” (each such account, a “Designated Disbursement Account” and collectively, the “Designated Disbursement Accounts”), which funds shall not thereafter be funded from, or when withdrawn from the Designated Disbursement Accounts, shall not be replenished by, funds constituting proceeds of the ABL Priority Collateral so long as such Cash Dominion Period continues, (ii) de minimis Permitted Investments from time to time inadvertently misapplied by any Loan Party, (iii) payroll, employee benefits, trust, third party escrow, customs and tax withholding accounts or accounts exclusively used for other fiduciary purposes funded in the ordinary course of business and required by applicable Law, (iv) accounts used exclusively for the purposes of compliance with legal requirements, to the extent such legal requirements prohibit the granting of a Lien thereof and (v) solely to the extent the ABL Intercreditor Agreement is in effect, accounts designated by the Borrower to solely contain identifiable proceeds of assets of any Subsidiary constituting Collateral that is non-ABL Priority Collateral (each such account described in clauses (i) through (v), an “Excluded Account”) are deposited to any account, or held or invested in any manner, otherwise than in a Controlled Account subject to a Control Agreement or a lockbox, the Administrative Agent shall be entitled to require the applicable Loan Party to close such account and have all funds therein transferred to a Controlled Account, and to cause all future deposits to be made to a Controlled Account.

(e) The Loan Parties may close Bank Accounts or Controlled Accounts and/or open new Bank Accounts or Controlled Accounts without the Administrative Agent’s consent, subject to the prompt execution and delivery to the Administrative Agent of a Control Agreement to the extent required by the provisions of this Section 5.17. The Loan Parties may open or close Excluded Accounts at any time, without requirement of delivery of a Control Agreement without consent of the Administrative Agent.

(f) So long as no Cash Dominion Period is in effect, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in their respective Controlled Accounts.

(g) (i) Any amounts received in the Payment Accounts (including all interest and other earnings with respect thereto, if any) at any time after the payment in full of all Loan Document Obligations (other than contingent indemnification obligations as to which no claims has been asserted) and termination of the aggregate Commitments hereunder and (ii) any amounts that continue to be swept to the Payment Accounts after no Cash Dominion Event exists, shall, in each case, be remitted to the operating account of the Borrower as specified by the Borrower.

SECTION 5.18 Quarterly Lender Calls. To the extent requested by the Administrative Agent, the Borrower shall conduct quarterly conference calls with management of the Borrower and the Lenders (at such times as reasonably agreed by the Borrower and the Administrative Agent) to discuss the financial performance of the Borrower and the Restricted Subsidiaries.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent indemnification obligations for which no claim has been asserted) under any Loan Document have been paid in full, or any Letter of Credit shall remain outstanding (unless such Letters of Credit have been cash collateralized pursuant to the terms hereof), the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness; Certain Equity Securities.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness of the Borrower and the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.18 or 2.22);

(ii) Indebtedness (A) outstanding on the date hereof and listed on Schedule 6.01 and any Permitted Refinancing thereof and (B) that is intercompany Indebtedness outstanding on the date hereof;

(iii) Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such Guarantee is otherwise permitted by Section 6.04, (B) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guarantee Agreement, and (C) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(iv) Indebtedness of the Borrower or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Borrower to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (to the extent any such Indebtedness is outstanding at any time after the date that is 30 days after the Effective Date or such later date as the Administrative Agent may reasonably agree) (but only to the extent permitted by applicable law and not giving rise to material adverse Tax consequences) on terms (A) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit H or (B) otherwise reasonably satisfactory to the Administrative Agent;

(v) (A) Indebtedness (including Capital Lease Obligations) of the Borrower or any of the Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A); provided further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed the sum of (i) the greater of $212,988,400 and 40% of Consolidated EBITDA for the most recently ended Test Period as of such time and (ii) at the time of such incurrence, an amount equal to the maximum principal amount of such Indebtedness that could be incurred such that after giving effect to the incurrence of such Indebtedness, the Secured Leverage Ratio of the Borrower for the most recently ended Test Period as of such time would be no greater than 4.00:1.00, provided that, solely for the purpose of determining the Secured Leverage Ratio under this clause (v),Capital Lease Obligations being incurred in reliance on this clause (v) shall be counted as Consolidated Secured Debt in the numerator of the Secured Leverage Ratio ;

(vi) Indebtedness in respect of (A) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of shares of capital stock or other Equity Interests of the Borrower or any Restricted Subsidiary) and (B) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary;

(vii) (A) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged, amalgamated or consolidated with or into the Borrower or a Restricted Subsidiary) after the date hereof as a result of a Permitted Acquisition, or Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in a Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition; provided further that either (I) the Interest Coverage Ratio after giving Pro Forma Effect to the assumption of such Indebtedness and such Permitted Acquisition is equal to or greater than (x) 2.0 to 1.0 or (y) the Interest Coverage Ratio immediately prior to the assumption of such Indebtedness and such Permitted Acquisition for the most recently ended Test Period as of such time or (II) the Total Leverage Ratio after giving Pro Forma Effect to the assumption of such Indebtedness and such Permitted Acquisition is less than or equal to either (x) 6.50 to 1.00 or (y) the Total Leverage Ratio immediately prior to the assumption of such Indebtedness and such Permitted Acquisition for the most recently ended Test Period as of such time and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A); provided that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (vii) and clauses (xiv) and (xxvi) below shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $106,494,200 and 20% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(viii) Indebtedness in respect of Permitted Receivables Financings;

(ix) Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

(x) Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, directors and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests in the Borrower (or any direct or indirect parent thereof) permitted by Section 6.08(a);

(xi) Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments incurred in a Permitted Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement;

(xii) Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in connection with the Transactions or any Permitted Acquisition or other Investment permitted hereunder;

(xiii) Cash Management Obligations, Bank Product Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xiv) Indebtedness of the Borrower and the Restricted Subsidiaries; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed the greater of $266,235,500 and 50% of Consolidated EBITDA for the most recently ended Test Period as of such time; provided, further, that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xiv), clause (vii) above and clause (xxvi) below shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $106,494,200 and 20% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(xv) Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;

(xvi) (A) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created, or related to obligations or liabilities incurred, in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims and (B) Indebtedness of the Borrower or any of the Restricted Subsidiaries as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers or trade creditors issued in the ordinary course of business; provided that the aggregate principal amount of Indebtedness outstanding in reliance on this sub-clause (B) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $79,870,650 and 15% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(xvii) obligations in respect of performance, bid, appeal and surety bonds and performance, bankers’ acceptance facilities and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xviii) Indebtedness in the form of term loans; provided that (i) if such Indebtedness is secured Indebtedness, the Secured Leverage Ratio after giving Pro Forma Effect to the incurrence of such Indebtedness a is less than or equal to 4.00 to 1.00, (ii) the Total Leverage Ratio after giving Pro Forma Effect to the incurrence of such Indebtedness a is less than or equal to 4.00 to 1.00 and (iii) such Indebtedness complies with the Required Additional Debt Terms (except that, with respect to clause (b) of such definition, such Indebtedness may be subject to customary amortization so long as such Indebtedness has a Weighted Average Life to Maturity no shorter than the Maturity Date) and to the extent secured by Liens on Collateral, such Liens shall be junior in priority relative to the Liens on the ABL Priority Collateral securing the Secured Obligations and senior in priority relative to the Liens on the CF Debt Priority Collateral securing the Secured Obligations, in each case pursuant to an ABL Intercreditor Agreement;

(xix) unsecured Indebtedness of the Borrower or any of the Restricted Subsidiaries; provided that (A) after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, no Event of Default has occurred and is continuing, (B) such Indebtedness (to the extent constituting Material Indebtedness) has a final maturity date that is equal to or later than the Latest Maturity Date at that time, and (C) such Indebtedness (to the extent constituting Material Indebtedness) has a weighted average life to maturity no shorter than that of the Commitments hereunder on the date of determination; provided, that, at the time any such Indebtedness is incurred, the applicable Payment Conditions are satisfied;

(xx) Indebtedness supported by a Letter of Credit or any other letter of credit or bank guaranty permitted to be issued hereunder, in a principal amount not to exceed the face amount of such Letter of Credit, letter of credit or bank guaranty;

(xxi) [Reserved];

(xxii) [Reserved];

(xxiii) [Reserved];

(xxiv) [Reserved];

(xxv) Indebtedness of any Restricted Subsidiary that is not a Loan Party; provided that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xxv) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $159,741,300 and 30% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(xxvi) (A) Indebtedness incurred to finance a Permitted Acquisition; provided that (i) if such Indebtedness is secured by Liens on the CF Debt Priority Collateral on a first priority basis, the First Lien Leverage Ratio after giving Pro Forma Effect to the incurrence of such Indebtedness and such Permitted Acquisition is less than or equal to either (x) 6.50 to 1.00 or (y) the First Lien Leverage Ratio immediately prior to the incurrence of such Indebtedness and such Permitted Acquisition for the most recently ended Test Period as of such time, (ii) if such Indebtedness is secured by Liens on the CF Debt Priority Collateral on a junior priority basis, the Secured Leverage Ratio after giving Pro Forma Effect to the incurrence of such Indebtedness and such Permitted Acquisition is less than or equal to either (x) 6.50 to 1.00 or (y) the Secured Leverage Ratio immediately prior to the incurrence of such Indebtedness and such Permitted Acquisition for the most recently ended Test Period as of such time and (iii) if such Indebtedness is unsecured or secured by assets that are not Collateral, either (I) the Interest Coverage Ratio after giving Pro Forma Effect to the incurrence of such Indebtedness and such Permitted Acquisition is equal to or greater than (x) 2.0 to 1.0 or (y) the Interest Coverage Ratio immediately prior to the incurrence of such Indebtedness and such Permitted Acquisition for the most recently ended Test Period as of such time or (II) the Total Leverage Ratio after giving Pro Forma Effect to the incurrence of such Indebtedness and such Permitted Acquisition is less than or equal to either (x) 6.50 to 1.00 or (y) the Total Leverage Ratio immediately prior to the incurrence of such Indebtedness and such Permitted Acquisition for the most recently ended Test Period as of such time and (ii) to the extent secured by Liens on Collateral, such Liens shall be junior in priority relative to the Liens on the ABL Priority Collateral securing the Secured Obligations and senior in priority relative to the Liens on the CF Debt Priority Collateral securing the Secured Obligations, in each case pursuant to an ABL Intercreditor Agreement and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A); provided that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause and clauses (vii), (xiv) above shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $106,494,200 and 20% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(xxvii) Indebtedness in the form of Capital Lease Obligations arising out of any Sale Leaseback and any Permitted Refinancing thereof; and

(xxviii) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxix) above.

(b) The Borrower will not, nor will it permit any Restricted Subsidiary to, issue any preferred Equity Interests or any Disqualified Equity Interests, except (A) in the case of the Borrower, preferred Equity Interests that are Qualified Equity Interests and (B) in the case of any Restricted Subsidiary, preferred Equity Interests or Disqualified Equity Interests issued to and held by the Borrower or any Restricted Subsidiary.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xxviii) above), the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (i).

SECTION 6.02 Liens. The Borrower will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Encumbrances;

(iii) Liens existing on Effective Date; provided that any Lien securing Indebtedness or other obligations in excess of $2,500,000 individually shall only be permitted if set forth on Schedule 6.02, and any modifications, replacements, renewals or extensions thereof; provided that (1) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (a) after-acquired property that is affixed or incorporated into the property covered by such Lien and (b) proceeds and products thereof, and (2) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv) Liens securing Indebtedness permitted under Section 6.01(a)(v) or (xxvii); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for accessions to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) leases, licenses, subleases, sublicenses or other similar rights granted to others that do not (A) interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole or (B) secure any Indebtedness;

(vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or similar provision of other applicable law on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(viii) Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition) or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix) Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 6.01;

(x) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party, Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of Restricted Subsidiary that is not a Loan Party and Liens granted by a Loan Party in favor of any other Loan Party;

(xi) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the Indebtedness secured thereby is permitted under Section 6.01(a)(v) or (vii);

(xii) any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(xiv) Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;

(xv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi) Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xvii) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located;

(xviii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix) Liens on the Collateral securing Indebtedness permitted pursuant to Section 6.01(a)(xviii) and 6.01(a)(xxvi); provided that any Liens on Collateral securing any Indebtedness pursuant to this clause are junior in priority relative to the Liens on the ABL Priority Collateral securing the Secured Obligations and senior in priority relative to the Liens on the CF Debt Priority Collateral securing the Secured Obligations, and the agent or other representative for the lenders or holders of such Indebtedness has become a party to the ABL Intercreditor Agreement or another intercreditor agreement reasonably acceptable to the Administrative Agent;

(xx) other Liens; provided that at the time of incurrence of the obligations secured thereby (after giving Pro Forma Effect to any such obligations) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xx) shall not exceed the greater of $266,235,500 and 50% of Consolidated EBITDA for the most recently ended Test Period as of such time; provided that in each case, any Liens on ABL Priority Collateral securing any Indebtedness of a Loan Party pursuant to this clause are junior to the Liens securing the Secured Obligations and the agent or other representative for the lenders or holders of any Material Indebtedness secured under this clause shall have become a party to the ABL Intercreditor Agreement and/or another intercreditor agreement reasonably acceptable to the Administrative Agent;

(xxi) Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(xxii) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(xxiii) Liens on cash or Permitted Investments securing Swap Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law;

(xxiv) Liens on deposits taken by a Restricted Subsidiary that constitutes a regulated bank incurred in connection with the taking of such deposits; and

(xxv) additional Liens; provided that (A) at the time any such Lien is incurred, the applicable Payment Conditions are satisfied; (B) no Event of Default shall have occurred and be continuing and (C) in each case, any Liens on ABL Priority Collateral securing any Indebtedness pursuant to this clause are junior to the Liens securing the Secured Obligations and the agent or other representative for the lenders or holders of such Indebtedness has become a party to the ABL Intercreditor Agreement or another intercreditor agreement reasonably acceptable to the Administrative Agent.

For purposes of determining compliance with this Section 6.02, in the event that any Lien meets the criteria of more than one of the categories of Liens described in clauses (i) through (xxv) above (or any subclause contained therein or any defined term used therein), the Borrower may, in its sole discretion, classify and reclassify or later divide, classify or reclassify such Lien (or any portion thereof) and will only be required to include the amount and type of such Lien in one or more of the above clauses; provided that all Liens securing the Secured Obligations as of the Effective Date will be deemed to have been incurred in reliance only on the applicable exception in clause (i).

SECTION 6.03 Fundamental Changes.

(a) The Borrower will not, nor will it permit any Restricted Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or liquidate or dissolve, except that:

(i) any Restricted Subsidiary may merge into or amalgamate or consolidate with, or liquidate or dissolve into (A) the Borrower; provided that the Borrower shall be the continuing or surviving Person or (B) one or more other Restricted Subsidiaries; provided that when any Subsidiary Loan Party is merging, amalgamating with, or liquidating or dissolving into, another Restricted Subsidiary either (1) the continuing or surviving Person shall be a Subsidiary Loan Party or (2) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is permitted under Section 6.04;

(ii) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

(iii) any Restricted Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment must be an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is permitted under Section 6.05 and is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04;

(iv) the Borrower may merge, amalgamate or consolidate with, or liquidate or dissolve into, any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States or any political subdivision thereof (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger, amalgamation, consolidation, liquidation or dissolution shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement and (4) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger, amalgamation or consolidation complies with this Agreement; provided, further, that (x) if such Person is not a Loan Party, no Event of Default exists after giving effect to such merger, amalgamation, consolidation, liquidation or dissolution and (y) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided, further, that the Borrower agrees to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(v) [reserved];

(vi) any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of the Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12;

(vii) the Borrower and the Restricted Subsidiaries may consummate the Transactions; and

(viii) any Restricted Subsidiary may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, nor will it permit any Restricted Subsidiary to, make or hold any Investment, except:

(a) Permitted Investments at the time such Permitted Investment is made;

(b) loans or advances to officers, directors and employees of the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests in the Borrower (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be contributed by the Borrower in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that at the time of incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount outstanding in reliance on this clause (iii) shall not exceed the greater of $21,298,840 and 4% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(c) Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party, (iii) by the Borrower or any Restricted Subsidiary (A) in any Restricted Subsidiary; provided that (i) the aggregate amount of such Investments made by Loan Parties after the Effective Date in Restricted Subsidiaries that are not Loan Parties and that are not made in the ordinary course of business in reliance on this clause (iii)(A) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of 30% of Consolidated EBITDA and $159,741,300 and (ii) no Event of Default has occurred and is continuing, (B) in any Restricted Subsidiary that is not a Loan Party, constituting an exchange of Equity Interests of such Restricted Subsidiary for Indebtedness of such Subsidiary or (C) constituting Guarantees of Indebtedness or other monetary obligations of Restricted Subsidiaries that are not Loan Parties owing to any Loan Party, (iv) by the Borrower or any Restricted Subsidiary in Restricted Subsidiaries that are not Loan Parties so long as such transactions is part of a series of simultaneous transactions that result in the proceeds of the initial Investment being invested in one or more Loan Parties (or, if the initial proceeds were held at a Restricted Subsidiary that is not a Loan Party, a Restricted Subsidiary that is not a Loan Party) and (v) by the Borrower or any Restricted Subsidiary in any Restricted Subsidiary that is not a Loan Party, consisting of the contribution of Equity Interests of any other Restricted Subsidiary that is not a Loan Party so long as the Equity Interests of the transferee Restricted Subsidiary is pledged to secure the Secured Obligations;

(d) Investments consisting of prepayments to suppliers in the ordinary course of business;

(e) Investments consisting of extensions of trade credit in the ordinary course of business;

(f) Investments (i) existing or contemplated on the date hereof and set forth on Schedule 6.04(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the date hereof by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04(f) or as otherwise permitted by this Section 6.04;

(g) Investments in Swap Agreements permitted under Section 6.01;

(h) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(i) Permitted Acquisitions;

(j) the Transactions;

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, from financially troubled account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to the Borrower (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to the Borrower (or such parent) in accordance with Section 6.08(a);

(n) [reserved];

(o) other Investments and other acquisitions; provided that at the time any such Investment or other acquisition is made, the aggregate outstanding amount of all Investments made in reliance on this clause (o) together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (o) (including the aggregate principal amount of all Indebtedness assumed in connection with any such other acquisition), shall not exceed the sum of (i) the greater of $199,676,625 and 37.5% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Investment or other acquisition, plus (ii) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment;

(p) advances of payroll payments to employees in the ordinary course of business;

(q) Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests of the Borrower (or any direct or indirect parent thereof); provided that (i) such amounts used pursuant to this clause (q) shall not increase the Available Equity Amount and (ii) any amounts used for such an Investment or other acquisition that are not Qualified Equity Interests of Holdings (or any direct or indirect parent thereof) shall otherwise be permitted pursuant to this Section 6.04;

(r) Investments of a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section and Section 6.03 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s) non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(t) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 6.04(t)) under Sections 6.01, 6.02, 6.03, 6.05 and 6.08, respectively;

(u) so long as immediately after giving effect to any such Investment no Event of Default has occurred and is continuing, other Investments and other acquisitions (other than Investments constituting Permitted Acquisitions); provided that, at the time any such Investment is made, the applicable Payment Conditions are satisfied;

(v) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of a Loan Party;

(w) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business;

(x) Investments in Subsidiaries in the form of receivables and related assets required in connection with a Permitted Receivables Financing (including the contribution or lending of cash and cash equivalents to Subsidiaries to finance the purchase of such assets from the Borrower or other Restricted Subsidiaries or to otherwise fund required reserves); and

(y) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”.

For purposes of determining compliance with this Section 6.04, in the event that any Investment (or portion thereof) meets the criteria of more than one of the categories of Investments described in clauses (i) through (y) above (or any subclause contained therein or any defined term used therein), the Borrower may, in its sole discretion, classify and reclassify or later divide, classify or reclassify (based on circumstances existing on the date of such reclassification) such Investment (or any portion thereof) and will only be required to include the amount and type of such Investment in one or more of the above clauses.

SECTION 6.05 Asset Sales. The Borrower will not, nor will it permit any Restricted Subsidiary to, (i) sell, transfer, lease, license or otherwise dispose of any asset, including any Equity Interest owned by it or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to the Borrower or a Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition”); provided, that, notwithstanding the foregoing, the issuance or sale of Equity Interests of the Borrower following the IPO shall not constitute a “Disposition”, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Borrower and the Restricted Subsidiaries (including allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse or go abandoned);

(b) Dispositions of inventory and other assets in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04;

(e) Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.08 and Liens permitted by Section 6.02, in each case, other than by reference to this Section 6.05(e);

(f) [Reserved];

(g) Dispositions of Permitted Investments;

(h) Dispositions of accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties);

(i) leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and that do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(j) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(k) Dispositions of property to Persons other than the Borrower or any of the Restricted Subsidiaries (including (x) the sale or issuance of Equity Interests in a Restricted Subsidiary and (y) any Sale Leaseback) not otherwise permitted under this Section 6.05; provided that (i) such Disposition is made for Fair Market Value and (ii) with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of the greater of 5% of Consolidated EBITDA for the most recently ended Test Period as of such time and $26,623,550 for any transaction or series of related transactions, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the most recent balance sheet of the Borrower provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) that is at that time outstanding, not in excess (at the time of receipt of such Designated Non-Cash Consideration) of the greater of (x) $53,247,100 and (y) 10% of Consolidated EBITDA for the most recently ended Test Period as of such time, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(l) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m) Dispositions of any assets (including Equity Interests) (i) acquired in connection with any Permitted Acquisition or other Investment permitted hereunder, which assets are not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries and (ii) made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition;

(n) transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(o) Dispositions of property for Fair Market Value not otherwise permitted under this Section 6.05 having an aggregate purchase price not to exceed $100,000,000; and

(p) the sale or discount (with or without recourse) and related assets in connection with a Permitted Receivables Financing.

(q) Dispositions of Equity Interests of the Borrower in connection with any management incentive plan or other equity based compensation plan, in each case, established with respect to such Person and approved by such Person’s Board of Directors.

Notwithstanding the foregoing, if ABL Priority Collateral with a value in excess of $30,000,000 is the subject of any Disposition pursuant to this Section 6.05 (other than Section 6.05(b) (solely with respect to inventory) and any Disposition to a Loan Party), the Borrower shall deliver an updated Borrowing Base Certificate giving pro forma effect thereto; provided, that, to the extent that, at such time, the aggregate amount of outstanding Revolving Loans and the aggregate face amount of issued and outstanding Letters of Credit, when taken together, are less than or equal to 10.0% of the aggregate Revolving Commitments, no updated Borrowing Base Certificate shall be required to be delivered prior to the earlier of (x) the date on which any Borrowing Base Certificate is required to otherwise be delivered hereunder, (y) the consummation of any transaction made in reliance on any Payment Conditions baskets and (z) a borrowing under the Facility.

SECTION 6.06 [Reserved].

SECTION 6.07 Negative Pledge. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the Loan Documents; provided that the foregoing shall not apply to:

(a) restrictions and conditions imposed by (i) Requirements of Law, (ii) any Loan Document, (iii) any documentation relating to any Permitted Receivables Financing, (iv) [reserved] and (v) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (i) through (iv) above; provided that with respect to Indebtedness referenced in (A) clause (iv) above, such restrictions shall be no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or, in the case of Junior Financing, are market terms at the time of issuance and (B) clause (iv) above, such restrictions shall not expand the scope in any material respect of any such restriction or condition contained in the Indebtedness being Refinanced;

(b) customary restrictions and conditions existing on the Effective Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c) restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(d) customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing by such Indebtedness;

(f) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any Restricted Subsidiary;

(g) restrictions or conditions in any Indebtedness permitted pursuant to Section 6.01 that is incurred or assumed by Restricted Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or, in the case of Junior Financing, are market terms at the time of issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries;

(h) restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);

(i) restrictions set forth on Schedule 6.07 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(j) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.02 and applicable solely to such joint venture and entered into in the ordinary course of business; and

(k) customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations.

SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness; Certain Amendments.

(a) The Borrower will not, nor will it permit any Restricted Subsidiary to pay or make, directly or indirectly, any Restricted Payment, except:

(i) The Borrower and each Restricted Subsidiary may make Restricted Payments to the Borrower or any other Restricted Subsidiary; provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a wholly-owned Subsidiary of the Borrower, such Restricted Payment is made to the Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(ii) [reserved];

(iii) the Borrower may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(iv) Restricted Payments made to consummate the Transactions and pay fees and expenses related thereto;

(v) repurchases of Equity Interests in the Borrower (or Restricted Payments by the Borrower to allow repurchases of Equity Interest in any direct or indirect parent of the Borrower) deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such stock options or warrants;

(vi) Restricted Payments to the Borrower which the Borrower may use to redeem, acquire, retire or repurchase its Equity Interests (or any options, warrants, restricted stock units or stock appreciation rights issued with respect to any of such Equity Interests) (or make Restricted Payments to allow any of the Borrower’s direct or indirect parent companies to so redeem, retire, acquire or repurchase their Equity Interests) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of the Borrower (or any direct or indirect parent thereof) and the Restricted Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that the aggregate amount of Restricted Payments permitted by this clause (vi) after the Effective Date, together with the aggregate amount of loans and advances to the Borrower made pursuant to Section 6.04(m) in lieu thereof, shall not exceed the sum of (A) the greater of 10% of Consolidated EBITDA and $53,247,100 in any fiscal year of the Borrower and (B) the amount in any fiscal year equal to the cash proceeds of key man life insurance policies received by the Borrower or the Restricted Subsidiaries after the Effective Date; provided that any unused portion of the preceding basket calculated pursuant to clauses (A) and (B) above for any fiscal year may be carried forward to succeeding fiscal years;

(vii) Restricted Payments in cash to the Borrower and, where applicable, the Borrower may make Restricted Payments in cash:

(A) the proceeds of which shall be used by the Borrower to pay (or to make Restricted Payments to allow any direct or indirect parent of the Borrower to pay), for any taxable period for which the Borrower and/or any of its Subsidiaries are members of a consolidated, combined or unitary tax group for U.S. federal and/or applicable state, local or foreign income Tax purposes of which a direct or indirect parent of the Borrower is the common parent (a “Tax Group”), the portion of any U.S. federal, state, local or foreign Taxes (as applicable) of such Tax Group for such taxable period that are attributable to the income of the Borrower and/or its Subsidiaries; provided that Restricted Payments made pursuant to this clause (a)(vii)(A) shall not exceed the Tax liability that the Borrower and/or its Subsidiaries (as applicable) would have incurred were such Taxes determined as if such entity(ies) were a stand-alone taxpayer or a stand-alone group (but taking into account only such Tax attributes that are actually available to the Borrower and/or its Subsidiaries under applicable law for such taxable period); and provided, further, that Restricted Payments under this clause (A) in respect of any Taxes attributable to the income of any Unrestricted Subsidiaries of the Borrower may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to Borrower or its Restricted Subsidiaries;

(B) the proceeds of which shall be used by the Borrower to pay (or to make Restricted Payments to allow any direct or indirect parent of the Borrower to pay) (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business, (2) any reasonable and customary indemnification claims made by directors or officers of the Borrower (or any parent thereof) attributable to the ownership or operations of the Borrower and the Restricted Subsidiaries, (3) fees and expenses (x) due and payable by any of the Borrower and the Restricted Subsidiaries and (y) otherwise permitted to be paid by the Borrower and the Restricted Subsidiaries under this Agreement and (4) payments that would otherwise be permitted to be paid directly by the Borrower or the Restricted Subsidiaries pursuant to Section 6.09(iii);

(C) the proceeds of which shall be used by the Borrower to pay (or to make Restricted Payments to allow any direct or indirect parent of the Borrower to pay) franchise and similar Taxes, and other fees and expenses, required to maintain its corporate existence;

(D) the proceeds of which shall be used by the Borrower to make Restricted Payments permitted by Section 6.08(a)(v) or Section 6.08(a)(vi);

(E) to finance any Investment permitted to be made pursuant to Section 6.04 other than Section 6.04(m); provided that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (2) the Borrower shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to Section 6.04(b)) to be contributed to the Borrower or the Restricted Subsidiaries or (y) the Person formed or acquired to merge into or consolidate with the Borrower or any of the Restricted Subsidiaries to the extent such merger or consolidation is permitted in Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.11 and 5.12;

(F) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of the Borrower or any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries; and

(G) the proceeds of which shall be used by the Borrower to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses related to any equity or debt offering not prohibited by this Agreement (whether or not such offering is successful);

(viii) [reserved];

(ix) redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(x) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options and the vesting of restricted stock and restricted stock units;

(xi) the Borrower may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment) and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(xii) the declaration and payment of Restricted Payments on the Borrower’s common stock (or the payment of Restricted Payments to any direct or indirect parent company of the Borrower to fund a payment of dividends on such company’s common stock), following consummation of the IPO; provided that the aggregate amount of Restricted Payments made pursuant to this clause (xii) in any fiscal year shall not exceed an amount equal to 6.0% of the aggregate net cash proceeds of such IPO received by or contributed to the Borrower;

(xiii) payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or Immediate Family Members) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(xiv) additional Restricted Payments; provided that (A) at the time any such Restricted Payment is made, the applicable Payment Conditions are satisfied and (B) no Event of Default shall have occurred and be continuing; and

(xv) the distribution, by dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Permitted Investments).

(b) The Borrower will not, nor will it permit any Restricted Subsidiary to make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing (the foregoing, “Restricted Debt Payments”), except:

(i) payment of regularly scheduled interest and principal payments as, in the form of payment and when due in respect of any Indebtedness, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;

(ii) refinancings of Indebtedness with proceeds of Indebtedness permitted to be incurred under Section 6.01;

(iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower or any of its direct or indirect parent companies;

(iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, when taken together with the aggregate amount of loans and advances to the Borrower made pursuant to Section 6.04(m) in lieu of Restricted Payments permitted by this clause (iv) not to exceed the sum of (A) an amount at the time of making any such Restricted Debt Payment and together with any other Restricted Debt Payment made utilizing this clause (A) so long as no Event of Default shall have occurred and be continuing, or would result therefrom, not to exceed the greater of $106,494,200 and 20% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such prepayment, redemption, purchase, defeasance or other payment plus (B) the Available Equity Amount that is Not Otherwise Applied; and

(v) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity; provided that (A) no Event of Default shall have occurred or result therefrom and (B) at the time of any such payment made pursuant to this Section 6.08(b)(v), the applicable Payment Conditions are satisfied.

(c) The Borrower will not, nor will it permit any Restricted Subsidiary to, amend or modify any documentation governing any Junior Financing if the effect of such amendment or modification (when taken as a whole) is materially adverse to the Lenders.

Notwithstanding anything herein to the contrary, the foregoing provisions of Section 6.08 will not prohibit the payment of any Restricted Payment or the consummation of any irrevocable redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement.

For purposes of determining compliance with (i) Section 6.08(a), in the event that any Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (a)(i) through (a)(xv) above (or any subclause contained therein or any defined term used therein), the Borrower may, in its sole discretion, classify and reclassify or later divide, classify or reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or any portion thereof) and will only be required to include the amount and type of such Restricted Payment in one or more of the above clauses and (ii) Section 6.08(b), in the event that any Restricted Debt Payment meets the criteria of more than one of the categories of Restricted Debt Payments described in clauses (b)(i) through (b)(v) above (or any subclause contained therein or any defined term used therein), the Borrower may, in its sole discretion, classify and reclassify or later divide, classify or reclassify (based on circumstances existing on the date of such reclassification) such Restricted Debt Payment (or any portion thereof) and will only be required to include the amount and type of such Restricted Debt Payment in one or more of the above clauses.

SECTION 6.09 Transactions with Affiliates. The Borrower will not, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except

(i) (A) transactions with the Borrower or any Restricted Subsidiary and (B) transactions involving aggregate payments or consideration of less than the greater of 10% of Consolidated EBITDA and $53,247,100;

(ii) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(iii) (i) the Transactions and the payment of fees and expenses related to the Transactions and (ii) the performance of the IPO Separation Agreements (as in effect on the Effective Date or as amended or modified (when taken as a whole) in a manner that is not materially adverse to the Lenders);

(iv) issuances of Equity Interests of the Borrower to the extent otherwise permitted by this Agreement;

(v) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to Sections 6.04(b) and 6.04(p));

(vi) payments by the Borrower (and any direct or indirect parent thereof) and the Restricted Subsidiaries pursuant to tax sharing agreements among the Borrower (and any such parent thereof) and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(vii) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of the Borrower (or any direct or indirect parent company thereof) and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(viii) transactions pursuant to permitted agreements in existence or contemplated on the Effective Date and set forth on Schedule 6.09 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(ix) Restricted Payments permitted under Section 6.08;

(x) customary payments (including related indemnities and expense reimbursements) by the Borrower and any of the Restricted Subsidiaries to the Sponsors made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or financings), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of such Person in good faith including the payment of management and monitoring fees to certain of the Sponsors (or management companies of the Sponsors) in amounts contemplated by the services agreement entered into as of the Effective Date and any termination or success fees payable thereunder in connection with the early termination of such agreement);

(xi) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Borrower to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing) of the Borrower, any of the Subsidiaries or any direct or indirect parent thereof; and

(xii) transactions in connection with any Permitted Receivables Financing.

SECTION 6.10 Fixed Charge Coverage Ratio. The Borrower will not permit its Fixed Charge Coverage Ratio for any Test Period to be lower than 1.00 to 1.00; provided that such Fixed Charge Coverage Ratio will only be tested (a) on the date on which a Compliance Period begins, as of the last day of the Test Period ending immediately prior to the date on which such Compliance Period shall have commenced, and (b) as of the last day of each Test Period thereafter until such Compliance Period is no longer continuing.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:

(a) any Loan Party shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of the Restricted Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in completing any request for a Borrowing via the Portal, shall prove to have been incorrect in any material respect when made or deemed made, and such incorrect representation or warranty (if curable) shall remain incorrect for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(d) the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.04 (with respect to the existence of the Borrower), 5.10, 5.17 (during a Cash Dominion Period only) or in Article VI; provided that any Event of Default under Section 6.10 is subject to cure as provided in Section 7.03 and an Event of Default with respect to such Section shall not occur until the Cure Expiration Date;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days (or 5 Business Days (or 3 Business Days in the case of a Weekly Borrowing Base Certificate) in the case of Section 5.01(i)) after notice thereof from the Administrative Agent to the Borrower;

(f) the Borrower or any of the Restricted Subsidiaries shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization, examination or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a material part of its assets, under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, trustee, administrator, monitor, liquidator, custodian, examiner, sequestrator, conservator, liquidator or similar official for the Borrower or any Material Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization, arrangement, consolidation, examination or other relief under any federal, state, provincial or foreign bankruptcy, insolvency, receivership, arrangement or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a receiver, interim receiver, trustee, administrator, monitor, liquidator, custodian, examiner, sequestrator, conservator, liquidator or similar official or similar official for the Borrower or any Material Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j) one or more enforceable judgments for the payment of money in an aggregate amount in excess of $99,838,312.50 (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied its obligation) shall be rendered against any Loan Party, any of the Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of the Loan Parties and the Restricted Subsidiaries, taken as a whole, to enforce any such judgment;

(k) (i) an ERISA Event occurs that has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect, in each case, that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect;

(l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code continuation statements or similar filings, (iii) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) as a result of acts or omissions of the Administrative Agent or any Lender;

(m) any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(n) any Guarantees by the Borrower or any Subsidiary Loan Party pursuant to the Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents);

(o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02 Application of Proceeds. After the exercise of remedies or acceleration of the Loans provided for in Section 7.01, any amounts received on account of the Secured Obligations shall be applied as follows:

(a) any amounts received on account of the Secured Obligations (other than proceeds of the Collateral) shall, subject to the provisions of Sections 2.20 and 2.24(i), be applied ratably by the Administrative Agent, in the following order:

First, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith (other than in respect of Secured Cash Management Obligations, Secured Bank Product Obligations or Secured Swap Obligations);

Second, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith (other than in respect of Secured Cash Management Obligations, Secured Bank Product Obligations or Secured Swap Obligations);

Third, to interest then due and payable on the any Swingline Loans;

Fourth, to the principal balance of the Swingline Loans outstanding until the same has been prepaid in full;

Fifth, to interest then due and payable on Revolving Loans and other amounts due pursuant to Sections 2.13, 2.14 and 2.15;

Sixth, to cash collateralize all LC Exposures (to the extent not otherwise cash collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Seventh, to the principal balance of Revolving Exposure then outstanding and all Secured Obligations on account of Noticed Hedges (in an amount not to exceed the associated Secured Hedge Reserves), on account of Noticed Cash Management Obligations (in an amount not to exceed the aggregate amount of the associated Secured Cash Management Reserves) and on account of Bank Product Obligations (in an amount not to exceed the aggregate amount of the associated Bank Product Reserves) with Secured Parties, pro rata;

Eighth, to all other Secured Obligations pro rata; and

Ninth, the balance, if any, as required by the ABL Intercreditor Agreement or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns).

Amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Amounts distributed with respect to any Secured Cash Management Obligations or Secured Swap Obligations shall be the lesser of the maximum Secured Cash Management Obligations or Secured

Swap Obligations, as applicable, under the Facility last reported to the Administrative Agent or the actual Secured Cash Management Obligations or Secured Swap Obligations, as applicable, as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Cash Management Obligations, Secured Bank Product Obligations or Secured Swap Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party. If a Secured Party fails to deliver such calculation within five days following request by the Administrative Agent, the Administrative Agent may assume the amount to be distributed is zero.

In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Eighth of this Section 7.02(a), the Loan Parties shall remain liable for any deficiency. Notwithstanding the foregoing provisions, this Section 7.02 is subject to the provisions of the ABL Intercreditor Agreement.

(b) any proceeds of Collateral received by the Administrative Agent shall be applied ratably in the following order:

First, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith due from the Loan Parties (other than in respect of Secured Cash Management Obligations, Secured Bank Product Obligations or Secured Swap Obligations);

Second, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith (other than in respect of Secured Cash Management Obligations, Secured Bank Product Obligations or Secured Swap Obligations) due from the Loan Parties;

Third, to interest then due and payable on any Swingline Loans;

Fourth, to the principal balance of any Swingline Loans outstanding until the same has been prepaid in full;

Fifth, to interest then due and payable on Revolving Loans and other amounts due pursuant to Sections 2.13, 2.14 and 2.15;

Sixth, to the principal balance of any Protective Advances then outstanding;

Seventh, to cash collateralize all LC Exposure (to the extent not otherwise cash collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Eighth, to the principal balance of Revolving Exposure then outstanding and Secured Obligations of the Loan Parties on account of Noticed Hedges (in an amount not to exceed the associated Secured Hedge Reserves), on account of Noticed Cash Management Obligations (in an amount not to exceed the aggregate amount of the associated Secured Cash Management Reserves) and on account of Bank Product Obligations (in an amount not to exceed the aggregate amount of the associated Bank Product Reserves) with Secured Parties, pro rata;

Ninth, to all other Secured Obligations pro rata; and

Tenth, the balance, if any, as required by the ABL Intercreditor Agreement or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns).

(c) Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth in Section 4.02 of the Collateral Agreement and/or the similar provisions in the other Security Documents.

SECTION 7.03 Cure Right.

(a) Notwithstanding anything to the contrary contained in this Article VII, in the event that the Borrower fails to comply with the requirements of Section 6.10, until the expiration of the 10th Business Day subsequent to the later of (x) the first day of the applicable Compliance Period or (y) the date the Compliance Certificate is required to be delivered pursuant to Section 5.01(c) for the applicable Test Period (the “Cure Expiration Date”), the Borrower (or any direct or indirect parent thereof) shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to (or in the case of any direct or indirect parent of the Borrower, receive equity interests in the Borrower for its cash contributions to) the capital of the Borrower (collectively, the “Cure Right”), and upon contribution of such cash in return for common Equity Interests of the Borrower (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right, the Fixed Charge Coverage Ratio under Section 6.10 shall be recalculated giving effect to the following pro forma adjustments:

(i) EBITDA shall be increased with respect to such applicable fiscal quarter and any Test Period that contains such fiscal quarter, solely for the purpose of measuring the Fixed Charge Coverage Ratio under Section 6.10 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

(ii) [reserved]; and

(iii) if, after giving effect to the foregoing pro forma adjustments, the Borrower shall then be in compliance with Section 6.10, the Borrower shall be deemed to have satisfied the requirements of Section 6.10 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.10 that had occurred shall be deemed cured for purposes of this Agreement.

(b) Notwithstanding anything herein to the contrary, (i) in each twelve calendar month period there shall be at least two three-calendar month periods during which the Cure Right is not exercised, (ii) there shall be no more than five Cure Rights exercised during the term of this Agreement, (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.10 and (iv) all Cure Amounts shall be disregarded for purposes of determining any baskets or ratios with respect to the other covenants contained in the Loan Documents and for purposes of determining Excess Availability and Specified Excess Availability.

(c) Notwithstanding anything to the contrary contained in Section 7.01, upon contribution of the Cure Amount (and designation thereof) by the Borrower, the requirements of Section 6.10 shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the requirements of Section 6.10 and any Event of Default under Section 6.10 (and any other Default as a result thereof) shall be deemed not to have occurred for purposes of the Loan Documents.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01 The Administrative Agent.

Each of the Lenders hereby irrevocably appoints Wells Fargo Bank, National Association to serve as Administrative Agent and trustee under the Loan Documents and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and none of the Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions. Further, the Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a Person to whom any Secured Obligations are owed) and each of the Issuing Banks hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender or Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Loan Document Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents, trustees and attorneys-in-fact appointed by the Administrative Agent pursuant to this Section 8.01 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII (including paragraph 13 hereof) and Article IX (as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Each Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, no Administrative Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to the Administrative Agent for the account of the Lenders and, except with respect to Events of Default of which the Administrative Agent has actual knowledge, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” The Administrative Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which the Administrative Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and the Administrative Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to the succeeding paragraph, the Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article VII; provided, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable. The Administrative Agent shall not be responsible for nor have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. The Administrative Agent shall have no obligation to any Lenders (or other Secured Parties) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or its Subsidiaries. The Administrative Agent shall have no liability to any Lender, any Loan Party or any of their respective Affiliates if any request for a Loan, Letter of Credit or other extension of credit was not authorized by the Borrower.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Responsible Officer or Financial Officer of such Person). The Administrative Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Financial Officer or a Responsible Officer of such Person). The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

Subject to the appointment and acceptance of a successor as provided in this paragraph, the Administrative Agent may resign upon 30 days’ notice to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrower’s consent (unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If, at the time that the Administrative Agent’s resignation is effective, it is acting as the Swingline Lender, such resignation shall also operate to effectuate its resignation as the Swingline Lender and it shall automatically be relieved of any further obligation to make Swingline Loans. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent, which shall be (a) an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank and (b) approved by the Borrower (unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing); provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment by the date that is 35 days after the relevant notice of resignation was given by the Administrative Agent, then such resignation shall nonetheless become effective (the earlier to occur of the date upon which the retiring Administrative Agent is replaced and the date such resignation otherwise becomes effective, the “Resignation Effective Date”).

If the Person serving as the Administrative Agent is a Defaulting Lender, the Required Lenders and the Borrower may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Joint Bookrunner or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Bookrunner or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender (or other Secured Party) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any other Person party to a Loan Document that may come into the possession of the Administrative Agent. Each Lender (and each other Secured Party) acknowledges that the Administrative Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Secured Party) with any credit or other information with respect to the Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into the Administrative Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

The Administrative Agent may incur and pay expenses on behalf of the Lenders to the extent the Administrative Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, solely to the extent the Borrower is obligated to reimburse the Administrative Agent or Lenders for such expenses pursuant to this Agreement; provided that the foregoing shall not create any reimbursement obligation on the part of the Borrower that is otherwise inconsistent with Section 9.03(a). The Administrative Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by the Administrative Agent to reimburse the Administrative Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event the Administrative Agent is not reimbursed for such costs and expenses by the Loan Parties and their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to the Administrative Agent such Lender’s ratable share thereof. If the transactions contemplated hereby are consummated, each of the Lenders on a ratable basis, shall indemnify and defend the Administrative Agent (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so) from and against any and all indemnified liabilities; provided, that no Lender shall be liable for the payment to the Administrative Agent of any portion of such liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this paragraph shall survive the payment of all Secured Obligations hereunder and the resignation or replacement of the Administrative Agent.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or Incremental Facility Amendment pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

The Administrative Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by a Loan Party or any of its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that the Administrative Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise expressly provided herein.

No Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents, in connection with any Loan, Letter of Credit or otherwise in its capacity as a Lender, may be exercised solely by the Administrative Agent on behalf of the Lenders in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions.

Notwithstanding anything herein to the contrary, neither any Joint Bookrunner nor any Person named on the cover page of this Agreement as a Lead Arranger, a Syndication Agent, a Co-Manager, a Senior Managing Agent or a Co-Documentation Agent have any duties or obligations under this Agreement or any other Loan Document (except in its capacity as a Lender), but all such Persons shall have the benefit of the indemnities provided for hereunder, including under Section 9.03, fully as if named as an indemnitee or indemnified person therein and irrespective of whether the indemnified losses, claims, damages, liabilities and/or related expenses arise out of, in connection with or as a result of matters arising prior to, on or after the effective date of any Loan Document.

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Section 2.15, each Lender shall, and does hereby, indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the U.S. Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

The Administrative Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Administrative Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver possession or control of such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.

Each party to this Agreement hereby appoints the Administrative Agent to act as its agent under and in connection with the relevant Security Documents, acknowledges that the Administrative Agent is the beneficiary of the parallel debt referred to in the relevant Security Documents and the Administrative Agent will accept the parallel debt arrangements reflected in the relevant Security Documents on its behalf and will enter into the relevant Security Documents as pledgee in its own name.

By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Loan Party or its Subsidiaries (each, a “Report”) prepared by or at the request of the Administrative Agent, and the Administrative Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that the Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or other party performing any field examination will inspect only specific information regarding the Loan Parties and their Subsidiaries and will rely significantly upon the Borrower’s and its Subsidiaries’ books and records, as well as on representations of Borrower’s personnel,

(d) agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with this Agreement, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower, and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing, any Lender may from time to time request of the Administrative Agent in writing that the Administrative Agent provide to such Lender a copy of any report or document provided by any Loan Party or its Subsidiaries to the Administrative Agent that has not been contemporaneously provided by such Loan Party or such Subsidiary to such Lender, and, upon receipt of such request, the Administrative Agent promptly shall provide a copy of same to such Lender.

Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of the Administrative Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Administrative Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in this Article XVIII, no Lender shall have any liability for the acts of any other Lender. No Lender shall be responsible to the Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

SECTION 8.02 Erroneous Payment.

(a) Each Lender, Issuing Bank and Secured Party (on behalf of itself and any Person who shall receive funds on behalf of such Lender, Issuing Bank or Secured Party, collectively, a “Payment Recipient”) hereby agrees that (x) if the Administrative Agent notifies such Payment Recipient that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient), and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Payment Recipient shall not assert any right or claim to any Erroneous Payments, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Payment Recipient under this Section 8.02 shall be conclusive, absent manifest error.

(b) Each Payment Recipient hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Erroneous Payment. Each Payment Recipient agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Payment Recipient shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a), this clause (b) or under the indemnification provisions of this Agreement. For the avoidance of doubt, the Borrower or any Loan Party shall continue to be deemed to have performed any and all payment obligations with respect to any amount subject to such set off, netting or application pursuant to the preceding sentence and no Event of Default pursuant to, inter alia Section 7.01(a) and/or (b) shall result therefrom.

(c) In the event an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clauses (a) and (b), from any Lender, Issuing Bank or Secured Party that has received such Erroneous Payment (or portion thereof) (or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s demand therefor in accordance with the preceding clauses (a) and (b), the Administrative Agent may elect, in its sole discretion on written notice to such Lender, Issuing Bank or Secured Party, that all rights and claims of such Lender, Issuing Bank or Secured Party with respect to the Loans or other Obligations owed to such Person up to the amount of the corresponding Erroneous Payment Return Deficiency shall immediately vest in the Administrative Agent upon such election; and after such election, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount equal to the Erroneous Payment Return Deficiency (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform approved by the Administrative Agent as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment and (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender. For the avoidance of doubt, no vesting, Erroneous Payment Deficiency Assignment or sale pursuant to this clause will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.

(d) The parties hereto agree that an Erroneous Payment shall not, in and of itself, be deemed to pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of paying, prepaying, repaying, discharging or otherwise satisfying any Secured Obligations owed by the Borrower or any other Loan Party.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, this Section 8.02 will not create any additional Secured Obligations of the Loan Parties under the Loan Documents or otherwise increase or alter such Secured Obligations (other than having consented to the assignment referenced in Section 8.02(c)).

(f) Each party’s obligations, agreements and waivers under this Section 8.02 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, Issuing Bank or Secured Party, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, e-mail or other electronic transmission, as follows:

(a) If to the Borrower, to (A) it at Chewy, Inc., 7700 West Sunrise Boulevard, Plantation, FL 33322, Attn: David Reeder, (Phone (786) 320-7111, Email: dreeder@chewy.com) and (B) to c/o/ BC Partners, Inc., 650 Madison Avenue, Floor 3, New York, New York 10022, Attn: Michael Chang (Phone (212) 891-2880, Email: Michael.Chang@BCPartners.com) and David Leland (Phone (212) 891-2880, Email: David.Leland@BCPartners.com);

(b) If to the Administrative Agent, to Wells Fargo Bank, National Association at 125 High Street, 11th Floor, MAC J9226-114, Boston, MA 02110, Attn: Jai Alexander, (Phone 617-854-4347, Email: jai.alexander@wellsfargo.com); and

(c) if to any other Lender, to it at its address (or fax number or email address) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

The Borrower may change its address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agent, the Administrative Agent may change its address, email or facsimile number for notices and other communications hereunder by notice to the Borrower and any Lender may change its address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agent. Notices and other communications to the Lenders hereunder may also be delivered or furnished by electronic transmission (including email and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic transmission.

Each Loan Party hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including the giving and receipt of notices, it being understood that the Borrower will receive the proceeds of the Initial Loans on the Effective Date.

Notwithstanding anything herein or in any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to Jai Alexander (Email: jai.alexander@wellsfargo.com) or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Borrower (which notice shall be effective upon acknowledgement of receipt thereof by the Borrower). Nothing in this paragraph shall prejudice the right of the Administrative Agent or any Lender Party to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.

Each of the Lenders and each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lender Parties by posting such Approved Electronic Communications on IntraLinks™, SyndTrak or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lender Parties and each Loan Party acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lender Parties and each Loan Party hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

SECTION 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Section 2.12(b) with respect to any alternate rate of interest, Section 2.18 with respect to any Incremental Commitments and Section 2.22 with respect to any Permitted Amendment, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent (to the extent that such waiver, amendment or modification does not affect the rights, duties, privileges or obligations of the Administrative Agent under this Agreement, the Administrative Agent shall execute such waiver, amendment or other modification to the extent approved by the Required Lenders) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness in principal) or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definitions of Average Excess Availability or Average Revolving Loan Utilization or in the component definitions thereof shall not constitute a reduction of interest or fees), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.11(f), (iii) postpone the maturity of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension of any maturity date), or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (iv) change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby, provided that any such change which is in favor of a Class of Lenders holding Loans maturing after the maturity of other Classes of Lenders (and only takes effect after the maturity of such other Classes of Loans or Commitments) will require the written consent of the Required Lenders with respect to each Class directly and adversely affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or “Super Majority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release all or substantially all the value of the Guarantees under the

Guarantee Agreement (except as expressly provided in the Loan Documents) without the written consent of each Lender (other than a Defaulting Lender or a Disqualified Lender), (vii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (other than a Defaulting Lender or a Disqualified Lender) (except as expressly provided in the Loan Documents), (viii) increase any advance rates under the definition of Borrowing Base (provided that the foregoing shall not impair the ability of the Administrative Agent to add, remove, reduce or increase reserves against the ABL Priority Collateral included in the Borrowing Base in its Permitted Discretion) without the written consent of each Lender (other than a Defaulting Lender) adversely affected thereby, (ix) change any of the provisions of Section 2.16(b) or Section 7.02 without the written consent of each Lender (other than a Defaulting Lender) directly and adversely affected thereby, (x) change the priority of the ABL Priority Collateral to any priority subordinated to such initial priority without the written consent of each Lender (other than a Defaulting Lender) except as expressly provided in the Loan Documents, or (xi) other than as set forth under clause (viii), change the definition of Borrowing Base (provided that the foregoing shall not impair the ability of the Administrative Agent to add, remove, reduce or increase reserves against the ABL Priority Collateral included in the Borrowing Base in its Permitted Discretion), or any of the component definitions thereof which result in increased Excess Availability without the written consent of the Super Majority Lenders under the Facility; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent, (B) no such agreement shall amend, modify or otherwise affect the rights or duties of an Issuing Bank without the prior written consent of such Issuing Bank, (C) no such agreement shall amend, modify or otherwise affect the rights or duties of the Swingline Lender without the prior written consent of the Swingline Lender, (D) the Administrative Agent may, from time to time on and after the Effective Date, without any further consent of any Lender, Issuing Bank or counterparty to any Secured Cash Management Obligation, Secured Bank Product Obligation or Secured Swap Obligation, enter into an ABL Intercreditor Agreement and amendments to, amendments and restatements of, and/or replacements of, such ABL Intercreditor Agreement, and enter into any other intercreditor agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted under this Agreement, in each case in order to effect the first-priority Liens of the ABL Priority Collateral and to provide for certain additional rights, obligations and limitations in respect of, any Liens required by the terms of this Agreement to be junior priority Liens or other Liens that are, in each case, incurred in accordance with Article VI of this Agreement, and to establish certain relative rights as between the holders of the Secured Obligations and the holders of the Indebtedness secured by such Liens; provided that the definition of ABL Priority Collateral shall not be amended or modified without the consent of the Required Lenders, and (E) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency. Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents; provided that such credit facilities shall be pari passu or junior in terms of priority of Collateral and payment with the Secured Obligations and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion, (b) this Agreement and other Loan Documents may be amended or supplemented by an agreement or agreements in writing entered into by the Administrative Agent and the Borrower or any Loan Party as to which such agreement or agreements is to apply, without the need to obtain the consent of any Lender, to include additional “parallel debt” or similar provisions, and any authorizations or granting of powers by the Lenders and the other Secured Parties in favor of the Administrative Agent, in each case required to create in favor of the Administrative Agent any security interest contemplated to be created under this Agreement, or to perfect any such security interest, where the Administrative Agent shall have been advised by its counsel that such provisions are necessary or advisable under local law for such purpose (with the Borrower hereby agreeing to, and to cause its subsidiaries to, enter into any such agreement or agreements upon reasonable request of the Administrative Agent promptly upon such request) and (c) upon notice thereof by the Borrower to the Administrative Agent with respect to the inclusion of any previously absent financial maintenance covenant, this Agreement shall be amended by an agreement in writing entered into by the Borrower and the Administrative Agent without the need to obtain the consent of any Lender to include such covenant on the date of the incurrence of the applicable Indebtedness to the extent required by the terms of such definition or section.

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts, payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Loans of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class) or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (ii) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

(e) [Reserved].

(f) Notwithstanding anything to the contrary contained in this Section 9.02, the Guarantee, the Security Documents and related documents executed by Subsidiaries in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause the Guarantee, Security Documents or other document to be consistent with this Agreement and the other Loan Documents (including by adding additional parties as contemplated herein).

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay, if the Effective Date occurs, (i) all reasonable and documented or invoiced out of pocket expenses incurred by the Administrative Agent and its Affiliates (without duplication), including the reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP and to the extent reasonably determined by the Administrative Agent to be necessary one local counsel in each applicable jurisdiction or otherwise retained with the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed), in each case for the Administrative Agent, and to the extent retained with the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed), consultants, in connection with their due diligence investigation, the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof and (ii) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent and the Lenders, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that such counsel shall be limited to one lead counsel and one local counsel in each applicable jurisdiction and, in the case of an actual or perceived conflict of interest, one additional counsel per affected party.

(b) The Borrower shall indemnify each Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of one counsel and one local counsel in each applicable jurisdiction (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional counsel for such affected Indemnitee) for all Indemnitees (which may include a single special counsel acting in multiple jurisdictions), incurred by or asserted against any Indemnitee by any third party or by the Borrower or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of any Letter of Credit, Issuer Document, Loan Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Letters of Credit, Issuer Documents, Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom, (iii) to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence or Release of Hazardous Materials on, at or from any property currently or formerly owned or operated by the Borrower or any Restricted Subsidiary, or any other Environmental Liability, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Subsidiary and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Letters of Credit, Issuer Documents or Loan Documents by, such Indemnitee or its Related Parties or (ii) any dispute between and among indemnified persons that does not involve an act or omission by the Borrower or any of the Restricted Subsidiaries except that each Agent, the Lead Arrangers and the Joint Bookrunners shall be indemnified in their capacities as such to the extent that none of the exceptions set forth in clause (i) applies to such Person at such time. This paragraph shall not apply to Taxes other than any Taxes with respect to losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, and without limiting the Borrower’s obligation to do so, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate outstanding Loans and unused Commitments at the time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02 (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d) To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Platform or otherwise via the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of the Letters of Credit, Issuer Documents or Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Letters of Credit, Issuer Document, Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

SECTION 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it under the Facility) with the prior written consent (such consent (except with respect to assignments to competitors of the Borrower) not to be unreasonably withheld or delayed) of (A) the Borrower, provided that no consent of the Borrower shall be required (x) if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing or (y) for assignments to existing Revolving Lenders; and provided, further, that the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the Administrative Agent, and (C) the Swingline

Lender, the Administrative Agent, and each Issuing Bank under the Facility. Notwithstanding anything in this Section 9.04 to the contrary, if the consent of the Borrower is otherwise required by this paragraph with respect to any assignment of Loans, and the Borrower has not given the Administrative Agent written notice of its objection to such assignment within 15 Business Days after written notice to the Borrower, the Borrower shall be deemed to have consented to such assignment.

(ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate or branch of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 and integral multiples of $1,000,000 in excess thereof, in each case unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that (x) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (y) such fee shall not apply in respect of assignments by any Person who was a Revolving Lender (or an Affiliate of a Person who was a Revolving Lender) on the Effective Date); provided that assignments made pursuant to Section 2.17(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective and (D) the assignee, if it shall not be a Lender, shall deliver to the Borrower and the Administrative Agent any tax forms required by Section 2.15(e) and shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.13, 2.14 and 2.15 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it, and principal and interest amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.15(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other Persons (other than to a Person that is not an Eligible Assignee; provided that for the purposes of this provision, Disqualified Lenders shall be deemed to be Eligible Assignees unless a list of Disqualified Lenders has been made available to all Lenders by the Borrower) (a “Participant”), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 9.08 as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 or Section 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior consent (not to be unreasonably withheld or delayed).

(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive (absent manifest error), and each Person whose name is recorded in the Participant Register pursuant to the terms hereof shall be treated as a Participant for all purposes of this Agreement, notwithstanding notice to the contrary.

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(f) No Lender may assign any portion of its Commitments or Loans hereunder to any Disqualified Lender or to the Borrower or any Affiliate of the Borrower.

(g) Notwithstanding anything herein or in any other Loan Document to the contrary, the Administrative Agent shall not (i) except to the extent of its own gross negligence or willful misconduct in taking or failing to take any action, be responsible for, have any liability with respect to, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders or have any liability with respect to or arising out of any assignment or participation of Loans or Commitments to any Disqualified Lender and (ii) except to the extent arising out of its or its Related Parties’ gross negligence or willful misconduct, have any liability with respect to any disclosure of confidential information to any Disqualified Lender.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14 and 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(e) or (f).

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender or Issuing Bank shall notify the Borrower and the Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or Issuing Bank may have. Notwithstanding the foregoing, no amount set off from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process; Process Agent.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) Each of parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality.

(a) The Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the relevant Administrative Agent or the relevant Lender, as applicable), (b) (x) to the extent requested by any governmental or regulatory (including self-regulatory) authority, required by applicable law or by any subpoena or similar legal process or (y) necessary in connection with the exercise of remedies; provided that, (i) in each case, unless prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower of any request by any governmental or regulatory (including self-regulatory) agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental or regulatory (including self-regulatory) agency or other examinations of such Lender by such governmental regulatory (including self-regulatory) agency) for disclosure of any such non-public information prior to disclosure of such information and (ii) in the case of clause (y) only, each Lender and the Administrative Agent shall use reasonable best efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies, and provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any of their Subsidiaries, (c) to any other party to this Agreement, (d) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to any Loan Party or their Subsidiaries and its obligations under the Loan Documents, (e) with the consent of the Borrower, in the case of Information provided by the Borrower or any Subsidiary, (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower, (g) to any ratings agency or the CUSIP Service Bureau on a confidential basis, (h) to the extent that such information is independently developed by the Administrative Agent or any Lender or (i) for purposes of establishing a “due diligence” defense. In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Borrowings hereunder. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower, any Subsidiary or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE APPLICABLE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE APPLICABLE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13 Patriot Act. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of Title III of the USA Patriot Act; the Beneficial Ownership Regulation, and other applicable anti-money laundering, anti-terrorist financing, economic or trade sanctions and “know your client” policies, regulations, laws or rules (collectively, including any guidelines or orders thereunder, “AML Legislation”) it is required to obtain, verify and record information that identifies each Loan Party, which information includes the legal name and address of such Loan Party and other information that will allow such Lender, Issuing Bank or Administrative Agent, as applicable, to identify each Loan Party in accordance with the Title III of the USA Patriot Act; the Beneficial Ownership Regulation and/or the AML Legislation.

SECTION 9.14 Judgment Currency.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Loan Parties in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the applicable Loan Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.15 Release of Liens and Guarantees. A Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, (1) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a merger with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary) or (2) upon the request of the Borrower, in connection with a transaction permitted under this Agreement, as a result of which such Subsidiary Loan party ceases to be a wholly-owned Subsidiary; provided that, in either case, if ABL Priority Collateral with a value in excess of $30,000,000 is owned by such subsidiary, the Borrower shall deliver an updated Borrowing Base Certificate giving pro forma effect thereto; provided, that, to the extent that, at such time, the aggregate amount of outstanding Revolving Loans and the aggregate face amount of issued and outstanding Letters of Credit, when taken together, are less than or equal to 10.0% of the aggregate Revolving Commitments, no updated Borrowing Base Certificate shall be required to be delivered prior to the earlier of (x) the date on which any Borrowing Base Certificate is required to otherwise be delivered hereunder, (y) the consummation of any transaction made in reliance on any Payment Conditions baskets and (z) a borrowing under the Facility. Upon (i) any sale or other transfer by any Loan Party (other than to the Borrower or any Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement or (ii) the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or the release of any Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such guarantee shall be automatically released. Upon termination of the aggregate Commitments and payment in full of all Loan Document Obligations (other than contingent indemnification obligations), all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. The Lenders irrevocably authorize the Administrative Agent to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv) or (xii) to the extent required by the terms of the obligations secured by such Liens pursuant to documents reasonably acceptable to the Administrative Agent).

SECTION 9.16 No Fiduciary Relationship. The Borrower and each Loan Party, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, each Loan Party, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their respective Affiliates and branches, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Banks or any of their respective Affiliates or branches, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.17 Secured Cash Management Obligations, Secured Bank Product Obligations and Secured Swap Obligations. Except as otherwise expressly set forth herein or in any Guarantee or any Security Document, no party to any Secured Cash Management Obligation, Secured Bank Product Obligation or Secured Swap Obligation that obtains the benefits of Section 7.02, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Obligations, Secured Bank Product Obligations and Secured Swap Obligations unless the Administrative Agent has received written notice of such Secured Cash Management Obligations, Secured Bank Product Obligations or Secured Swap Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Agent, Lender or Affiliate of an Agent or Lender party thereto.

SECTION 9.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.19 Certain ERISA Matters

(i) Each Lender (x) represents and warrants, as of the date such Person became a Lender under the Agreement and (y) covenants, from the date such Person became a Lender under the Agreement to the date such Person ceases being a Lender party to the Agreement, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(1) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3- 101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(2) the transaction exemption set forth in one or more prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time (“PTEs”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Agreement,

(3) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PT E 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and the Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and the Agreement, or

(4) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, the Borrower, and such Lender.

(ii) In addition, unless either (1) sub-clause (1) in the immediately preceding clause (i) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (4) in the immediately preceding clause (i), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 9.20 Intercreditor Agreements.

(a) Notwithstanding anything to the contrary herein, the ABL Intercreditor Agreement shall be deemed to be reasonable and acceptable to the Administrative Agent and the Lenders, and the Administrative Agent and the Lenders shall be deemed to have consented to the use of such intercreditor agreement (and to the Administrative Agent’s execution thereof) in connection with any Indebtedness permitted to be incurred, issued and/or assumed by the Borrower or any of its Subsidiaries pursuant to Section 6.01 and expressly contemplated as being subject to the ABL Intercreditor Agreement.

Notwithstanding anything to the contrary set forth herein, to the extent the Administrative Agent enters into an ABL Intercreditor Agreement or any other intercreditor agreement in accordance with the terms hereof, this Agreement will be subject to the terms and provisions of such ABL Intercreditor Agreement or other intercreditor agreement. In the event of any inconsistency between the provisions of this Agreement and any such ABL Intercreditor Agreement or other Intercreditor Agreement, the provisions of the ABL Intercreditor Agreement or such other intercreditor agreement govern and control. The Lenders acknowledge and agree that the Administrative Agent is authorized to, and the Administrative Agent agrees that with respect to any applicable secured Indebtedness permitted to be incurred under this Agreement and expressly contemplated as being subject to such ABL Intercreditor Agreement or such other intercreditor agreement, upon request by the Borrower, it shall, enter into an ABL Intercreditor Agreement or any other intercreditor agreement, as applicable, in accordance with the terms hereof. The Lenders hereby authorize the Administrative Agent to (a) enter into any such ABL Intercreditor Agreement or any such other intercreditor agreement, (b) bind the Lenders on the terms set forth in such ABL Intercreditor Agreement or any such other intercreditor agreement and (c) perform and observe its obligations under such ABL Intercreditor Agreement or any such other intercreditor agreement.

SECTION 9.21 Acknowledgement Regarding any Supported ~~OFCs~~QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages follow.]